As filed with the U.S. Securities and Exchange Commission on December 11, 2023.

Registration No. 333-274115

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW CENTURY LOGISTICS (BVI) LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Office A-E, 33/F, King Palace Plaza,

55 King Yip Street, Kwun Tong,

Kowloon, Hong Kong

Tel: +852 2148 6328

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Huan Lou, Esq. David B. Manno, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700	Michael Blankenship Winston & Strawn LLP 800 Capitol St., Suite 2400 Houston, TX77002-2925 Telephone: (713) 651 2600

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION, DATED DECEMBER 11, 2023

2,500,000 Ordinary Shares

NEW CENTURY LOGISTICS (BVI) LIMITED

This is an initial public offering of New Century Logistics (BVI) Limited, a British Virgin Islands business company. Our principal place of business is in Hong Kong. We are offering, on a firm commitment basis, ordinary shares, of no par value, or the Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We expect the offering price to be between $4.0 and $5.0 per Ordinary Share.

We plan to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “NCEW.” This offering is contingent upon the final approval from Nasdaq for our listing on Nasdaq Capital Market. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq Capital Market. Further, there can be no assurance that the offering will be closed and our Ordinary Shares will be trading on the Nasdaq Capital Market. We will not proceed to consummate this offering if Nasdaq denies our listing.

Throughout this prospectus, unless the context indicates otherwise, references to “NC Logistics” refer to New Century Logistics (BVI) Limited, a British Virgin Islands business company, and references to “we,” or the “Company” are to NC Logistics and its consolidated subsidiaries.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

We are a holding company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations, our operations are conducted by our direct and indirect wholly-owned subsidiaries, namely New Century Logistics Company Limited (“NCL (HK)”), a company incorporated in Hong Kong with limited liability, GLF Cargo Services Limited (“GLF”), a company incorporated in Hong Kong with limited liability and Win-Tec Transportation Company Limited (“Win-Tec”), a company incorporated in Hong Kong with limited liability. This is an offering of the Ordinary Shares of NC Logistics, the holding company incorporated in BVI, and not for the shares of our operating subsidiaries in Hong Kong. You may never directly hold any equity interest in our operating subsidiaries.

Pursuant to the Basic Law (the “Basic Law”) of the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”), which is the constitutional document of Hong Kong, the laws in force in Hong Kong shall include the Basic Law, the laws previously in force in Hong Kong except for that contravene the Basic Law or amended by the legislature of Hong Kong and the laws enacted by the legislature of Hong Kong. National laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Standing Committee of the National People’s Congress of the PRC may, after consulting the Committee for the Basic Law of Hong Kong and the Government of Hong Kong, add to or delete from the list of laws in Annex III to the Basic Law. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

We are subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and all the material legal and operational risks associated with being based in and having operations in the PRC also apply to operations in Hong Kong. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Ordinary Shares to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline or become worthless.

We are also aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland Chinese based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In addition, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, we are not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. The laws and regulations of Mainland China do not currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of Mainland China. Furthermore, On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines. The Trial Measures will come into effect on March 31, 2023, which refines the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million and RMB 10.0 million. Given that we are not a PRC domestic company, we are not required to register with CSRC as per the Trial Measures. On February 24, 2023, the CSRC, the Ministry of Finance of the PRC, the National Administration of State Secrets Protection and the National Archives Administration of China jointly published the Provisions on Strengthening the Confidentiality and Archives Management Work Relating to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Confidentiality and Archives Administration, and, which became effective on March 31, 2023. The Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant PRC laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the entities shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC or any other PRC governmental authorities with respect to this offering. As the Circular and Trial Measures were newly published and there exists uncertainty with respect to the filing requirements and their implementation, if we are required to submit to the CRSC and complete the filing procedure, we cannot be sure that we will be able to complete such filings in a timely manner, or at all. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what potential impact such modified or new laws and regulations will have on NC Logistics’ or any of our subsidiaries’ daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If there is significant change to current political arrangements between Mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operated in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors - Risks Related to Our Corporate Structure” beginning on page 25 and “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 27 of this prospectus for more information.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ZH CPA, LLC is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. Notwithstanding the foregoing, in the event that, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering- Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.” on page 31 and “The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.” on page 33 of this prospectus for more information.

NC Logistics is permitted under the laws of BVI to provide funding to our subsidiaries, namely NCL (HK), GLF and Win-Tec through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitation under the laws of BVI on NC Logistics’ ability to distribute earnings from its businesses, including subsidiaries, to the U.S. investors, save that immediately following such distribution the value of its assets will exceed its liabilities and it will be able to pay our debts as they become due. NCL (HK), GLF and/or Win-Tec are permitted under the laws of Hong Kong to provide funding to NC Logistics through dividend distribution without restrictions on the amount of the funds. Each NC Logistics, NCL (HK), GLF and Win-Tec currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither NC Logistics or its subsidiaries has any dividend payout policy, and each entity needs to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. During the year ended September 30, 2021, the Company approved and declared a dividend of HK$16.0 million (equivalent to US$2.1 million). Certain shareholders have agreed to waive the right to receive the declared dividends amounted of US$0.31 million, and all remaining declared dividend has been settled to its then shareholders immediately. During the year ended September 30, 2022, the Company approved and declared a dividend of HK$76.0 million (equivalent to US$9.7 million). Certain shareholders have agreed to waive the right to receive the declared dividends amounted of US$1.46 million, and all remaining declared dividend has been settled to its then shareholders immediately. During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55.0 million (equivalent to US$7.1 million). Certain shareholders were agreed to waive the right to receive the declared dividends amounted of US$1,1 million, and US$5,36 million declared dividend has been offset against due from to its then shareholders immediately. The remaining balance of US$0.63 million was recorded in dividend payable as of March 31, 2023. Dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Dividend Policy” on page 42 and “Risk Factors – Risks Related to Our Corporate Structure – We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 25 of this prospectus for more information.

We are an “emerging growth company” as used in the Jumpstart Our Business Startups Act of 2012, and as such, NC Logistics has elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Prospectus Summary— “Implications of Our Being an Emerging Growth Company”.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$4.5	$11,250,000
Underwriter discounts and commissions(2)	$0.3	$843,750
Proceeds to us, before expenses(3)(4)	$4.2	$10,406,250

(1)	Initial public offering price per share is assumed as $4.5 per share, which is the midpoint of the range set forth on the cover page of this prospectus. The table above assumes that the underwriter does not exercise its over-allotment option.

(2)	Represents underwriting discounts equal to 7.5% per Ordinary Share. For more information, see “Underwriting” beginning on page 120 of this prospectus.

(3)	We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses, and the $84,335.47 out-of-pocket accountable expenses previously paid to our previous underwriter or to the third-party service providers engaged by our previous underwriter) not to exceed $2.2 million, exclusive of the above discounts. We have agreed to reimburse the underwriter for certain expenses. For a detailed description of the compensation to be received by the underwriter, see “Underwriting” beginning on page 120 of this prospectus.

(4)	In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to the Representative, exercisable 6 months after the date of commencement of sales of Ordinary Shares in this offering and for a five-year period, entitling the representative to purchase 5% of the total number of Ordinary Shares sold in this offering (including any Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) at a per share price equal to 125% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the Ordinary Shares issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the underwriter an option for a period of 45 days after the effective date of this registration statement to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of $4.5 per Ordinary Share, which is the midpoint of the range set forth on the cover page of this prospectus, the total gross proceeds to us, before underwriting discounts and expenses, will be $12,937,500.

The underwriter expects to deliver the shares to purchasers in the offering on or about [●], 2023.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Prime Number Capital LLC

Prospectus dated                     [__], 2023

We and the underwriter have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed offering, and only prospectus dated hereof, is authorized by us to be used in connection with our proposed offering. The preliminary prospectus will only be distributed by us and no other person has been authorized by us to use this document to offer or sell any of our securities.

Until [●], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$,” “dollars,” “US$” or “U.S. dollars” mean the legal currency of the United States;

●	“BVI Act” means the BVI Business Companies Act (2004) (as amended);

●	“BVI” means the “British Virgin Islands”;

●	Reference to laws and regulations of “People’s Republic of China”, “China” or the “PRC” are only to such laws and regulations of Mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau.

●	“F&S Report” industry report of Frost & Sullivan and commissioned by the Company;

●	“Frost & Sullivan” Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., an independent research firm commissioned by the Company;

●	“GLF” means GLF Cargo Services Limited, a company incorporated in Hong Kong on August 15, 2016 with limited liability and an indirect wholly-owned subsidiary of the Company;

●	“HKD” or “HK Dollar” mean the legal currency of Hong Kong;

●	“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“Mainland China” means the mainland of the “People’s Republic of China”, “China” or the “PRC”;

●	“NCL (HK)” means New Century Logistics Company Limited, a company incorporated in Hong Kong on July 31, 2002 with limited liability and a direct wholly-owned subsidiary of the Company

●	“Reorganization” means the acquisition of the entire issued share capital of NCL (HK), GLF and Win-Tec respectively), on and around May 10, 2019;

●	“Shares” or “Ordinary Shares” mean the ordinary shares of New Century Logistics (BVI) Limited, no par value;

●	“U.S. GAAP” means generally accepted accounting principles in the United States;
●	“we,” “our,” “Company,” “NC Logistics” or “us” in this prospectus refer to New Century Logistics (BVI) Limited, a BVI company and its subsidiaries, unless the context otherwise indicates;

●	“Win-Tec” means Win-Tec Transportation Company Limited, a company incorporated in Hong Kong on June 28, 2005 with limited liability and an indirect wholly-owned subsidiary of the Company;

We do not have any material operations of our own and we are a holding company with operations conducted in Hong Kong through our Hong Kong subsidiaries NCL (HK), GLF and Win-Tec, using Hong Kong dollars, the currency of Hong Kong. NC Logistics’ reporting currency is Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. All translations of Hong Kong dollars are calculated at the rate of US$1.00=HKD7.80 representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2022. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

ii

PUBLIC OFFERING PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares. This prospectus contains information derived from various public sources and certain information from an industry report commissioned by us and prepared by Frost & Sullivan International Limited, a third-party industry research firm, to provide information regarding our industry and market position.

Business Overview

New Century Logistics (BVI) Limited (the “Company” or “NC Logistics”, “we”, “us”) was incorporated in the BVI on April 24, 2019 with limited liability and is a holding company with no material operations. Our operations are conducted in Hong Kong by our wholly-owned subsidiaries, namely (i) New Century Logistics Company Limited, (“NCL (HK)”) a company incorporated in Hong Kong with limited liability, (ii) GLF Cargo Services Limited (“GLF”), a Hong Kong company with limited liability, wholly-owned by NCL (HK), and (iii) Win-Tec Transportation Company Limited (“Win-Tec”), a Hong Kong company with limited liability, and a wholly-owned by NCL (HK). The Company acquired the NCL (HK) on May 10, 2019 while NCL (HK) acquired GLF and Win-Tec on September 26, 2019.

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity listed herein as of the date of this prospectus:

We are a well-established freight forwarding service provider founded and based in Hong Kong. Our history can be traced back to 2002 when NCL (HK) was incorporated and when it commenced its operation as a freight forwarder in 2004. We provide air and ocean export and import freight forwarding services ranging from the sale of cargo space, cargo pick up, off-airport air cargo security screening, palletization, preparation of shipping documentation, arrangement of customs clearance to cargo handling at ports. Since our inception, we have offered routes to over 140 countries to our customers. The Company is managed and run by a group of professionals with over 20 years of combined expertise in the Air and Ocean freight industries in Hong Kong. We have a robust network that works closely with well-established agents to manage both incoming and outgoing traffic for all other nations as well. These representatives are handpicked to maintain a uniformly high standard of service for our clients all across the world.

For the year ended September 30, 2022 and 2021, our total revenue amounted to approximately U.S. $75.2 million, and approximately U.S. $71.7 million, respectively. We derive our revenue mainly from freight forwarding services. In April 2019, we commenced providing our ancillary logistics services such as warehousing and distribution, X-ray, gate charge and palletization. Our warehousing and distribution services including storage, inventory management, stock take, access to warehousing management system, pick and pack, labeling, repackaging, palletization, local/overseas distribution services. In addition, as part of the Reorganization, the Company acquired NCL (HK) (which is principally engaged in the business of freight forwarding services) on May 10, 2019 and NCL (HK) acquired GLF (which is principally engaged in the business of freight forwarding services, currently inactive) and Win-Tec (which is principally engaged in the business of warehousing and distribution services) on September 26, 2019. As a result, each of NCL (HK), GLF and Win-Tec became wholly-owned subsidiary of the Company. Since the acquisition of Win-Tec, we started to derive revenue from warehousing services and gate charges. Since then, the Company offers various warehousing related services such as palletization service, loading and unloading services, standalone air cargo security screening service.

1

Our Services

We are an international freight forwarding company and logistics service provider. Our customers include direct shippers and other freight forwarders. We mainly assist our clients in both importing and exporting of goods which principally involves the arrangement of shipment upon receipt of booking instructions from our customers, including sale of cargo space, cargo pick up, off-airport air cargo security screening, palletization, preparation of shipping documentation, arrangement of customs clearance and cargo handling at ports. Our freight forwarding services principally generates revenues from air freight export shipments to regions such as North America, Europe and Asia.

In April 2019, we began offering ancillary logistics services such as warehousing and distribution, X-ray, gate charge and palletization. Our warehousing and distribution services include storage, inventory management, stock take, access to warehousing management system, pick and pack, labeling, repackaging, palletization, local/overseas distribution services. Win-Tec acts as a warehouse operator and charges gate charges and car parking fees to trucks offloading goods for the Company. Since the acquisition of Win-Tec in September 2019, we have also derived revenue from warehousing services and gate charges. Since then, the Company offers various warehousing related services to our customers such as palletization service, loading and unloading services, standalone air cargo security screening service.

In light of the Regulated Air Cargo Screening Facilities (the “RACSF”) scheme, on October 16, 2019, we entered into a long-term master agreement, on a non-exclusive basis, with Well King Transportation Limited, a company incorporated in Hong Kong with limited liability, (“Well King”), pursuant to which Well King shall provide, among others, x-ray screening and related services to us. Since January 2020, Well King has been providing x-ray screening and related services to us in accordance with the first phase of the Civil Aviation Department (CAD) transitional arrangement.

With the x-ray screening and related services being provided by Well King, we have further expanded the scope of our air freight forwarding services by providing off-airport air cargo security screening service to our customers. Other than the customers using our freight forwarding services, the Company has also been providing standalone air cargo security screening service to those customers who would arrange the shipments on their own.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed in more detail in the section titled “Risk Factors” beginning on page 11 of this prospectus.

Risks Related to Our Business

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

1.	Our revenues, operating income and cash flows are likely to fluctuate. See “Risk Factors - Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space from time to time.” on page 12.

2.	We rely on a limited number of vendors. See “Risk Factors - We are dependent on our suppliers, and any non-performance, delayed performance and disruptions in the business activities of these suppliers may adversely affect our reputation and results of business.” On page 15.

3.	We may not manage our growth effectively, and our profitability may suffer. See “Risk Factors - We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.” On page 15.

4.	We may be subject to cyber-attacks and data breach. See “Risk Factors - A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.” On page 16. See “Risk Factors - If we fail to prevent security breaches, improper access to or disclosure of our data or user data, or other hacking and attacks, we may lose users, and our business, reputation, financial condition and results of operations may be materially and adversely affected.” On Page 17.

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Risks Related to Our Industry

We are also subject to risks and uncertainties related to our people, including, but not limited to, the following:

1.	We operate in a highly competitive industry. See “Risk Factors - The freight forwarding industry in which we operate are highly fragmented and there can be no assurance that we can compete successfully for customers in the future.” On page 23.

We are highly impacted by the socio-economic landscape. See “Risk Factors - Our results of operations are affected by international trading volumes, global and regional economic conditions.” On Page 23. See “Risk Factors - There may be disintermediation in the logistics industry in the future.” On page 23. See “Risk Factors - There is no assurance that Hong Kong will continue to maintain its position as a logistics hub in Asia.” On page 24.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

1.	As a holding company with no operation of its own, we rely on dividends from our subsidiaries. See “ Risk Factors -We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” On page 25.

2.	We are exempted from certain disclosures as compared to other public companies. See “Risk Factors - We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.” On page 26.

Risks Related to Doing Business in Hong Kong

Substantially all of our operations are in Hong Kong; therefore, we face risks and uncertainties relating to doing business in Hong Kong in general, including, but not limited to, the following:

1.	We may face risk associated with the political instability. See “Risk Factors - Although we and our subsidiaries are not based in Mainland China and we have no operations in Mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. It may result in a material adverse change in Hong Kong subsidiaries’ operations, significantly limit or completely hinder NC Logistics’ ability to offer or continue to offer securities to investors and cause the value of NC Logistics’ securities to significantly decline or become worthless, which would materially affect the interests of the investors.” On page 27. See “Risk Factors - The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong holding subsidiary.” On page 29. See “Risk Factors - All of our operating subsidiaries’ operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” On Page 28.

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Risks Related to Our Ordinary Shares and This Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Ordinary Shares and this offering, including, but not limited to, the following:

1.	The recent joint statement by the SEC and The Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by The Nasdaq Stock Market LLC (“NASDAQ”), and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (the “HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA and AHFCAA, our Class A Ordinary Shares may be prohibited to trade on a national exchange if the PCAOB is unable to inspect or fully investigate our auditor for two consecutive years beginning in 2022. These developments could add uncertainties to our offering. See “Risk Factors - Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.” On page 31.
2.	Investors purchasing our securities in this offering will experience immediate dilution. See “Risk Factors - You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.” On page 35.
3.	There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all. See “Risk Factors - There has been no public market for our Ordinary Shares prior to this offering and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.” On page 31.
4.	The market price for our Class A ordinary shares may be volatile. See “Risk Factors - The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.” On page 34.

Permission Required from the PRC Authorities for this Offering

As of the date of this prospectus, as advised by our PRC counsel, Yuan Tai Law Offices, in accordance with the applicable PRC laws and regulations currently in effect, we and our subsidiaries, (1) are not required to obtain permission from any authorities of Mainland China to issue our securities to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission, or the CSRC, the Cyberspace Administration of China, or the CAC, or any other governmental agencies of Mainland China that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denial such permission by any authorities of Mainland China. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries will be required to obtain permission from the government of Mainland China to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should the approval be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

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If there is significant change to current political arrangements between Mainland China and Hong Kong, the PRC government intervenes or influences operations of companies operating in Hong Kong like us, or exerts more control through change of laws and regulations over offerings conducted overseas and/or foreign investment in issuers like us, it may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or become worthless.

Transfers of Cash To and From Our Subsidiaries

NC Logistics is permitted under the laws of BVI to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitation on NC Logistics’ ability to distribute earnings from its businesses, including subsidiaries, to the U.S. investors.

Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., NC Logistics, directly controls NCL (HK), which holds 100% of shares of GLF and Win-Tec. Cash is transferred through our organization in the following manner: (i) funds may be transferred from NC Logistics, the holding company incorporated in the BVI to GLF and Win-Tec through NCL (HK) in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be transferred from NC Logistics, the holding company incorporated in the BVI to NCL (HK) in the form of capital contributions or shareholder loans, as the case may be; (iii) dividends or other distributions may be paid by GLF and Win-Tec to NC Logistics through NCL (HK); and (iv) dividends or other distributions may be paid by our operating subsidiaries to NC Logistics through NCL (HK). Our operating subsidiaries are permitted under the laws of Hong Kong to provide funding to NC Logistics through dividend distribution without restrictions on the amount of the funds or restrictions on foreign exchange. If NC Logistics intends to distribute dividends to its shareholders, it will depend on payment of dividends from our operating subsidiaries in accordance with the laws and regulations of Hong Kong, and the operating subsidiaries will transfer the dividends to NC Logistics, and the dividends will be distributed by the NC Logistics to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. As of the date of this prospectus, we do not have any U.S. investors, so no dividends or distributions have been made to any U.S. investors. Both NC Logistics and direct holding structure currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the BVI and Hong Kong. In the future, cash proceeds from overseas financing activities, including this offering, can be directly transferred to NCL (HK), and then transferred to subordinate operating subsidiaries via capital contribution or shareholder loans, as the case may be.

In the reporting periods presented in this prospectus, no cash and other asset transfers have occurred among the Company and its subsidiaries.

Currently, substantially all of our operations are in Hong Kong. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The laws and regulations of Mainland China do not currently have any material impact on transfer of cash from NC Logistics to our operating services or from our operating services to NC Logistics and the investors in the U.S.

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Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Certain shareholders (“Pre-IPO Investors”) who joined the Company as Pre-IPO Investors in 2019, pursuant to their investment agreements with the Company, agreed not to receive any dividend unless and until the closing of the offering. Those Pre-IPO Investors therefore waived their right to receive the declared dividends in the amount of US$1.1 million. The four founder shareholders who were entitled to receive HK$46.75 million (equivalent to US$5.99 million), therefore instructed the Company to set-off the dividend receivable by them of $5.36 million against the current account due from them to the Company and the remaining balance of US$632,936 was recorded in dividend payable as of March 31, 2023. Dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

During the year ended September 30, 2021, the Company approved and declared a dividend of HK$16,000,000 (equivalent to US$2,051,282). The Pre-IPO Investors have agreed to waive the right to receive the declared dividends amounted of US$0.3 million, and all remaining declared dividend has been offset against due from to its then shareholders immediately.

During the year ended September 30, 2022, the Company approved and declared a dividend of HK$76,000,000 (equivalent to US$9,743,590). The Pre-IPO Investors agreed to waive the right to receive the declared dividends amounted of US$1,46 million, and all remaining declared dividend has been offset against due from to its then shareholders immediately.

There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong.

See “Dividend Policy” on page 42 and “Risk Factors – Risks Related to Our Corporate Structure – We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 25 of this prospectus for more information.

Implications of being a Foreign Private Issuer Status

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

●	Exemption from the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act.

●	Exemption from the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

●	Exemption from the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, once listed on Nasdaq, we will be required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than 6 months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Our Corporate Information

Our principal executive offices are located at Office A-E, 33/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong, and our telephone number is +852 2148 6328. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. We maintain a website at nclogistics.com.hk. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

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Implications of being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of this offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, herein referred to as the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

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Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares offered by us	2,500,000 Ordinary Shares

Price per Ordinary Share	Between $4.0 and $5.0 per Ordinary Share

Over-Allotment Option	We have granted to the underwriter a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Ordinary Shares outstanding prior to completion of this offering	20,000,000 Ordinary Shares(1)

Ordinary Shares outstanding immediately after this offering	22,500,000 Ordinary Shares, assuming that the underwriter does not exercise its over-allotment option

Transfer Agent	V Stock Transfer, LLC

Listing	We will apply to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “NCEW”.

Use of proceeds

We intend to use the proceeds from this offering for (i) business expansion, (ii) technology innovation, (iii) enhance warehousing and distribution capabilities, (iv) recruitment of talented personnel, and (v) general working capital. See “Use of Proceeds” on page 41 of this prospectus for more information.

Lock-up	We and all of our directors and officers and certain shareholders (5% or more shareholders) have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the effective date of this registration statement. See “Shares Eligible for Future Sale” on page 115 and “Underwriting” beginning on page 120 of this prospectus for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2023.

(1)	The number of ordinary shares outstanding after this offering is based on 20,000,000 Ordinary Shares outstanding as of the date of this prospectus:

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of income for the years ended September 30, 2022 and 2021 and the summary consolidated balance sheets as of September 30, 2022 and 2021 have been derived from our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

The following table presents our summary consolidated statements of income and comprehensive income for the years ended September 30, 2021 and 2022:

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended September 30,
	2021	2022
	US$	US$

Revenues	71,659,463	75,186,129
Cost of sales	(61,462,851)	(63,642,469)
Gross profit	10,196,612	11,543,660

Operating expenses:
General and administrative expenses	(3,553,451)	(3,300,179)
Total operating expenses	(3,553,451)	(3,300,179)

Income from operations	6,643,161	8,243,481

Other income	18,226	165,504
Interest expense	(95,648)	(81,887)
Other income (expense)	(77,422)	83,617

Income before tax expense	6,565,739	8,327,098
Income tax expense	(1,031,818)	(1,345,418)
Net income	5,533,921	6,981,680

Other comprehensive income	-	-

Total comprehensive income	5,533,921	6,981,680

Net Income per share attributable to ordinary shareholders
Basic and diluted	0.28	0.35

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	20,000,000	20,000,000

The following table presents our summary consolidated balance sheets as of September 30, 2021 and 2022:

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CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2021	2022
	US$	US$

Assets
Current assets:
Cash and cash equivalents	1,940,600	2,494,139
Account receivable, net	13,093,804	10,663,156
Contract assets	134,751	56,200
Due from related parties	7,783,155	5,153,815
Deposits and other receivable	1,338,403	999,491
Total current assets	24,290,713	19,366,801

Property, plant and equipment	138,428	399,683
Right-of-use assets - operating leases	1,023,813	2,631,123
Right-of-use assets - finance lease	181,545	140,441
Deferred tax assets	93,933	116,507
Total non-current assets	1,437,719	3,287,754

TOTAL ASSETS	25,728,432	22,654,555

Liabilities
Current liabilities:
Bank loans - current	1,670,163	1,502,509
Accounts payable	7,731,087	4,489,818
Accruals, and other current liabilities	205,839	76,055
Operating lease liabilities – current	621,873	1,088,705
Finance lease liabilities – current	36,477	44,206
Income tax payables	1,865,949	2,288,076
Total current liabilities	12,131,388	9,489,369

Non-current liabilities
Bank loans – non-current	220,457	-
Operating lease liabilities – non-current	395,930	1,529,107
Finance lease liabilities – non-current	152,782	108,575
Total non-current liabilities	769,169	1,637,682

TOTAL LIABILITIES	12,900,557	11,127,051

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary shares, 2,000,000,000 shares authorized; and 20,000,000shares issued and outstanding	-	-
Additional paid-in capital	153,647	153,647
Retained earnings	12,674,228	11,373,857
Total shareholders’ equity	12,827,875	11,527,504
TOTAL LIABILITIES AND EQUITY	25,728,432	22,654,555

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We are not able to predict the positive or negative effects that future events or changes to the U.S. or global economies will have on our business or the business of any particular segment. Fluctuations, changes and disruptions in financial, credit, merger and acquisition and other markets, political instability and general business factors could impact various segments’ operations and could affect such operations differently. Changes to factors described above, as well as other events, including by way of example, contractions of regional economies, or the economy of a particular country, trade restrictions, monetary systems, banking, real estate and retail or other industries; debt or credit difficulties or defaults by businesses or countries; new, repeals of or changes to laws and regulations, including changes to the bankruptcy and competition laws of the U.S. or other countries; tort reform; banking reform; a decline in the implementation or adoption of new laws or regulation, or in government enforcement, litigation or monetary damages or remedies that are sought; or political instability may have adverse effects on one or more of our segments or service, practice or industry offerings.

Natural disasters, acts of God, wars, epidemics and other events may adversely affect our business operations, financial condition and results of operations

Natural disasters, acts of God, wars, terrorist attacks, epidemics, material interruptions in service or stoppages in transportation and other events which are beyond our control may adversely affect local economies, infrastructures, airports, port facilities and international trade. They may also cause casualty to our employees, closure of ports or airports and disruptions to cargo flows, any of which could materially and adversely affect our results of operations and financial position.

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Severe outbreaks of contagious diseases or epidemics such as coronavirus, avian influenza, swine influenza, severe acute respiratory syndrome (SARS) and Middle East respiratory syndrome (MERS) could lead to widespread health crises which may materially and adversely affect the regional and national economy. In particular, the recent outbreak of COVID-19 which was first reported in the PRC in late 2019 and had transpired around the world.

In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the Hong Kong economy in general. A prolonged outbreak of any illnesses or other adverse public health developments in Hong Kong or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our headquarter is located in Hong Kong, where our management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Hong Kong or cause travel restriction in or out of Hong Kong or its surrounding areas, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations. On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets. We do not have any operation or business in Russia or Ukraine, however, we may potentially be indirectly adversely impacted any significant disruption it has caused and may continue to escalate. Any one or more of these events may impede our operation and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations

According to the F&S Report, with the outbreak of COVID-19, the cargo throughput by air transport in Hong Kong declined and the air cargo space price decreased to approximately HK$67.5 billion in 2022 as compared with that of HK$73.6 billion in 2021.

Any of these factors and other factors beyond our control could have an adverse effect on our business, financial condition and results of operations.

Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space from time to time.

We obtained cargo space through direct booking, block space arrangements and aircraft charter arrangements. Pursuant to the block space agreements and aircraft charter agreements, we are committed to paying the agreed cargo space irrespective of whether we could fully utilize the allotted space. In the event we cannot fully utilize the cargo space we sourced (i.e. the actual customers’ demand for the cargo space is less than the amount of cargo space we sourced), we have to sell excess cargo space. We however cannot assure that there will not be instances where, for example, due to (a) departure timetable of the aircraft or vessel; (b) popularity of the route; or (c) seasonality factors, we are unable to fully consolidate/co-load all the excess cargo space we purchased from our suppliers. In case we cannot fully utilize the cargo space we obtained from our suppliers, we may have to bear the costs of all the excess cargo space we purchased and our business and results of operations could be adversely affected.

In the event of shortfall of the cargo space to meet our customers’ demand (i.e. the actual customers’ demand for the cargo space is higher than the amount of cargo space we have), we have to source the cargo space from our suppliers at the prevailing market rates. Since cargo space offered by our suppliers through direct booking is normally on a first-come-first-served basis, with no formal agreement for guaranteed supply of cargo space, there is no assurance that we will be able to source sufficient cargo space to meet our customers’ demand within the expected timeframe and at favorable price. As a result of shortfall of cargo space, our reputation and therefore our business, sales performance and results of operations will be adversely affected.

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We experience fluctuations in our revenues and cost structure and the resulting operating income and cash flows and expect that this will continue to occur in the future. We may experience fluctuations in our financial results, including revenues, operating income and earnings per share, for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) the utilization of revenue-generating professionals, including the ability to adjust staffing levels up or down to accommodate the business and prospects of the applicable segment and practice; (iv) the geographic locations of our clients or the locations where services are rendered; (v) the length of billing and collection cycles and changes in amounts that may become uncollectible; (vi) changes in the frequency and complexity of government regulatory and enforcement activities; (vii) business and asset acquisitions; (viii) fluctuations in the exchange rates of various currencies against the U.S. dollar; (ix) fee adjustments upon the renewal of expired service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy; and (x) economic factors beyond our control.

The results of different segments and practices may be affected differently by the above factors. The positive effects of certain events or factors on certain segments and practices may not be sufficient to overcome the negative effects of those same events or factors on other parts of our business. In addition, our mix of practice offerings adds complexity to the task of predicting revenues and results of operations and managing our staffing levels and expenditures across changing business cycles and economic environments.

Our results are subject to seasonal and other similar factors. While we assess our annual guidance at the end of each quarter and update such guidance when we think it is appropriate, unanticipated future volatility can cause actual results to vary significantly from our guidance, even where that guidance reflects a range of possible results and has been updated to take account of partial-year results.

We generally do not enter into any long-term contracts with our customers and we may not be able to maintain a stable source of revenue generated from the freight forwarding business

In general, we do not have any long-term agreement with our customers and thus, we do not have any guaranteed orders from them. Our direct customers generally engage us on an as-needed basis and our business of services is subject to their individual shipment orders. Therefore, our revenue is susceptible to fluctuations in the demand for our services from our customers, which could be affected by regional and/or global political and economic conditions. Any significant reduction of bookings from our customers could materially affect our business, financial condition and results of operations. Moreover, we are not the exclusive freight forwarder of our customers. Our customers are not obliged to engage us for the business of freight forwarding services for the shipments in the future. There is no assurance that our customers will not engage other freight forwarders whom they perceive to offer lower prices than ours. Therefore, there is no certainty that we will continue to generate a stable revenue from our customers.

If we are unable to collect our receivables from our existing customers, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our customers of the amounts they owe us for our services. As of September 30, 2022, we had accounts receivable recorded at approximately $11.0 million of which approximately $0.4 million were allowance for credit loss.

We establish an allowance for doubtful accounts based upon estimates, historical experience and other factors surrounding the credit risk of specific customers. However, actual losses on customer receivables balance could differ from those that we anticipate and as a result we might need to adjust our allowance. There is no guarantee that we will accurately assess the creditworthiness of our customers. Macroeconomic conditions, including related turmoil in the global financial system, could also result in financial difficulties for our customers, including limited access to the credit markets, insolvency or bankruptcy, and as a result could cause customers to delay payments to us, requesting modifications to their payment arrangements that could increase our receivables balance or default on the payment obligations to us. As a result, an extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our account receivable. If we are unable to collect our receivables from our customers in accordance with the contracts with our customers, our results of operations and cash flows could be adversely affected.

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Our revenue is subject to seasonal fluctuations, our results for different periods in any given financial year may not be relied upon as indicators of our performance

Our peak season is generally from October to January which is driven by festive events and discount promotions such as Thanksgiving, Christmas and New Year’s Eve. Moreover, we record relatively lower volume of shipment and thus relatively lower revenue during Lunar New Year (normally in February) owing to lower business activities from manufacturers and shippers in Mainland China in Lunar New Year, resulting in a decrease in the demand for freight forwarding services. Accordingly, comparison of sales and operating results from different periods in any given financial year may not be relied upon as indicators of our performance. It is widely understood in the industry that these seasonal trends are influenced by a number of factors, including weather patterns, national holidays, economic conditions, consumer demand, major product launches, as well as a number of other market forces. Since many of these forces are unforeseen there is no way for us to provide assurances that these seasonal trends will continue.

Fluctuations in exchange rates could result in foreign currency exchange losses, which may adversely affect our financial condition, results of operations and cash flows.

We are exposed to certain foreign exchange risks in respect of depreciation or appreciation amongst the currencies other than our functional currency. The value of Hong Kong dollar against US Dollar and other currencies may fluctuate and is affected by, among other things, the policies of the US government and changes in the US’s domestic and international political and economic conditions.

It is difficult to predict how market forces or Hong Kong, Mainland China, the U.S. or other government policies may impact the exchange rate among Hong Kong dollar, Renminbi, U.S. dollar and other currencies in the future. To the extent that we need to convert U.S. dollars we receive from this offering into Hong Kong dollar for our operations, appreciation of the Hong Kong dollar against the U.S. dollar would have an adverse effect on the Hong Kong dollar amount we would receive. Moreover, fluctuation in the exchange rate will affect the relative value of earnings from and the value of any foreign currency-denominated investments we make in the future. Shall we face significant volatility in these foreign exchange rates and we cannot procure any specific foreign exchange control measures to mitigate such risks, our results of operations and financial performance shall be adversely affected.

We are exposed to the credit risks of our customers.

We are subject to the credit risks of our customers and our liquidity is dependent on the prompt payment of our customers. We generally grant our customers a credit period of 30 days from the invoice date. As of September 30, 2022 and 2021, the account payable turnover days were approximately 35 days and 43 days, respectively, while the account receivables turnover days were approximately 59 days and 61 days of the corresponding period.

Accordingly, there are often time lags between receiving payments from our customers and making payments to our suppliers, and we are exposed to a potential risk of mismatch in our cash flow. There is no assurance that we will not experience any significant cash flow mismatch in the future. Further, there can be no assurance that our cash flow management measures will function properly or at all. If we fail to manage our cash flow properly and maintain sufficient working capital, we may suffer losses from credit exposures which may materially and adversely affect our financial position, results of operations and cash flow.

Our business is also subject to risks that customers or counterparties may delay or fail to perform their contractual obligations. There is no assurance that we will not experience any material difficulty in debt collections or potential default by customers in the future. While our finance department monitors material overdue payments closely, there is no assurance that we will be able to collect overdue payments. Any material non-payment or non-performance by customers or counterparties could adversely affect our financial position, results of operations and cash flows.

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Inadequate or inaccurate external and internal information, including budget and planning data, could lead to inaccurate financial forecasts and inappropriate financial decisions.

Our financial forecasts are dependent on estimates and assumptions regarding budget and planning data, market growth, foreign exchange rates and our ability to generate sufficient cash flow to reinvest in the business, fund internal growth, and meet our debt obligations. Our financial projections are based on historical experience and on various other assumptions that our management believes to be reasonable under the circumstances and at the time they are made. However, if our external and internal information is inadequate, our actual results may differ materially from our forecasts and cause us to make inappropriate financial decisions. Any material variation between our financial forecasts and our actual results may also adversely affect our future profitability, stock price and stockholder confidence.

We may not be able to grow at the historical rate of growth, and if we fail to manage our growth effectively, our business may be materially and adversely affected.

We anticipate significant continuing growth in the foreseeable future. However, we cannot assure you that we will grow at the historical rate of growth. Our rapid growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational and systems procedures and controls, including the improvement of our accounting and other internal management systems. We also will need to recruit, train, manage and motivate employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

We are subject to extensive environmental laws and regulations, and the costs related to compliance with, or our failure to comply with, existing or future laws and regulations, could adversely affect the business and results of operations.

Our operations are subject to national and local laws and regulations relating to the protection of the environment. Sanctions for noncompliance may include revocation of permits, corrective action orders, significant administrative or civil penalties and criminal prosecution. Our business involves environmental management and issues typically associated with fuel consumption. We have not received any non-compliance notice or warning from the government regarding environmental violations. However, the government authorities may pass new legislation or amend current laws and regulations and set higher requirements and standards for vehicle operations. Our cost of complying with environmental laws and regulations may increase and we may assign more personnel for environmental compliance. As a result, our financial conditions and results of operation may be materially and adversely affected.

We are dependent on our suppliers, and any non-performance, delayed performance and disruptions in the business activities of these suppliers may adversely affect our reputation and results of business

We engage airlines (or their GSA(s)/CSA(s)), NVOCCs and other freight forwarders for the supply of cargo space and other suppliers for logistics related services such as palletisation services, warehousing services, local and overseas transportation services, custom clearance services, insurance services and x-ray screening services. Our engagement of suppliers exposes us to risks associated with non-performance or delayed performance by them. There may be occasions where our suppliers fail to deliver cargoes on time or cargoes are damaged during transportation. There is no assurance that our business partners and other service providers will at all times perform at a satisfactory level. It may happen that the labels identifying the destinations of the cargo fall off and that the airlines or shipping lines mistakenly deliver the cargoes to other destinations. Similarly, in case there is any error or delay due to various reasons, including but not limited to weather condition, air traffic control, trade embargo and human negligence, the cargoes may not be delivered to the assigned destination within the expected schedule and condition. Accordingly, we cannot assure that the service provided by our suppliers will always meet our customers’ delivery requirement.

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For the year ended September 30, 2022 and 2021, our top 5 suppliers accounted for approximately 51.88% and 54.47% of the total cost of sales, respectively. A loss of either of these suppliers could have a negative effect on the operations of the Company.

Disruptions in the business activities of our suppliers may also have negative impacts on our business. There are operational risks inherent to the business activities of our suppliers, such as labor strikes due to disagreements between labor and management and the suspension or cancellation of flight lines due to technical failures and severe outbreaks of contagious diseases or epidemics, in particular the recent outbreak of COVID-19. In the event of occurrence of the above, we may have to source cargo space from other suppliers for our customers within a tight time constraint. If our suppliers are unable to meet our customers’ delivery requirement, or if we are unable to find suitable alternatives promptly in the event of disruptions in the business activities of our suppliers, our reputation and therefore our business, sales performance and results of operations could be adversely affected.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein.

We have obtained various registrations, certificates, permits, and licenses in connection with our business and operations, including the certificate as an International Air Transport Association (IATA) member for easier access to space procurement for air cargo routes, license for the operation of our off-airport x-ray screening operation in our warehouses to satisfy the CAD 100% screening requirement (including Irradiating Apparatus License, Regulated Air Cargo Screening Facility License, and Regulated Agent License from Civil Aviation Department and Radiation Board of the Hong Kong Government), and the registration as a Food Import or Distributor and Textile Traders.

We operate in an industry which is subject to regulation and may requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our customers include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with laws and regulations which we believe are not required or applicable to our business activities. Further, most licenses and registrations are subject to renewal. In the event that we fail comply with the regulatory requirements, to renew or obtain our relevant licenses and registrations, even if we may be able to subcontract relevant services, there is no assurance that we can locate suitable subcontractors in a timely manner or on reasonable commercial terms, and the subcontractor will at all times perform in a satisfactory level. Failure to obtain such licenses and permits may result in suspension of operation, fines or other penalties by government authorities. New laws and regulations may be enforced from time to time to require additional licenses and permits other than those we currently have. Therefore, our business, reputation, prospects, results of operations and financial condition may be materially and adversely affected. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations, including marketing, customer development and the business of customer support services, and are an essential part of our technology infrastructure. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased customer satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including changes in customer usage patterns, technological failures, changes to our systems, linkages with third-party systems and power failures. Our systems are vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyberattacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting key business partners and vendors, and similar events.

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It could take an extended period of time to restore full functionality to our technology or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle customer transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and customer confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

If we fail to prevent security breaches, improper access to or disclosure of our data or user data, or other hacking and attacks, we may lose users, and our business, reputation, financial condition and results of operations may be materially and adversely affected.

Our business involves the storage and transmission of proprietary information and sensitive or confidential data, including personal information of its employees, customers and others. In addition, we operate data centers for its customers that host their technology infrastructure and may store and transmit both business-critical data and confidential information. In connection with our services business, some of our employees also have access to its customers’ confidential data and other information, which could be compromised, whether intentionally or unintentionally, by our employees, consultants or vendors.

We have privacy and data security policies in place that are designed to prevent security breaches and we have employed significant resources to develop our security measures against breaches. However, as newer technologies evolve, and the portfolio of the service providers with which the Company shares confidential information with grows, we could be exposed to increased risk of breaches in security and other illegal or fraudulent acts, including cyberattacks. The evolving nature of such threats, in light of new and sophisticated methods used by criminals and cyberterrorists, including computer viruses, malware, phishing, misrepresentation, social engineering and forgery, is making it increasingly challenging to anticipate and adequately mitigate these risks.

We are likely in the future to be subject to these types of attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liabilities, our reputation would be harmed and we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our suppliers, customers or other participants, or the internet infrastructure on which we depend. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. As we do not carry cybersecurity insurance, we will not be able to mitigate such risks to any third party. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

A compromise of the security of our information technology systems leading to theft or misuse of our own or our clients’ proprietary or confidential information, or the public disclosure or use of such information by others, could result in losses, third-party claims against us and reputational harm, including the loss of clients. The theft or compromise of our or our clients’ information could negatively impact our reputation, financial results and prospects. In addition, if our reputation is damaged due to a data security breach, our ability to attract new engagements and clients may be impaired or we may be subjected to damages or penalties, which could negatively impact our businesses, financial results or financial condition.

We may not be able to protect our intellectual property rights.

We cannot make assurances that the steps we have taken to protect our intellectual property rights will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

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We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert some resources from our business and operations to defend against these claims, regardless of their merits.

If we were found to be in violation of the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and operating results may be materially and adversely affected.

Increases in labor costs in Hong Kong may adversely affect our business and results of operations.

The economy in Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment.

Our business requires a considerable number of personnel. For the year ended September 30, 2022 and 2021, our labor costs comprised approximately 4.29% and 3.85% of our total operating expenses and cost of sales for the same periods, respectively. Any failure to retain stable and dedicated labor by us may lead to disruptions to or delays in our services. We sometimes hire additional or temporary workers, in particular logistics and delivery personnel, during peak periods of business. We have observed an overall tightening labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salaries, social benefits and employee headcounts and we may also face seasonal labor shortages. We may compete with other companies for labor, and we may not be able to offer competitive salaries and benefits compared to what other companies do.

Our principal shareholders have substantial influence over the Company and their interests may not be aligned with the interests of our other shareholders

Mr. Ching Shun Ngan is currently the beneficial owner of 8,400,000 Ordinary Shares or 42% of our outstanding shares. Mr. Ngan will own approximately 37.3% of our Ordinary Shares following the offering, assuming no exercise of underwriter’s over-allotment option. Mr. Ngan will be able to exert significant voting influence over our business. These actions may be taken even if they are opposed by our other shareholders, including those who purchased Ordinary Shares in our initial public offering. Moreover, this concentration of ownership may discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our Ordinary Shares.

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We face risks related to epidemics, such as the COVID-19 outbreak originated in Wuhan, China at the end of 2019, and other outbreaks, which have disrupted and could in the future disrupt our operations and adversely affect our business, financial condition and results of operations

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

In response to the COVID-19 outbreak, the governments of many countries, states, cities and other geographic regions had taken preventative or protective actions, such as imposing restrictions on travel and business operations. Temporary closures of businesses had been ordered and numerous other businesses were temporarily closed voluntarily. These measures, while intended to protect human life, had significant adverse impacts on domestic and foreign economies of uncertain severity and duration.

A public health pandemic, including COVID-19, potentially poses the risk that the Company or its affiliates, employees, suppliers, customers and others may be prevented from conducting business activities for an indefinite period of time, including as a result of shutdowns, travel restrictions and other actions that may be requested or mandated by governmental authorities. Such actions may prevent the Company from accessing the facilities of its customers to deliver products and provide services. In addition, our customers may choose to delay or abandon projects on which we provide products and/or services as a result of such actions.

Further if a significant number of our employees, or employees and third parties performing key functions, including our CEO and members of our board of directors, become ill, our business may be further adversely impacted. In addition, we have modified our business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, and suppliers. Such modified business practices (including the extension of remote work arrangements) could pose challenges to our employees and our IT systems and increase operational risk, including cyber security and IT systems management risks, and impair our ability to manage our business. An increase in operational challenges could have a material and adverse effect on our business, financial conditions, and results of operations.

Our liquidity could be negatively impacted if these conditions continue for a significant period of time and we may be required to pursue additional sources of financing to obtain working capital, maintain appropriate inventory levels and meet our financial obligations. Our ability to obtain any required financing is not guaranteed and largely dependent upon evolving market conditions and other factors. An epidemic such as COVID-19 outbreak, may require further actions to improve our cash position and capital structure. We cannot assure you that we would be able to take any of these actions on terms that are favorable to us or at all, that these actions would be successful and permit us to meet our scheduled debt service obligations or satisfy our capital requirements, or that these actions would be permitted under the terms of our existing or future debt agreements.

We may also experience impacts from market downturns and changes in demand for our products and services related to pandemic fears and impacts on our workforce as a result of an epidemic such as COVID-19. The extent to which an epidemic such as COVID-19 outbreak may impact our results of operations, financial condition and cash flows will depend on future developments that are highly uncertain and cannot be predicted. Although it is difficult to predict the effect and ultimate impact of an epidemic such as COVID-19 outbreak on our business in the future, it is likely that the impact of an epidemic may adversely affect our results of operations, financial conditions and cash flows in the next fiscal year.

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Furthermore, even though the COVID-19 outbreak has subsided, we may experience impacts to our business as a result of the global economic impact of the COVID-19 outbreak, including any economic downturn or recession or other long-term effects that have occurred or may occur to us, our customers and vendors in the future.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter, which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, including Hong Kong, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on the Company, our business and our stock price.

We may be required to recognize impairment charges for our long-lived assets, which could materially affect our financial results.

We assess our long-lived assets as and when required by U.S. GAAP to determine whether they are impaired and, if they are, to record appropriate impairment charges. Factors we consider include significant underperformance relative to expected historical or projected future operating results and significant negative industry or economic trends. It is possible that we may be required to record significant impairment charges in the future. Such charges have had and could have an adverse impact on our results of operations.

If we are unable to accept client engagements due to real or perceived relationship issues, our revenues, growth, client engagements and prospects may be negatively affected.

Our inability to accept engagements from existing or prospective clients, represent multiple clients in connection with the same or competitive engagements, or any requirement that we resign from a client engagement may negatively impact our revenues, growth and financial results. While we follow internal practices to assess real and potential issues in the relationships between and among our clients, engagements, segments, practices and professionals, such concerns cannot always be avoided. For example, we generally will not represent parties adverse to each other in the same matter. We will consider future strategic or opportunistic acquisitions. In those cases, some or all of the following risks could be applicable. Acquisitions may require us to resign from a client engagement because of relationship issues that are not currently identifiable. In addition, businesses that we acquire or employees who join us may not be free to accept engagements they could have accepted prior to our acquisition or hire because of relationship issues.

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Claims involving our services could harm our overall professional reputation and our ability to compete and attract business or hire or retain qualified professionals.

Our engagements involve matters that may result in a severe impact on a client’s business, cause the client a substantial monetary loss or prevent the client from pursuing business opportunities. Our ability to attract new clients and generate new and repeat engagements or hire professionals depends upon our ability to maintain a high degree of client satisfaction, as well as our reputation among industry professionals. As a result, any claims against us involving the quality of our services may be more damaging than similar claims against businesses in other industries.

We may incur significant costs and may lose engagements as a result of claims by our clients regarding our services.

Many of our engagements involve complex analysis and the exercise of professional judgment. Therefore, we are subject to the risk of professional and other liabilities. Damages and/or expenses resulting from any successful claim against us, for indemnity or otherwise, in excess of the amount of insurance coverage will be borne directly by us and could harm our profitability and financial resources. Any claim by a client or third party against us could expose us to reputational issues that adversely affect our ability to attract new or maintain existing engagements or clients or qualified professionals or other employees, consultants or contractors.

We may not have, or may choose not to pursue, legal remedies against clients that terminate their engagements.

The engagement letters that we typically have with clients do not obligate them to continue to use our services and permit them to terminate the engagement without penalty at any time. Even if the termination of an ongoing engagement by a client could constitute a breach of the client’s engagement agreement, we may decide that preserving the overall client relationship is more important than seeking damages for the breach and, for that or other reasons, decide not to pursue any legal remedies against a client, even though such remedies may be available to us. We make the determination whether to pursue any legal actions against a client on a case-by-case basis.

If we fail to compete effectively, we may miss new business opportunities or lose existing clients, and our revenues and profitability may decline.

The market for some of our services is highly competitive. We do not compete against the same companies across all of our segments, practices, services, industries or geographic regions. Instead, we compete with different companies or businesses of companies depending on the particular nature of a proposed engagement and the types of requested services and the location of the client or delivery of the services. Our operations are highly competitive.

Our competitors include large organizations, which offer niche services that are the same or similar to services or products offered by one or more of our segments; and small firms and independent contractors that focus on specialized services. Some of our competitors have significantly more financial resources, a larger national or international presence, larger professional staffs and greater brand recognition than we do. Some have lower overhead and other costs and can compete through lower cost-service offerings.

If we cannot compete effectively or if the costs of competing, including the costs of hiring and retaining professionals, become too expensive, our revenue growth and financial results could be negatively affected and may differ materially from our expectations.

We may not be able to retain or secure key executives and personnel for our operations

Our success is attributable to the leadership and contributions of our executive Directors and our senior management team, who are collectively responsible for the overall corporate development and business strategies of the Company as well as implementing business plans and driving the growth of the Company. Our business performance depends, to a significant extent, on the continued services and performance of our key executive and personnel who have extensive experience and in-depth knowledge in the freight forwarding and logistics industries. Please refer to the section headed “Directors and senior management” in this prospectus for further details. Our executive Directors and senior management are considered to be important to our future success. Failing to recruit or retain key executives and personnel, or the loss of the services of any of such personnel could have an adverse effect on our business. We cannot assure you that we will be able to recruit and retain suitable employees in the future. The departure of any member of our management team or our experienced personnel could adversely interrupt our business if we are unable to recruit the replacement personnel with equivalent qualifications and experience in a timely manner.

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We may fail to identify shipments which carry goods of dangerous or illicit nature.

We handle a large volume of shipments across our service network. In accordance with the air cargo security regime in Hong Kong and related statutory requirements of CAD, we shall ensure all dangerous goods are properly classified, packed, marked, labelled and documented before they are offered for air transportation. However, there is no assurance that our x-ray security screening inspection or hand search/physical check at piece level can successfully prevent the shipment of any illegal goods or dangerous goods. Should we fail to identify shipments which carry goods of illicit or dangerous nature, these goods may end up being impounded by customs, where we may be subject to investigations and administrative or even criminal penalties, or if any personal injury or property damage is concurrently caused, we may be further liable for civil compensation. In such event, our reputation, business and results of operations may be materially and adversely affected.

Our insurance may be insufficient to cover all losses associated with our business operations and the risks of being involved in legal proceedings.

Our business carries the inherent risks of accidents, which could result in property loss as well as bodily injuries or loss of lives. We maintain insurance coverage of employee’s compensation, office contents, business interruption and public liability insurance. Our business is, however, susceptible to risks arising from losses we sustain during the course of our business operations and we cannot assure you that the insurance policies we have taken out can always cover all losses we sustain. In the case of an uninsured loss or a loss in excess of insured limits, including those caused by natural disasters and other events beyond our control, we may be required to bear the losses, damages and liabilities out of our own funds, which could materially and adversely affect our business, financial condition and results of operations.

As a result of the inherent risks of accidents during the course of our business operations, we cannot be exempted from the risk of being involved in legal proceedings. If we are involved in litigations, and that we are unsuccessful in defending or settling any legal proceeding, and the damages which we may be liable to pay in respect of such legal proceeding are not covered by our insurance policies, our business, financial condition and results of operations could be materially and adversely affected.

The Company’s business development may be hindered if the Company is unable to obtain additional funding to expand our business.

We borrowed money from financial institutions to support our operation during the historical period. As of the year ended September 30, 2022 our bank borrowing amounted to approximately HK$11.7 million. Our long-term business objective is to become a leading one-stop logistics service provider in the freight forwarding and logistics industries in Asia. In order to support more rapid expansion of the Company’s business to achieve such business objective, the Company may need to raise funds in addition to our currently available cash resources and the net proceeds of the Share Offer, or through public or private financing, strategic relationships or other arrangements. There may be occasions where we are unable to obtain financing at terms favorable or acceptable to us. If these circumstances arise, our business, results of operations and growth could be compromised.

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Our business is dependent on our major operational facility. We do not own any real properties and we lease a number of properties for our business operations. Therefore, we are exposed to risks in relation to unpredictable and increasing rental costs and relocation costs.

We do not own any real properties and manage and operate an asset-light model for our freight forwarding services through our offices and major operational facilities. In the event of a disruption in the offices and major operational facilities, such as disruption in the supply of utilities like water or electricity or denial of access to such premise due to the COVID-19 lockdown measures by the Hong Kong government, our operating subsidiaries may be incurring additional costs, such as costs for leasing alternative warehouses and restoring access to our premises. If as a result of such disruption the operating subsidiaries fail to meet the service requirements of our customers, our relationship with our customers may be negatively affected.

Furthermore, in the event that our rental expenses for the offices and major operational facilities increase, our operating expenses will increase and affect our operating cash flows, and in turn materially and adversely affect our business, results of operations and prospects. There is also no assurance that such tenancy agreement will not be terminated before its expiration. In the event that the tenancy agreement is terminated or not renewed, our business and operation may be interrupted and adversely affected as we will relocate our warehouse or offices to other sites. Such relocation will incur relocation costs, which may be substantial and in turn adversely affect our financial condition. Further, we cannot assure you that we will be able to relocate such operations to suitable alternative premises in a timely manner or at all, and any such relocation may result in disruption to our business operations. In the event that we fail to relocate our operations, our financial position, results of operations and reputation would be adversely affected.

Risks Related to Our Industry

The freight forwarding industry in which we operate are highly fragmented and there can be no assurance that we can compete successfully for customers in the future.

According to the F&S Report, the freight forwarding market in Hong Kong is considered as a highly fragmented market with a large number of small and medium-sized players. Tier-one freight forwarders are generally the global leading mega logistics groups with worldwide logistics network and business coverage, while tier-two freight forwarders are generally local and regional players with networks covering certain focused logistic locations and categories of goods. Our ability to compete with other industry players depends on a number of factors such as pricing, range of services offered and our responsiveness to market changes and demand. Keen competition from other freight forwarders within the market may adversely affect our customer base and market share. We may have to adopt a more competitive pricing strategy by lowering our profit margin in order to maintain our customer base and market share. There is no assurance that we can compete successfully over other industry players for customers in the future. If we are unable to maintain our customer base, our business, financial condition and results of operations could be adversely affected.

Our results of operations are affected by international trading volumes, global and regional economic conditions.

A majority of our revenue is generated from the export shipments from Hong Kong to various overseas destinations such as North America, Europe and Asia. Our results of operations are thus affected by global trade volume and export volume of Hong Kong. The global trade volume and export volume of Hong Kong are affected by changes in global economic, financial and political conditions such as impositions of trade restrictions, sanctions, boycotts and other measures, trade disputes, which may lead to a material decline in the demand for our services, and hence our results of operations may be adversely affected.

There may be disintermediation in the logistics industry in the future.

Given the trend of digitization, vast amount of product or service information is readily available on the internet and as a result of information transparency, manufacturers and retailers are working on reducing the number of intermediaries in the supply chain by shipping directly to end customers, thereby reducing costs in the process. The trend of eliminating intermediaries in the supply chain creates disintermediation in the logistics industry in which we operate. Any decrease in demand for our freight forwarding and related logistics services due to disintermediation in the logistics industry could adversely affect our business, financial condition and results of operations.

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There is no assurance that Hong Kong will continue to maintain its position as a logistics hub in Asia.

The Company’s operations are solely located in Hong Kong. According to the F&S Report, strategically located in the center of Asia, Hong Kong enjoyed geographical advantage and excellent connectivity between major cities in the world. According to Airport Council International, Hong Kong International Airport is the largest air cargo center in 2019. There can be no assurance that Hong Kong will continue to maintain such position. According to the F&S Report, the PRC government has reduced tax on logistics enterprises and promoted advanced logistics management system to accelerate industry reform. Moreover, airports in Shenzhen, Guangzhou and Shanghai have expanded, which would result in intensifying competition. As a result, the development of logistics industry in the PRC would directly enhance their competitiveness and performance, and hence imposing potential impact on the Hong Kong freight forwarding industry. In the event that Hong Kong loses its position as a logistics hub in Asia, the demand for freight forwarding services, ancillary logistics services and warehousing services and the overall business activities of the freight forwarding and logistics industries and thus our business, financial condition and results of operations, may be adversely affected.

Termination of the US-HK Shipping Agreement may adversely affect our ocean freight forwarding business and results of operations.

On August 19, 2020, the U.S. State Department announced the suspension or termination of various bilateral agreements with Hong Kong, including the termination of the US-HK Shipping Agreement, which provided reciprocal tax exemption on income derived from the international operation of ships by the U.S. and Hong Kong companies. On October 20, 2020, the Department of the Treasury and the Internal Revenue Service of the U.S. jointly announced that the US-HK Shipping Agreement would be terminated on January 1, 2021. Accordingly, a Hong Kong shipping company would no longer be exempted from U.S. tax pursuant to section 883 of the U.S. Internal Revenue Code. Thus, when such company whose vessel transports goods to or from the U.S., 50% of the income generated will generally be treated as arising from U.S. sources and will be subject to U.S. tax at an effective tax rate of 4% up to 44.7%, increasing the tax exposure of Hong Kong shipping companies. Our revenue attributable to the business of ocean freight forwarding services amounted to approximately $0.8 million and $0.9 million, representing approximately 1.05% and 1.19% of our total revenue for the financial year ended September 30, 2022 and 2021, respectively. The termination of the US-HK Shipping Agreement may increase the costs of ocean freight rates when the Hong Kong shipping companies pass the new U.S. tax costs to their customers such as the Company, resulting in the increase in cost of services of the Company.

If we are unable to pass on the increased costs to our customers, our results of operations would be adversely affected. If we are able to pass on the costs to our customers, the customers’ demand on our ocean freight forwarding services may decrease as a result of higher ocean freight rates. Moreover, U.S. or other shipping companies trading to China or Asia may choose other port options other than Hong Kong as the new tax exposure may create financial pressure to avoid trading to Hong Kong in the future, resulting in the decrease in the customers’ demand on our ocean freight forwarding services, thus adversely affecting our ocean freight forwarding business and results of operations.

The freight forwarding and logistics industries in which we operate are susceptible to risk of changes in shipping policies which could have direct adverse impact on our business, results of operations and profits.

Frequent accidents concerning certain types of cargo on aircrafts and vessels have called for tightened safety measures on aircrafts and vessels. In the event that changes in shipping policies of certain airlines, for instance, prohibiting consignments containing lithium batteries from loading on to passenger aircrafts, have been adopted, business activities of our customers could be directly affected. Our customers may either be forced to ship their consignments through airlines that offer cargo aircrafts or divert their domestic and inter-continental deliveries to other alternatives such as rail and road transportation. Tightened safety measures may also imply an overall burden on cargo space suppliers to raise shipping costs in order to maintain their profit margin. In the event that we are unable to source suitable alternative cargo space for our customers, or we fail to pass on our increased costs to our customers, our business, results of operations and profitability could be adversely affected.

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We cannot assure that the insurance policies we have taken out are always able to cover all losses we sustain during the course of our business operations.

We maintain an insurance policy with CMB Wing Lung Insurance, for a public liability insurance policy against cargo transportation and storage. Because of these significant self-insured exposures, insurance and claims expense may fluctuate significantly from period-to-period. Additionally, our ability to obtain and maintain adequate insurance and the cost of such insurance may be affected by significant claims and conditions in the insurance market over which we have no control.

We cannot assure that the insurance policies we have taken out are always able to cover all losses we sustain during the course of our business operations as it is not always possible to accurately predict and quantify how much loss we will suffer from potential claims. We may fail to establish sufficient insurance reserves and adequately estimate for future insurance claims. In the case of an uninsured loss or a loss in excess of insured limit, we may be required to pay for losses, damages and liabilities out of our own funds. The occurrence of an event that is not fully covered by insurance, the loss of insurance coverage or a material increase in the cost of insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to Our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the BVI, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation — Hong Kong Profits Taxation” on page 116 of this prospectus. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

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We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery business contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Related to Doing Business in Hong Kong

Although we and our subsidiaries are not based in Mainland China and we have no operations in Mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. It may result in a material adverse change in Hong Kong subsidiaries’ operations, significantly limit or completely hinder NC Logistics’ ability to offer or continue to offer securities to investors and cause the value of NC Logistics’ securities to significantly decline or become worthless, which would materially affect the interests of the investors.

We and our subsidiaries are not based in Mainland China and do not have operations in Mainland China. We currently do not have or intend to set up any subsidiary in Mainland China, or do not foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in Mainland China. For the year ended September 30, 2022, most of our customers were based in Hong Kong who contribute to approximately 84.85% of our revenues. Pursuant to the Basic Law, the constitutional document for Hong Kong, the laws in force in Hong Kong shall include the Basic Law, the laws previously in force in Hong Kong except for that contravene the Basic Law or amended by the legislature of Hong Kong and the laws enacted by the legislature of Hong Kong. National laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Standing Committee of the National People’s Congress of the PRC may, after consulting the Committee for the Basic Law of Hong Kong and the Government of Hong Kong, add to or delete from the list of laws in Annex III to the Basic Law. The Basic Law expressly provides that the national laws of PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

We are subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and all the material legal and operational risks associated with being based in and having operations in the PRC also apply to operations in Hong Kong. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Ordinary Shares to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline or become worthless.

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All of our operating subsidiaries’ operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

NC Logistics is a holding company, and we conduct our operations in Hong Kong through our operating subsidiaries, our wholly-owned subsidiaries, incorporated in Hong Kong. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland- China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. Nonetheless, if new national laws of the PRC are to be applied in Hong Kong, only the Standing Committee of the National People’s Congress may add to or delete from the list of laws in Annex III of the Basic Law. And such laws shall be confined to those relating to defense and foreign affairs and other matters outside the limits of the autonomy of Hong Kong.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between NC Logistics, the ultimate holding company, and the wholly-owned operating subsidiaries in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiaries. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

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You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities” beginning on page 40 of this prospectus.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong holding subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law and added the Hong Kong National Security Law to Annex III to the Basic Law, to be published and implemented locally in Hong Kong. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in issuers like ourselves, which may result in a material change in our operations and/or the value of our Ordinary Shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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There are political risks associated with conducting business in Hong Kong.

While we operate our business in Hong Kong and the South East Asian region, our operations are principally based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included in this prospectus, we derive substantially all of our revenue from operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The Hong Kong protests that began in 2019 are ongoing protests in Hong Kong (the “Hong Kong Protests”) triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including Mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of Mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and the HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

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We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

The rules and regulations in Mainland China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated jointly by several departments of the PRC and became effective on February 15, 2022, which requires that in addition to the procurement of network products and services by operator of critical information infrastructure, the data processing activities by the network platform operator that affect or may affect the national security, any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We believe, based upon the opinion of our PRC counsel, none of the Company or any of its subsidiaries is an operator of any “critical information infrastructure” or “online platform operators” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. Therefore, we are not subject to the Measures for Cybersecurity Review and are not required to pass the security evaluation organized by the CAC and the compliance with such regulation will not materially impact our business operations.

If we inadvertently conclude that the Measures for Cybersecurity Review do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review of the PRC, which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review of the PRC, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our Ordinary Shares prior to this offering and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this public offering there has been no public market for our Ordinary Shares. We expect to apply for our Ordinary Shares to be listed on the Nasdaq Capital Market. There is no guarantee that our application will be approved by the Nasdaq Capital Market. If an active trading market for our Ordinary Shares does not develop after this offering the market price and liquidity of our Ordinary Shares will be materially adversely affected. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Although the audit report included in this prospectus is prepared by U.S. auditors who have been inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. Our U.S. auditor has been inspected by the PCAOB, and we have no operations in Mainland China. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in Mainland China and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

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As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular Mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated Mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in Mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in Mainland China and Hong Kong , or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Our auditor is based in the United States, and has been inspected by the PCAOB on a regular basis. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The SEC is assessing how to implement other requirements of the AHFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

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The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based or having substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on the Nasdaq Capital Market, and only permit them to list on the Nasdaq Global Select or the Nasdaq Global Market in connection with a direct listing, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of the Company will hold a large portion of our listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

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Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Ordinary Shares are approved by the Nasdaq Capital Market and begin trading on the Nasdaq Capital Market, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares may vary from the market price of our Ordinary Shares following our initial public offering. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to catch up with the technology innovations in the industry;

●	announcements by us or our competitors of acquisitions, strategic business relationships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between the Hong Kong dollar and the U.S. dollar; and

●	general economic or political conditions in Hong Kong, the PRC and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

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You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of $3.87 per share, assuming an initial public offering price of $4.5, which is the midpoint of the price range as set forth on the cover page of this prospectus. See “Dilution” on page 43 of this prospectus.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 20,000,000 Ordinary Shares are outstanding before the consummation of this offering and 22,500,000 Ordinary Shares will be outstanding immediately after the consummation of this offering assuming that the underwriter does not exercise its over-allotment option. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the year ended September 30, 2021, the Company approved and declared a dividend of HK$16,000,000 (equivalent to US$2,051,282). The Pre-IPO Investors agreed to waive the right to receive the declared dividends amounted of US$0.3 million, and all remaining declared dividend has been offset against due from to its then shareholders immediately.

During the year ended September 30, 2022, the Company approved and declared a dividend of HK$76,000,000 (equivalent to US$9,743,590). The Pre-IPO Investors agreed to waive the right to receive the declared dividends amounted of US$1,46 million, and all remaining declared dividend has been offset against due from to its then shareholders immediately.

During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Certain shareholders (“Pre-IPO Investors”) who joined the Company as Pre-IPO Investors in 2019, pursuant to their investment agreements with the Company, agreed not to receive any dividend unless and until the closing of the offering. Those Pre-IPO Investors therefore waived their right to receive the declared dividends in the amount of US$1.1 million. The four founder shareholders who were entitled to receive HK$46.75 million (equivalent to US$5.99 million), therefore instructed the Company to set-off the dividend receivable by them of $5.36 million against the current account due from them to the Company and the remaining balance of US$632,936 was recorded in dividend payable as of March 31, 2023. Dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Volatility in the price of our Ordinary Shares may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the BVI. Our corporate affairs are governed by our memorandum and articles of association, the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the common law of the BVI, our memorandum and articles of association and the BVI Act. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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Certain corporate governance practices in the BVI, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this offering. If we choose to follow the BVI practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors – Risks Related to Our Ordinary Shares and This Offering – As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.” on page 36 of this prospectus.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors, than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.” beginning on page 107 of this prospectus.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempt from certain corporate governance requirements of the Nasdaq listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions with only independent directors; or

●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

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In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, although our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollars in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the Ordinary Shares they hold or may not be able to sell their Ordinary Shares at all.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder and such U.S. Holder may be subject to additional reporting requirements. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation— Passive Foreign Investment Company.” beginning on page 116 of this prospectus.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” Beginning on page 11 of this prospectus. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The corporate and taxation advisory industries in Hong Kong and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the new and rapidly changing nature of the financial consultancy industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the BVI to take advantage of certain benefits associated with being a BVI business company, such as:

●	political and economic stability;
●	an effective judicial system;
●	a favorable tax system;
●	the absence of exchange controls or currency restrictions; and
●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to:

●	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	BVI companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals or residents of Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our BVI counsel, and KS Ng Law Office, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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There is uncertainty with regard to BVI law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI are also unlikely to recognize or enforce the judgment against a BVI company. Because the courts of the BVI have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the BVI. Ogier has advised us that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the BVI, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company; and

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

KS Ng Law Office has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial public offering price of $4.5 per Ordinary Share, which is the midpoint of the price range as set forth on the cover page of this prospectus, for net proceeds of approximately $8,253,750.

We plan to use the net proceeds we receive from this offering for the following purposes:

Purposes	Percentage	Amount of Net Proceeds
Business Expansion	40%	$3,301,500
Technology Innovation	15%	$1,238,062
Enhance warehousing and distribution capabilities	15%	$1,238,062
Recruitment of talented personnel	5%	$412,688
General working capital	25%	$2,063,438

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DETERMINATION OF OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of our Ordinary Shares was determined by us and the underwriter and is based on an assessment of our financial condition and prospects, comparable companies with similar sizes and businesses currently traded on U.S. capital markets, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our Ordinary Shares are not listed on a public exchange, we intend to obtain a listing on the Nasdaq Capital Market immediately after the closing of the offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Ordinary Shares. That price is subject to change as a result of market conditions and other factors, including the depth and liquidity of the market for the Ordinary Shares, investor perception of us and general economic and market conditions, and we cannot assure you that the Ordinary Shares can be resold at or above the public offering price.

DIVIDEND POLICY

Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

During the year ended September 30, 2021, the Company approved and declared dividends in the sum of HK$16.0 million (equivalent to US$2.1 million). Certain shareholders (the “Pre-IPO Investors”) who joined the Company as Pre-IPO Investors in 2019, pursuant to their investment agreements with the Company, have agreed not to receive any dividend unless and until the closing of the offering. Those Pre-IPO Investors therefore waived their right to receive the declared dividends in the amount of US$0.3 million. The four founder shareholders, who were entitled to receive HK$13.6 million (equivalent to US$1.8 million), therefore instructed the Company to set-off the dividend receivable by them against the current account due from them to the Company in full immediately.

During the year ended September 30, 2022, the Company approved and declared dividend in the sum of HK$76.0 million (equivalent to US$9.7 million). Pursuant to their investment agreements with the Company the Pre-IPO Investors, agreed not to receive any dividend unless and until the closing of the offering. Those Pre-IPO Investors therefore waived their right to receive the declared dividends in the amount of US$1.5 million. The four founder shareholders who were entitled to receive HK$64.6 million (equivalent to US$8.2 million), therefore instructed the Company to set-off the dividend receivable by them against the current account due from them to the Company in full. Any dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Pursuant to their investment agreements with the Company the Pre-IPO Investors agreed not to receive any dividend unless and until the closing of the offering. Those Pre-IPO Investors therefore waived their right to receive the declared dividends in the amount of US$1.1 million. The four founder shareholders who were entitled to receive HK$46.75 million (equivalent to US$5.99 million), therefore instructed the Company to set-off the dividend receivable by them of $5.36 million against the current account due from them to the Company and the remaining balance of US$632,936 was recorded in dividend payable as of March 31, 2023. Dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries NCL (HK), GLF and Win-Tec.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation - Hong Kong Profits Taxation.” on page 116 of this prospectus.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of 2,500,000 Ordinary Shares by us in this offering at the assumed initial public offering price of $4.5 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

As of the date of this prospectus, we are authorized to issue a maximum of 100,000,000 shares being either Ordinary Shares or preferred shares with no par value per share. By a conditional resolution of the directors dated March 24, 2023, which became effective on April 11, 2023, the Company conducted a 2,000 for 1 forward-split of its, as of the date therein, issued and outstanding shares resulting in 20,000,000 Ordinary shares to be issued and outstanding as of the date of the prospectus. As the Ordinary Shares are of no par value, the post-split shares are of the same denomination and the split has not altered the capitalization of NC Logistics at March 31, 2023 as set out below.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” beginning on page 45 of this prospectus.

	March 31, 2023
	Actual	Actual	Adjusted(1)
	HKD	US$	US$
Short-term bank borrowing	14,950,514	1,916,732	1,916,732
Long-term liabilities	8,201,808	1,051,514	1,051,514
Shareholders’ equity:
Ordinary Shares, no par value, authorized 100,000,000 shares as of March 31, 2023; 20,000,000 shares issued and outstanding, as adjusted, as of March 31, 2023	-	-	-
Additional paid-in capital	1,198,450	153,647	8,407,397
Retained earnings	45,098,821	5,781,901	5,781,901
Total shareholders’ equity	46,297,271	5,935,548	14,189,298
Total capitalization	69,449,593	8,903,794	17,157,544

(1)	The number of Ordinary Shares to be outstanding after the offering is based on 22,500,000, which is the number of shares outstanding on March 31, 2023, assumes no exercise by the underwriters of their option to purchase up to an additional 375,000 Ordinary Shares to cover over-allotments, if any.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of March 31, 2023 was approximately $5,217,068, or $0.26 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving further effect to our sale of 2,500,000 Ordinary Shares in this offering at the assumed public offering price of $4.5 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 is $14,189,298, or $0.63 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $0.37 to our existing stockholders and an immediate dilution in as adjusted net tangible book value per Ordinary Share of $3.87 to new investors purchasing Ordinary Shares in this offering.

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The following table illustrates this dilution on a per Ordinary Share basis.

Assumed initial public offering price per ordinary share	$4.5
Net tangible book value per Ordinary Share as of March 31, 2023	$0.26
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.37
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.63
Dilution per Ordinary Share to new investors in this offering	$3.87

An increase (decrease) in the assumed initial public offering price of our Ordinary Shares would increase (decrease) our net tangible book value after giving effect to the offering assuming no change to the number of our Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting estimated expenses payable by us.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on an as adjusted basis as of March 31, 2023, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Ordinary Share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per ordinary
	Number	Percent	Amount	Percent	share
Existing shareholders	20,000,000	89%	$-	0%	$-
New investors	2,500,000	11%	$11,250,000	100%	$4.5
Total	22,500,000	100.0%	$11,250,000	100.0%	$0.5

CORPORATE HISTORY AND STRUCTURE

Our Corporate History and Corporate Structure

NC Logistics was incorporated in the BVI on April 24, 2019 and is a holding company with no material operations.

As part of the Reorganization, on May 10, 2019, the Company acquired NCL (HK), which is our principal operating subsidiary and is principally engaged in the business of freight forwarding and ancillary logistics services. NCL (HK) was incorporated in Hong Kong as a limited liability company on July 31, 2002, with an issued share capital of HK$1,000,000 divided into 1,000,000 shares.

On September 26, 2019, the Company, via NCL (HK), has acquired GLF and Win-Tec. GLF is principally engaged in the business of freight forwarding services and Win-Tec is principally engaged in the business of warehousing and distribution services. As a result, each of GLF and Win-Tec became an indirect wholly-owned subsidiary of the Company.

GLF was incorporated in Hong Kong as a limited liability company on August 15, 2016, with an issued share capital of HK$10,000 divided into 10,000 shares. Though, currently inactive, GLF’s principally engaged in the business of freight forwarding services, and was acquired mainly for handling dangerous goods. Some of the airlines have more stringent requirements on dangerous goods, and will lower the creditability of the freight forwarders if the freight forwarders has previously handled dangerous goods improperly.

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Win-Tec was incorporated in Hong Kong as a limited liability company on June 28, 2005, with an issued share capital of HK$188,450 with 6 shares. Win-Tec’s principally engaged in the business of warehousing and distribution services. Its main assets are two trucks, which it uses to provide warehousing and distribution services to NCL (HK), its clients/suppliers, and external customers.

By a conditional resolution of the directors dated March 24, 2023, which became effective on April 11, 2023, the Company conducted a 2,000 for 1 forward-split of its, as of the date therein, issued and outstanding shares resulting in 20,000,000 Ordinary shares to be issued and outstanding as of the date of the prospectus. As the Ordinary Shares are of no par value, the post-split shares are of the same denomination and the split has not altered the capitalization of NC Logistics.

The following diagram illustrates our corporate structure as of the date of this prospectus:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a well-established international freight forwarding and logistics service provider founded and based in Hong Kong. Our history can be traced back to 2002 when NCL (HK) was incorporated and which commenced its operation as a freight forwarder in 2004. We provide air and ocean export and import freight forwarding services ranging from the sale of cargo space, cargo pick up, off-airport air cargo security screening, palletization, preparation of shipping documentation, arrangement of customs clearance to cargo handling at ports. Since our inception, we offered routes to over 140 countries to our customers. We have an experienced team of specialist who have extensive experience in the Air and Sea freight industries in Hong Kong. For all other countries, we have a strong network cooperating closing with well-established agents to handle both inbound and outbound traffic. These agents are carefully selected in order to ensure a consistently high level of service is provided to our customers around the world.

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Our scope of services includes:

●	Air Freight Import and Export;
●	Ocean Freight Import and Export; and
●	Other services such as warehousing and distribution, X-ray, gate charge and palletization;

Our Hong Kong warehouse is located at Lot 481, DD107, Fung Kat Heung, Yuen Long, NT and is a world class logistics center.

For the years ended September 30, 2022 and 2021, we had total revenue of approximately US$75.2 million and US$71.7 million, respectively, and net income after taxation of approximately US$7.0 million and US$5.5 million, respectively. Revenue derived from air freight, sea freight and others accounted for approximately 96.51%, 1.05% and 2.44% of our total revenue for year ended September 30, 2022, respectively. Revenue derived from air freight, sea freight and others accounted for approximately 95.18%, 1.19% and 3.63% of our total revenue for year ended September 30, 2021, respectively.

General Factors that Affect Our Results of Operations

Our financial performance is significantly influenced by economic conditions in Hong Kong and Mainland China. These factors can affect our clients’ demand for freight forwarding services and ultimately, our revenue and profitability. Key aspects of the economic conditions in these regions that may impact our business include:

GDP Growth

We operate out of Hong Kong, accordingly, fluctuations in the GDP growth rates of Hong Kong and Mainland China can directly affect the overall demand for our services. A slowdown in economic growth might lead to reduced trade volumes, which could negatively impact our business.

Trade Policies

Changes in trade policies, including trade agreements and tariffs, between Hong Kong, Mainland China, and their trading partners can have a significant impact on the overall volume of global trade. These changes can affect import and export activities, thereby influencing our freight forwarding services.

Economic Stability

Economic stability in Hong Kong and Mainland China plays a major role in maintaining a healthy business environment. Factors such as inflation, interest rates, and government regulation can influence the overall economic stability, and in turn, affect the demand for our services.

Seasonality

Our peak season is generally from October to December, which is driven by festive events and discount promotions such as Thanksgiving, Christmas and New Year’s Eve. Moreover, we recorded relatively lower volume of shipment and thus relatively lower revenue during Lunar New Year (normally in January or February) owing to fewer business activities of manufacturers and shippers in Mainland China in Lunar New Year, resulting in a decrease in the demand of freight forwarding services. Accordingly, comparison of sales and operating results from different periods in any given financial year may not be relied upon as indicators of our performance. It is widely understood in the industry that these seasonal trends are influenced by a number of factors, including weather patterns, national holidays, economic conditions, consumer demand, major product launches, as well as a number of other market forces. Since many of these forces are unforeseen there is no way for us to provide assurances that these seasonal trends will continue.

Labor and fuel supply

Since our services involves logistics or cargoes to various locations designated by our customers, an increase in labor and fuel prices may increase our direct costs. If we are unable to have corresponding increase in our service rates, our profitability may be adversely affected. In addition, the cost of fuel can fluctuate significantly and is subject to many economic and political factors that are beyond our control, in the absence of hedging system against the fluctuation in fuel prices, our financial performance may be different from what we expected.

Infrastructure Development

The ongoing development and investment in infrastructure projects in Hong Kong and Mainland China, such as ports, airports, and transportation networks, can have both positive and negative effects on our business. Improved infrastructure can help us better serve our clients, while increased competition might pose challenges to our market share and profitability.

46

Key Financial Performance Indicators

In assessing our financial performance, we consider a variety of financial performance measures, including the number of customers for our services, the service fees we charge, our ability to collect the service fees in a timely manner, and our ability to improve our operating efficiency over time. We timely review these indicators to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater detail under “Results of Operations.”

	For the year ended September 30,
	2021	2022
	% of total revenue
Revenue from air freight forwarding services	95.18%	96.51%
Revenue from sea freight forwarding services	1.19%	1.05%
Revenue from other services	3.63%	2.44%
Total operating revenue	100.00%	100.00%

	For the six months ended March 31,
	2022	2023
	% of total revenue
Revenue from air freight forwarding services	96.42%	94.65%
Revenue from ocean freight forwarding services	1.23%	0.72%
Revenue from other services	2.35%	4.63%

Total operating revenue	100.00%	100.00%

Revenue

Our revenue from freight forwarding services includes air and ocean freight forwarding services, and includes both export and import shipment services. Our freight forwarding services is mainly derived from air freight export shipments to regions such as North America, Europe and Asia.

Air freight forwarding services

The revenue from the air freight forwarding services includes both import and export of goods and principally involves the arrangement of shipment upon receipt of booking instructions from our customers, including the sale of cargo space, cargo pick up, off-airport air cargo security screening, palletization, preparation of shipping documentation, arrangement of customs clearance, and cargo handling at ports. During the year ended September 30, 2022, and the six months ended March 31, 2023, our air freight forwarding services covered export shipments to over 140 countries.

Ocean freight forwarding services

Our ocean freight forwarding services involve major steps similar to those of our air freight forwarding services. During the years ended September 30, 2022 and 2021, and the six months ended March 31, 2023, our ocean freight forwarding services mainly covered export shipments to the U.S.

Others services

Our other services include warehousing and distribution, X-ray, gate charge and palletization.

47

Results of Operations

Year ended September 30, 2022, compared to year ended September 30, 2021

The following table summarizes the results of our operations for the periods indicated, and the percentage increase or (decrease) as compared to the year ended September 30, 2021.

	For the year ended September 30,
	2021	2022	% of change
	US$	US$
Revenue	71,659,463	75,186,129	4.92%
Costs of sales	(61,462,851)	(63,642,469)	3.55%
Gross profit	10,196,612	11,543,660	13.21%

Operating expenses:
General and administrative expenses	(3,553,451)	(3,300,179)	-7.13%
Total operating expenses	(3,553,451)	(3,300,179)	-7.13%

Income from operations	6,643,161	8,243,481	24.09%

Other income	18,226	165,504	808.07%
Interest expense	(95,648)	(81,887)	-14.39%
Other income (expense)	(77,422)	83,617	-208.00%

Income before tax expense	6,565,739	8,327,098	26.83%
Income tax expense	(1,031,818)	(1,345,418)	30.39%
Net income	5,533,921	6,981,680	26.16%

Revenue

Our total revenue increased by approximately US$3.5 million, or 4.92%, to approximately US$75.2 million for the year ended September 30, 2022, from approximately US$71.7 million for the fiscal year ended September 30, 2021. The increase in our total revenue was primarily due to the increase revenue from air freight forwarding services and partially offset by the decrease revenue from ocean freight and other forwarding services.

Our different revenue sources for fiscal years 2022 and 2021 were as follows:

	For the year ended September 30,
	2021	2022	% of change
	US$	US$
Revenue
Revenue from air freight forwarding services	68,203,693	72,562,276	6.39%
Revenue from ocean freight forwarding services	852,412	788,427	-7.51%
Revenue from others services	2,603,358	1,835,426	-29.50%
Total revenue	71,659,463	75,186,129	4.92%

48

Revenue from forwarding services is mainly derived from air freight. The following table sets forth the breakdown of monthly volume from air freight forwarding services for the years indicated .

	For the year ended September 30,
	2021	2022	% of change
	kg	kg
Monthly volume from air freight forwarding
- October	1,448,420	992,204	-31.5%
- November	1,464,629	1,009,224	-31.1%
- December	1,260,172	1,001,901	-20.5%
- January	1,341,770	1,278,556	-4.7%
- February (note)	709,231	666,775	-6.0%
- March	1,139,273	1,008,771	-11.5%
- April	879,116	1,255,457	42.8%
- May	984,302	1,063,867	8.1%
- June	1,152,690	910,280	-21.0%
- July	1,139,539	1,044,119	-8.4%
- August	1,258,009	911,082	-27.6%
- September	1,121,556	725,616	-35.3%

Total volume from air freight forwarding	13,898,707	11,867,852	-14.6%

Note: Due to the Lunar New Year holiday, the Company recorded the lowest volume from air freight forwarding services.

Due to a severe shortage of cargo capacity, our total volume from air freight forwarding decreased by 14.6% to 11,867,852kg for the year ended September 30, 2022, from 13,898,707kg for the year ended September 30, 2021. However, our monthly average unit prices ranging from US$3.96/kg to US$6.18/kg during the fiscal year ended September 30, 2021 increased to range from US$3.63/kg to US$9.37/kg during the fiscal year ended September 30, 2022. Due to the outbreak of COVID-19 pandemic, most airlines had suspended partly or all services, especially services for passenger flights, which subsequently caused the disruption in air transportation, short supply of cargo space and the surge in the price of air cargo space. In addition, border control and various lockdown measures implemented by most countries around the world led to temporarily interruption for cargo flights. The increased air freight rates charged by the airlines attributed to unstable supply of cargo capacity led to raising average unit prices and increased revenue during the year ended September 30, 2022. Total revenue from air freight forwarding during the fiscal year ended September 30, 2022 increased by 6.39% to US$72.6 million for the year ended September 30, 2022, from US$68.2 million for the year ended September 30, 2021 attributed to the increased freight rates.

Revenue from air freight forwarding services

During the fiscal year ended September 30, 2022, there were over 200 customers used our air freight forwarding services, and we charged total service fees in the range of approximately US$2 to US$100,000 for designated services. Our revenue from air freight forwarding services increased by approximately US$4.4 million, or approximately 6.39%, from approximately US$68.2 million in the fiscal year ended September 30, 2021, to approximately US$72.6 million in the fiscal year ended September 30, 2022. The increase in our revenue from air freight forwarding services was attributed to the increased freight rates due to a severe shortage of cargo capacity resulting from the COVID-19 pandemic and rising demand for cross-border e-commerce worldwide.

Revenue from ocean freight forwarding services

During the fiscal year ended September 30, 2022, we charged service fees in the range of approximately US$24 to US$60,000 for designated services. Our revenue from ocean freight forwarding services remained stable at approximately US$0.9 and US$0.8million in the fiscal year ended September 30, 2021 and 2022, respectively.

Revenue from other services

During the year ended September 30, 2021, our other services include warehousing and distribution, X-ray, gate charge and palletization recorded revenue of approximately US$1,742,000, US$98,000, US$566,000 and US$198,000, respectively.

During the year ended September 30, 2022, our other services include warehousing and distribution, X-ray, gate charge and palletization recorded revenue of approximately US$1,116,000, US$93,000, US$426,000 and US$200,000, respectively

49

Costs of sales

The table below sets forth the breakdown of cost of sales by service type for the years indicated.

	For the year ended September 30,
	2021	2022	% of change
	US$	US$

Air freight forwarding services	59,398,753	61,814,326	4.07%
Ocean freight forwarding services	767,780	707,448	-7.86%
Other services	1,296,318	1,120,695	-13.55%
Total cost of sales	61,462,851	63,642,469	3.55%

Our cost of sales amounted to approximately US$61.5 million and US$63.6 million in the year ended September 30, 2021 and 2022, respectively. The trend of cost of sales of each of the service types was in line with the trend of the revenue of respective service types during the year.

The table below sets forth the breakdown of cost of sales by nature for the years indicated.

	For the year ended September 30,
	2021	2022	% of change
	US$	US$

Air freight charges	59,398,753	61,814,326	4.07%
Ocean freight charges	767,780	707,448	-7.86%
Logistics and warehousing fees	642,896	431,357	-32.90%
Direct labor costs	545,852	521,557	-4.45%
Handling fee	40,147	97,257	142.25%
Others	67,423	70,524	4.60%
Total cost of sales	61,462,851	63,642,469	3.55%

Our cost of sales  mainly comprised air and ocean freight charges, and logistics and warehousing fees. Air and ocean freight charges represented costs of cargo space charged by airlines, shipping liners or other freight forwarders. Logistics and warehousing fees primarily represent costs and service fees incurred in relation to warehousing services such as x-ray screening, storage, palletizing and consolidation performed in our warehouse and costs of local trucking and transportation services.

Our total cost of sales increased by approximately US$2.2 million or 3.55%, from approximately US$61.5 million for the year ended September 30, 2021 to approximately US$63.6 million for the year ended September 30, 2022, primarily due to the increase in the revenue.

Gross profit and gross profit margin

Our gross profit increased by 13.2% to US$11.5 million for the year ended September 30, 2022, from US$10.2 million for the year ended September 30, 2021. Our gross profit margin increased to 15.4% for the year ended September 30, 2022, from 14.2% for the year ended September 30, 2021. The increase in gross profit margin could be attributed to economies of scale as our resources were more utilized during fiscal year 2022.

The following table sets out the gross profit and gross profit margin for our different services for the years ended September 30, 2021 and 2022:

	As of September 30,
	2021		2022
	US$		US$
Air freight forwarding services	8,804,940	12.9%	10,747,950	14.8%
Ocean freight forwarding services	84,632	9.9%	80,979	10.3%
Other services	1,307,040	50.2%	714,731	38.9%
Overall	10,196,612	14.2%	11,543,660	15.4%

General and administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022
	US$	US$

Professional expense	433,282	22,250
Listing expense	327,173	-
Depreciation expense	109,238	201,078
Payroll expense	1,959,924	2,349,799
Staff welfare	20,631	16,686
Insurance expense	62,636	30,758
Rent expense	151,370	212,871
Electricity & water	16,550	18,302
Motor expense	63,991	93,571
Office expense	105,618	127,057
Others	151,307	140,231
Travel expense and entertainment	48,312	73,132
Impairment loss – ECL	89,197	-
Bank charges	14,222	14,444

	3,553,451	3,300,179

50

Our general and administrative expense accounted for approximately 4.96% and 4.39% of our total revenue for the years ended September 30, 2021 and 2022, respectively. The Company incurred listing expense for the proposed listing in Hong Kong stock exchange during the year ended September 30, 2021 and then terminated in FY2022, therefore no listing expense incurred in FY2022.

We expect our overall general and administrative expense, including salaries and professional and business consulting expenses, will increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional fees for legal, audit, and advisory services to increase when we become a public company upon the completion of this offering.

Other income

	Years ended September 30,
	2021	2022
	US$	US$
Government grants	-	165,493
Interest income	20	11
Miscellaneous income	18,206	-

	18,226	165,504

Our other income primarily represented Hong Kong government grants. Hong Kong Government grants represented the anti-epidemic funds received from the Hong Kong government under the Employment Support Scheme granted to companies in the freight forwarding industry. Other income increased by approximately US$147,278, from approximately US$18,226 for the year ended September 30, 2021 to approximately US$165,504 for year ended September 30, 2022, primarily due to increase in government grants during for the year ended September 30, 2022.

Income Tax Expense

We are not subject to any income tax in the BVI pursuant to the rules and regulations in the BVI, but our subsidiaries are subject to Hong Kong profits tax. Our income tax expense was US$1,345,418 for the year ended September 30, 2022, from US$1,031,818 for the year ended September 30, 2021  due to the low pre-tax profit base in 2021. Effective tax rate for the two years ended September 30, 2021 and 2022 was 15.7% and 16.2%.

Net Income

As a result of the foregoing, we reported net income of approximately US$7.0 million for the year ended September 30, 2022, representing a significant increase of approximately US$1.5 million from a net income of approximately US$5.5 million for the fiscal year ended September 30, 2021.

Six months ended March 31, 2023, compared to six months ended March 31, 2022

The following table summarizes the results of our operations for the periods indicated, and the percentage increase or (decrease) as compared to the six months ended March 31, 2022.

	For the six months ended March 31,
	2022	2023	% of change
	US$	US$
Revenue	42,508,977	19,475,751	-54.18%
Costs of sales	(33,496,248)	(17,553,503)	-47.60%
Gross profit	9,012,729	1,922,248	-78.67%

Operating expenses:	(1,726,234)	(1,466,857)	-15.03%
General and administrative expenses
Total operating expenses	(1,726,234)	(1,466,857)	-15.03%

Income from operations	7,286,495	455,391	-93.75%

Other income	42,178	28,839	-31.63%
Interest expense	(38,386)	(42,341)	10.30%
Other income (expense)	3,792	(13,502)	-456.06%

Income before tax expense	7,290,287	441,889	-93.94%
Income tax expense	1,156,187	40,255	-96.52%
Net income	6,134,100	401,634	-93.45%

Revenue

Our total revenue decreased by approximately $23.03 million, or 54.18%, to approximately $19.48 million for the six months ended March 31, 2023, from approximately $42.51 million for the six months ended March 31, 2022. The decrease in our total revenue was primarily due to decrease in air  and ocean freight rate charged to customer due to increase in supply of air and ocean cargo space and decrease in volume form air freight forwarding due to continued disruptions to cross-boundary land cargo flows dealt a serious blow to Hong Kong’s exports during the six months ended March 31, 2023.

51

Our different revenue sources for the six months ended March 31, 2023 and 2022 were as follows:

	For the six months ended March 31,
	2022	2023	% of change
	US$	US$
Revenue
Revenue from air freight forwarding services	40,988,073	18,433,623	-55.03%
Revenue from ocean freight forwarding services	521,291	140,367	-73.07%
Revenue from other services	999,613	901,761	-9.79%

Total revenue	42,508,977	19,475,751	-54.18%

Revenue from forwarding services is mainly derived from air freight. The following table sets forth the breakdown of monthly volume from air freight forwarding services for the periods indicated.

	For the six months ended March 31,
	2022	2023	% of change
Monthly volume from air freight forwarding	Kg	Kg

- October	992,204	857,802	-13.55%
- November	1,009,224	918,528	-8.99%
- December	1,001,901	1,032,340	3.04%
- January (note)	1,278,556	622,579	-51.31%
- February (note)	666,775	517,440	-22.40%
- March	1,008,771	806,477	-20.05%

Total volume from air freight forwarding	5,957,431	4,755,166	-20.18%

Note: Due to the Lunar New Year holiday, the Company recorded the lowest volume from air freight forwarding services.

Revenue from air freight forwarding services

During the six months ended March 31, 2023, there were over 300 customers used our air freight forwarding services, and we charged total service fees in the range of approximately $2 to $100,000 for designated services. Our total volume from air freight forwarding decreased by 20.18% to 4,755,166 kg for the six months ended March 31, 2023, from 5,957,431 kg for the six months ended March 31, 2022. In addition, our monthly average unit prices ranging from $3.63/kg to $9.37/kg during the six months ended March 31, 2022 decreased to range from $1.43/kg to $5.02/kg during the six months ended March 31, 2023. Our revenue from air freight forwarding services decreased by approximately $22.56 million, or approximately 55.03%, from approximately $40.99 million for the six months ended March 31, 2022, to approximately $18.43 million for the six months ended March 31, 2023. The decrease in our revenue from air freight forwarding services was attributed to the decreased freight rates  due to increase in supply of air cargo space and decrease in volume from  air freight forwarding due to continued disruptions to cross-boundary land cargo flows during the six months ended March 31, 2023. Higher revenue in the same period in 2022 was mainly due to the company was able to charge higher price rate due to a severe shortage of cargo capacity resulting from the COVID-19 pandemic and rising demand for cross-border e-commerce worldwide during the six months ended March 31, 2022.

52

Revenue from ocean freight forwarding services

During the six months ended March 31, 2023, we charged service fees in the range of approximately $24 to $60,000 for designated services. Our revenue from ocean freight forwarding services decreased by approximately $0.38 million, or approximately 73.07%, from approximately $0.52 million for the six months ended March 31, 2022, to approximately $0.14 million for the six months ended March 31, 2023. The decrease in our revenue from ocean freight forwarding services was attributed to the decreased freight rates due to increase in supply of ocean cargo space during the six months ended March 31, 2023 and higher price rate in 2022 due to a severe shortage of cargo capacity resulting from the COVID-19 pandemic and rising demand for cross-border e-commerce worldwide during the six months ended March 31, 2022.

Revenue from other services

During the six months ended March 31, 2022, our other services include warehousing and distribution, X-ray and gate charge of approximately $719,382, $52,240 and $227,991, respectively.

During the six months ended March 31, 2023, our other services include warehousing and distribution, X-ray and gate charge of approximately $691,369, $36,241 and $174,151, respectively

Costs of sales

The table below sets forth the breakdown of cost of sales by service type for the periods indicated.

	For the six months ended March 31,
	2022	2023	% of change
	US$	US$
Air freight forwarding services	32,749,270	16,950,136	-48.24%
Ocean freight forwarding services	132,631	102,286	-22.88%
Other services	614,347	501,081	-18.44%

Total cost of sales	33,496,248	17,553,503	-47.60%

53

Our cost of sales amounted to approximately $17.55 million and $33.50 million in the six months ended March 31, 2023 and 2022, respectively. The trend of cost of sales of each of the service  types was in line with the trend of the revenue of respective service types during the year.

The table below sets forth the breakdown of cost of sales by nature for the periods indicated.

	For the six months ended March 31,
	2022	2023	% of change
	US$	US$
Air freight charges	32,749,270	16,950,136	-48.42%
Ocean freight charges	132,631	102,286	-22.88%
Logistics and warehousing fees	232,609	178,066	-23.45%
Direct labor costs	296,315	253,614	-14.41%
Handling fee	43,996	36,040	-18.08%
Others	41,427	33,361	-19.47%
Total cost of sales	33,496,248	17,553,503	-47.60%

Our cost of sales mainly comprised air and ocean freight charges, and logistics and warehousing fees. Air and ocean freight charges represented costs of cargo space charged by airlines, shipping liners or other freight forwarders. Logistics and warehousing fees primarily represent costs and service fees incurred in relation to warehousing services such as x-ray screening, storage, palletizing and consolidation performed in our warehouse and costs of local trucking and transportation services.

Our total cost of sales decreased by approximately $15.95 million or 47.60% , from approximately $33.50 million for the six months ended March 31, 2022 to approximately $17.55 million for the six months ended March 31, 2023, primarily due to the decrease in the revenue.

Gross profit and gross profit margin

Our gross profit decreased by 78.67% to $1.92 million for the six months ended March 31, 2023, from $9.01 million for the six months ended March 31, 2022. Our gross profit margin decreased to 9.87% for the six months ended March 31, 2023, from 21.2% for the six months ended March 31, 2022. The decrease in gross profit margin could be attributed to decreased freight rate  charged to customer to remain competitive in the market and attract more business and decrease in volume from air freight forwarding due to continued disruptions to cross-boundary land cargo flows during the six months ended March 31, 2023. The Company aims to acquire more customers and regain its competitive edge in the market by implementing this strategy.

54

The following table sets out the gross profit and gross profit margin for our different services for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022		2023
	US$		US$
Air freight forwarding services	8,238,802	20.10%	1,483,488	8.05%
Ocean freight forwarding services	388,660	74.56%	38,081	27.13%
Other services	385,267	38.54%	400,680	44.43%

Gross profit	9,012,729	21.2%	1,922,248	9.87%

General and administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023
	US$	US$
Professional expense	16,981	4,615
Depreciation expense	233,523	222,392
Payroll expense	1,363,943	1,103,353
Staff welfare	8,131	6,459
Insurance expense	4,548	4,572
Electricity & water	8,673	7,543
Motor expense	37,555	33,294
Sundry expenses	45,920	19,583
Travel expense and entertainment	58,612	28,086
Bank charges	5,706	3,948
Allowance for (reversal of) expected credit loss	(150,282)	(55,646)
Office expense	43,943	39,276
Computer accessories	26,389	36,836
Repairs and maintenance	18,889	7,731
Exchange difference	3,703	4,815
	1,726,234	1,466,857

Our general and administrative expense accounted for approximately 7.53% and 4.06% of our total revenue for the periods ended March 31, 2023 and 2022, respectively. General and administrative expense for the six months ended March 31, 2023 decreased by 15.03%, or $0.26 million, to $1.47 million, compared with $1.73 million in 2022. General and administrative expense decreased primarily due to payroll expenses and related expenses decreased by 19.1% o or $0.26 million, to $1.10 million, compared with $1.36 million in 2022 due to increase in bonus incurred for the Company’s performance in 2022.

55

We expect our overall general and administrative expense, including salaries and professional and business consulting expenses, will increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional fees for legal, audit, and advisory services to increase when we become a public company upon the completion of this offering.

Other income

	For the six months ended March 31,
	2022	2023
	US$	US$
Government grants	42,173	21,732
Interest income	5	296
Sundry income	-	6,811
	42,178	28,839

Our other income primarily represented Hong Kong government grants. Government grants represented the anti-epidemic funds received from the Hong Kong government under the Employment Support Scheme granted to companies in the freight forwarding industry in 2023 and Pilot subsidy scheme for 3rd party logistics service provider in 2022. Other income decreased by $13,339, from $42,178 for the six months ended March 31, 2022 to $28,839 for six months ended March 31, 2023, primarily due to decrease in government grants during for the six months ended March 31, 2023.

Income Tax Expense

We are not subject to any income tax in the BVI pursuant to the rules and regulations in the BVI, but our subsidiaries are subject to Hong Kong profits tax. Our income tax expense was $40,255 for the six months ended March 31, 2023, decreased from $1,156,187 for the six months ended March 31, 2022 due to the low pre-tax profit base in 2023. Effective tax rate for the two periods ended March 31, 2022 and 2023 were 15.86% and 9.11% respectively. The decrease in our effective income tax rate was driven by the decrease in assessable profit that the tax rate is 8.25% for assessable profits on the first HKD2 million under two-tiered profits tax regime in 2023.

Net Income

As a result of the foregoing, we reported net income of approximately $0.4 million for the six months ended March 31, 2023, representing a significant decrease of approximately $5.73 million from a net income of approximately $6.13 million for the six months ended March 31, 2022.

Liquidity and Capital Resources

Cash Flows for the Year Ended September 30, 2022 Compared to the Year Ended September 30, 2021

Our use of cash was primarily related to operating activities and dividends payment. We have historically financed our operations primarily through our cash flow generated from our operations and bank borrowings.

The following table sets forth a summary of our cash flows information for the years indicated:

	Years Ended September 30,
	2021	2022
Net cash provided by operating activities	4,575,669	6,801,033
Net cash used in investing activities	(95,064)	(462,335)
Net cash used in financing activities	(4,516,665)	(5,785,159)
Net increase / (decrease) in cash and cash equivalents	(36,060)	553,539
Cash and cash equivalents, beginning of year	1,976,660	1,940,600
Cash and cash equivalents, end of year	1,940,600	2,494,139

Cash provided by operating activities

Our cash inflow from operating activities was principally receipt of payments for our provision of freight forwarding services, whereas our outflow from operating activities is principally for freight charges, ancillary service fees payable to suppliers, payment of salaries and employee benefits and general and administrative expenses.

Net cash provided by operating activities reflects our net income adjusted for non-cash items, including non-cash operating lease expense, depreciation, deferred tax expenses, credit loss, and changes in working capital items including accounts receivable, prepaid expense, deposits and other receivable, due from directors, accounts payable, accruals and other current liabilities, income taxes payable and lease liabilities – operating leases.

The increase in net cash provided by operating activities from approximately US$4.6 million in FY2021 to approximately US$6.8 million in FY2022 was mainly due to increase in net income of approximately of US$1.4 million and reduction of net change in working capital of approximately of US$0.7 million.

Net cash used in investing activities

For the years ended September 30, 2022 and 2021, cash used in investing activities was approximately US$462,000 and US$95,000. Cash used in investment activities was for the acquisition of property, plant and equipment to support our business needs.

Net cash used in financing activities

Cash used in financing activities was approximately US$5.8 million for the fiscal year ended September 30, 2022, which consisted of repayment to shareholder and director of approximately US$5.4 million and repayment of bank loans of approximately US$0.4 million.

Cash used in financing activities amounted to approximately US$4.5 million for the fiscal year ended September 30, 2021, which consisted of repayment to shareholder and director of approximately US$3.9 million and repayment of bank loans of approximately US$0.6 million.

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Cash Flows for the Six months ended March 31, 2023 Compared to the Six months ended March 31, 2022

Our use of cash was primarily related to operating activities and dividends payment. We have historically financed our operations primarily through our cash flow generated from our operations and bank borrowings.

The following table sets forth a summary of our cash flows information for the periods indicated:

	For the six months ended March 31,
	2022	2023
	US$	US$
Net cash provided by / (used in) operating activities	8,804,275	(2,268,151)
Net cash used in investing activities	(455,397)	(218,035)
Net cash (used in) / provided by financing activities	(3,287,032)	661,061
Net change in cash and cash equivalents	5,061,846	(1,825,125)
Cash and cash equivalents, beginning of period	1,940,600	2,494,139
Cash and cash equivalents, end of period	7,002,446	669,014

Cash provided by operating activities

Our cash inflow from operating activities was principally receipt of payments for our provision of freight forwarding services, whereas our outflow from operating activities is principally for freight charges, ancillary service fees payable to suppliers, payment of salaries and employee benefits and general and administrative expenses.

Net cash provided by operating activities reflects our net income adjusted for non-cash items, including non-cash operating lease expense, depreciation, deferred tax expenses, credit loss, and changes in working capital items including accounts receivable, contract assets, deposits and other receivable, accounts payable, accruals and other current liabilities, income taxes payable and lease liabilities – operating leases.

The decrease in net cash (used in) / provided by operating activities from approximately $8.80 million during the six months ended March 31, 2022 to approximately ($2.3) million during the six months ended March 31, 2023 was mainly due to a decrease in cash provided by account receivable of approximately $6.6 million due to the speed at which customers settle their debts slowed in 2023 and is yet to recover and the decrease in net income of approximately of $5.73 million in 2023.

Net cash used in investing activities

For the six months ended March 31, 2023 and 2022, cash used in investing activities was approximately $0.22 million and $0.46 million. Cash used in investment activities was for the acquisition of property, plant and equipment to support our business needs in 2022, no such acquisition in 2023.

Net cash used in financing activities

Cash provided by financing activities was approximately $0.66 million for the six months ended March 31, 2023, which consisted of repayment of bank loans of approximately $0.16 million and offering cost of $0.42 million, repayment to shareholder and director of $0.91 million, proceeds from bank overdraft of $0.58 million and advances from shareholder and director of $1.27 million.

Cash used in financing activities amounted to approximately $3.29 million for the six months ended March 31, 2022, which consisted of repayment of bank loans of approximately $0.2 million and repayment to shareholder and director of $3.08 million.

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The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of September 30,		As of March 31,
	2021	2022	2023
	US$	US$	US$
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	1,940,600	2,494,139	669,014
Accounts receivable, net	13,093,804	10,663,156	10,933,095
Contract assets	134,751	56,200	-
Loan receivable - related party	-	-	218,035
Due from related parties	7,783,155	5,153,815	-
Deferred listing cost	-	-	718,480
Deposits and other receivables	1,338,403	999,491	359,586
Total current assets	24,290,713	19,366,801	12,898,210

Liabilities
Current liabilities:
Bank overdraft		-	575,527
Bank loans – current	1,670,163	1,502,509	1,341,205
Accounts payable	7,731,087	4,489,818	3,486,355
Accruals, and other current liabilities	205,839	76,055	352,751
Operating lease liabilities – current	621,873	1,088,705	1,104,284
Finance lease liabilities – current	36,477	44,206	46,185
Loan payable – related party		-	318,347
Due to related parties		-	560
Dividend payables		-	632,936
Income tax payables	1,865,949	2,288,076	686,910
Total current liabilities	12,131,388	9,489,369	8,545,060

Net Current assets	12,159,325	9,877,432	4,353,150

Accounts receivable, net

Accounts receivable represented receivables from our customers arising from our freight forwarding services. We generally grant our customers a credit period typically ranging from 0 to 1 year, depending on their reputation and transaction history. Our accounts receivable, net decreased by 18.6% to US$10.7 million as September 30, 2022, from US$13.1 million as of September 30, 2021 and our accounts receivable, net increased by 2.53% to $10.93 million as March 31, 2023, from $10.7million as of September 30, 2022.

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The following table summarizes our outstanding accounts receivable and subsequent collection as of the date of this prospectus.

	Balance as of March 31,	Subsequent	% of
	2023	collection	subsequent
Accounts Receivable by aging bucket	US$	US$	collection

0-30 days	$2,529,058	$1,822,221	72.05%
31-60 days	1,049,112	836,845	79.77%
61-90 days	466,958	151,909	32.53%
Over 90 days	7,206,419	1,722,495	23.90%
Total gross accounts receivable	11,251,547	$4,533,470	40.29%
Allowance for doubtful accounts	(318,452)
Accounts Receivable, net	$10,933,095

Loan to/ (from) related party and Amounts due from related parties

	As of September 30, 2021	As of September 30, 2022	As of March 31, 2023
	US$	US$	US$
Loan advance to related party
Sin Yuk Hung	-	-	218,035
Loan received from related party
Asia International Securities Exchange Co., Limited	-	-	(318,347)
Due (to)/ from related parties
Lam Shing Kwan Henry (former executive officer)	4,410,454	2,920,495	(317)
Ngan Ching Shun (executive officer)	2,507,905	1,660,674	(180)
Ng Yi To Peter (director)	864,796	572,646	(63)
	7,783,155	5,153,815	(560)

The amounts due from related parties were unsecured, interest-free and repayable on demand. As of March 31, 2023, there were no balance of due from related parties after offsetting against dividend payable to the three current and then officers and director.

On December 1, 2022, the Company entered into facility letter with a shareholder, Sin Yuk Hung to offer facility of up to HK$2 million ($256,410) being made available to the shareholder for overdraft. Drawdown can be in different tranches approved by the Company and repaid at any time with one month’s notice. This loan bears an annual interest at a rate of 2.8% on the outstanding amount from drawdown tranche until repayment.

On December 22, 2022, the Company entered into a loan and sale and purchase agreement (the “Agreement”) with Ngan Ching Shun and Asia International Securities Exchange Co., Ltd (“AISE”). As part of the Agreement, AISE agreed to lend the Company up to the amount of $2 million in order to finance for payment of the expenses of the proposed IPO. This loan is interest free and payable in full within 5 business days from the first trading date of the Company.

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Deposits and other receivable

Deposits and other receivable are consisted mainly of other receivables from Mr. Tse Man Ho, office rental deposits, utility deposits and cargo deposits. Deposits and other receivable decreased from US$1,338,403 as of September 30, 2021 to US$999,491 as of September 30, 2022.

Deposits and other receivable are consisted mainly of office rental deposits, utility deposits and cargo deposits. Deposits and other receivable decreased from $999,491 as of September 30, 2022 to $359,586 as of March 31, 2023.

Dividend payable

The following table summarized dividend payable as of March 31, 2023:

As of March 31, 2023
US$
Dividend payable to
Lam Shing Kwan Henry	323,814
Ngan Ching Shun	176,808
Tse Man Ho	66,157
Ng Yi To Peter	66,157
632,936

During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Certain shareholders were agreed to waive the right to receive the declared dividends amounted of US$1,057,692, and US$5,360,654 declared dividend has been offset against due from to its then shareholders immediately.  The remaining balance of $632,936 was recorded in dividend payable as of March 31, 2023. Dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

Contractual Obligations

The following table summarized our contractual obligations as of March 31, 2023:

	Payment due by period
	Less than	1 to 2	2 to 5	More than
Contractual obligations:	1 year	periods	periods	5 periods	Total
Bank loan	$1,343,351	$-	$-	$-	$1,343,351
Operating leases	1,184,935	988,047	-	-	2,172,982
Finance leases	51,852	47,863	43,874	-	143,589

Total contractual obligations	$2,580,138	$1,035,910	$43,874	$-	$3,659,922

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Off-balance Sheet Arrangement

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, accounts receivable, and other current assets. We believe that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,130) if the bank with which an individual/company holds its eligible deposit fails. As of March 31, 2023, cash balance of $669,014 was maintained at financial institutions in Hong Kong and approximately HK$500,000 were insured by the Hong Kong Deposit Protection Board.

We have designed our credit policies with an objective to minimize exposure to credit risk. Our “Receivables” are very short term in nature and the associated risk is minimal. We conduct credit evaluations on our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Foreign currency risk

We are exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily $. As HK$ is currently pegged to $, our exposure to foreign exchange fluctuations is minimal.

Interest rate risk

We have finance leases in place which have fixed interest rate throughout the lease period. Interest rates of the finance leases are fixed at inception of the leases, which in turn relate to the prevailing market interest rate. We do not have an interest rate hedging policy to hedge against the risk of fluctuating interest rates. However, our management closely monitors interest rate exposures, assesses our Group’s position to take out new bank loans or finance leases.

During the six months ended March 31, 2023 and 2022, we had entered into floating rate facility letters with banks in Hong Kong. The following table presents the potential effects on net interest income or expenses of a hypothetical change of +/- 250 bps in year/period-end interest-rates, applied to the abovementioned floating rate facility letter:

For the six months ended March 31, 2023
Notional net interest (expenses)/income ($)	Impact on net interest (expenses)/income +250 bps	Impact on net interest (expenses)/income -250 bps
(42,341)	(1,059)	1,059

For the six months ended March 31, 2022
Notional net interest (expenses)/income ($)	Impact on net interest (expenses)/income +250 bps	Impact on net interest (expenses)/income -250 bps
(38,386)	(960)	960

For the year ended September 30, 2022
Notional net interest (expenses)/income (US$)	Impact on net interest (expenses)/income +250 bps	Impact on net interest (expenses)/income -250 bps
(60,899)	(1,522)	1,522

For the year ended September 30, 2021
Notional net interest (expenses)/income (US$)	Impact on net interest (expenses)/income +250 bps	Impact on net interest (expenses)/income -250 bps
(78,175)	(1,954)	1,954

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Critical accounting policies and estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Despite the fact that the management determines there are no critical accounting estimates, the most significant estimates relate to allowance for credit losses, for which we are required to estimate the collectability of accounts receivable and allowance for doubtful accounts, and contract asset relating to shipment in transit.

The estimates were based on a number of factors including historical experience, the age of the accounts receivable balances, the credit quality of customers, current and reasonably expected future economic conditions, and other factors that may affect our ability to collect from customers.

The estimate contract asset relate to shipment in transit can vary based upon the method of transport, such as air freight or ocean freight. The Company believes that the transpiring of time provides the best measurement of the rendering of services to the customer. The Company’s primary output is the provision of transport products over a physical distance. Distance equals speed multiplied by time; because speed may vary over the course of the journey, measuring the rendering of service using units of time is more linearly quantifiable than speed; accordingly, the Company recognizes revenue over time. The Company believes that the methodology employed is comparable to other global logistics companies and offers faithful depiction of the transport of goods as service rendered to customers.

Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

While our significant accounting policies are more fully described in Note 2 – Summary of Significant Accounting Policies to our consolidated financial statements, we believe that there were no critical accounting policies that affect the preparation of financial statements.

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INDUSTRY

All the information and data presented in this section have been derived from the industry report of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (“Frost & Sullivan”) commissioned by us in March 2023 entitled “Hong Kong Freight Forwarding, Warehousing and Value-added Services Market Study” Frost & Sullivan has advised us that the statistical and graphical information contained herein was drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Freight Forwarding Service Market in Hong Kong

Introduction of Logistics Services Market

Logistics refers to the physical flow of goods from the point of origin to the destination, and it typically entails a series of operations and services such as transportation, storage and warehousing, cargo handling, packaging, distribution processing, distribution, information processing, as well as security checking. In general, the typical modules of logistics services vary based on the modes of shipping (e.g. land – road and railway, water and air) in Hong Kong.

Source: Frost & Sullivan

Value Chain of Logistics Services, Freight Forwarding, Warehousing, and Value-added services Market

The value chain of logistics market comprises of upstream, midstream and downstream participants. In the midstream, freight forwarders serve consigner at the origin and at the destination of the shipment throughout the entire logistics operation. Prior to delivery, a freight forwarder will arrange flight or vessel bookings, cartage for crating and consolidation at the service provider’s facility, and delivery to airport or port at the origin for loading. The service continues when the cargo arrives at the cargo terminal of its destination where agency or partner of the freight forwarder will provide services including crate breakdown, storage, distribution and delivery to the consignee through warehousing and land freight transportation services providers. As logistics companies usually operate in various jurisdictions with different foreign currency control, third-party payments are common in the freight forwarding industry in order to settle payments in a timely manner.

Source: Frost & Sullivan

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Introduction of Third-Party Logistics

Third-Party Logistics service provider (3PL) is a type of logistics service contractor that provides one or more outsourced specialized logistics services. These logistics service contractors are usually freight forwarding and warehousing and value-added services providers. The contractors facilitate the movement of parts and materials from suppliers to manufacturers and finished products from manufacturers to distributors and end-customers. Specialized services offered by 3PL providers include services such as transportation, warehousing, cross-docking, inventory management, packaging, freight forwarding and so on.

Source: Frost & Sullivan

Market Size of Air Freight Forwarding Services Market in Hong Kong

With the continuous expansion of goods trade and the booming of e-commerce, the revenue of air freight forwarding services in Hong Kong has seen an overall increase from HK$54.1 billion in 2017 to HK$67.5 billion in 2022, demonstrating a CAGR of 4.5% over the last five years. The unstable political environment in Hong Kong, which began in March 2019 and deteriorated in June 2019, has severely disrupted the public transport and logistics services. As the effects of trade conflicts between the US and the PRC started to emerge, the revenue of air freight forwarding services in Hong Kong decreased 10.3% from HK$58.2 billion in 2018 to HK$52.2 billion in 2019.

After that, the outbreak of coronavirus (COVID-19) firstly reported in PRC in late 2019 began to hamper the global economy, including both the PRC and Hong Kong economy, and resulted in severe air cargo capacity disruptions and congested supply chains. Due to the capacity shortage, air freight forwarding operations in Hong Kong were considerably impacted, and air cargo space costs and service fees were significantly increased. The revenue of air freight forwarding services in Hong Kong has therefore kept its growth momentum during the pandemic, climbing from HK$52.2 billion in 2019 and reached HK$73.6 billion in 2021.

As the impact of COVID-19 on the market gradually diminished, the revenue of air freight forwarding services in Hong Kong still witnessed a minor decline to HK$67.5 billion in 2022. The reduction in market size is primarily attributable to decreased air freight demand caused by global inflation, the geopolitical issues between Russia and Ukraine as well as the local ban on transshipment of e-cigarettes by road to Hong Kong International Airport. Despite this, the size of air freight forwarding services market in Hong Kong remains larger than pre-pandemic levels.

Looking forwards, Hong Kong is expected to remain its position as an international airfreight gateway dur to its free trade policy, well-developed supporting services, efficient customs procedures, and geographical proximity to Mainland China. In addition, the expected completion of three-runway system and of Hong Kong International Airport by 2024 may ensure sufficient freight movement capacity in the following years. Therefore, the revenue of air freight forwarding services in Hong Kong is estimated to increase with its gradually resumed merchandise trade, climbing from HK$68.5 billion in 2023 to HK$78.2 billion in 2027, at a CAGR of 3.4%.

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Market Size of Air Freight Forwarding Services in Hong Kong, 2017-2027E

Note: The data is on the Group’s financial year basis. For example, 2022 refers to the period from 1 October 2021 to 30 September 2022.

The market size includes x-ray screening and related services.

Source: Frost & Sullivan

During 2017 to 2022, the price index of air cargo space in Hong Kong has also seen an overall increase from 116.8 in 2017 to 143.6 in 2022. The air cargo space price experienced a downtrend of 25.7% from 1 April 2019 to 30 September 2019, which is due to Hong Kong being affected by the uncertainty over global economy and trade conflict during the period and the overall air freight market in Hong Kong remains unpredictable as the global political landscape and the negotiation of trade conflict between the PRC and the US. However, since the onset of pandemic, the air cargo space price in Hong Kong has gradually climbed from US$3.01 per kg in 2019 to US$3.64 per kg in 2020, and US$4.36 per kg in 2021. The pandemic has not only disrupted economic activity of PRC and major East and Southeast Asian countries, but also impact the international air trade between these regions, posing negative effects on both the airfreight demand and capacity in Hong Kong. Due to the fact that the additional freighter capacity was still insufficient to compensate for the lost belly capacity of passenger aircraft in short term, the air cargo rates in Hong Kong remained elevated between 2019 and 2021.

As the supply chain disruptions due to pandemic became alleviated, combined with the slack goods consumption due to the high inflation rate around the globe, the air cargo space price in Hong Kong has thus seen a decrease to US$3.72 per kg in 2022. It is worth noting that, unlike most of other key trade routes, the Hong Kong – Europe air cargo rates surged due to the Russia–Ukraine conflicts. Overall, the air cargo space price in Hong Kong is expected to gradually return to the pre-COVID levels in short to mid-term.

Air cargo Space price index (Hong Kong), 2017-2022

Note: The data is on the Group’s financial year basis. For example, 2022 refers to the period from 1 October 2021 to 30 September 2022.

Source: Frost & Sullivan

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Market Size of Ocean Freight Forwarding Services Market in Hong Kong

Given the well-established logistic infrastructures in Hong Kong, along with the supportive government policies, including tax initiatives in fostering ship leasing business and development of marine insurance, and the establishment of Maritime and Aviation Training Fund, the ocean freight forwarding services in Hong Kong has benefited from the aforesaid positive factors and experienced a moderate growth between 2017 and 2020. The revenue of ocean freight forwarding services has grown at a CAGR of 0.5% from HK$70.8 billion in 2017 to HK$71.8 billion in 2020.

In 2021, the revenue of ocean freight forwarding services in Hong Kong skyrocketed to HK$155.8 billion. The limited shipping capacity and continue disruptions caused by pandemic, combined with a rebound in trade volumes stimulate ocean freight rates in Hong Kong to record levels. According to Frost & Sullivan, the average price of ocean cargo in Hong Kong was in the range of US$3,500 to US$3,700per FEU to per FEU in 2020, but it went up to the range of US$8,800 per FEU to US$12000/FEU in 2021. Even though the price is significantly higher, the cargo throughput by ocean transport only slightly increase from 149.2 million tonnes in 2020 to 149.3 million tonnes in 2021. Following a 117.1% dramatic growth in 2021, the revenue of ocean freight forwarding services in Hong Kong dropped to HK$ 126.4 billion in 2022, and the operating landscape was challenging. Inflation across the globe has resulted in rising living costs. The zero-COVID policy in PRC, the world’s largest exporter, led to lockdowns in Shenzhen and Shanghai, two of its largest manufacturing and commercial centers in spring 2022. Additionally, the war in Ukraine, and the related economic restrictive measures, have affected ocean freight demand and supply on routes to or via Europe. Consequently, average price of ocean cargo space dropped from 20000$/FEU to 4000-5000$/FEU while the volume also dropped by more than 20%, when comparing 2021 to 2022.

Looking ahead, the revenue of ocean freight forwarding services in Hong Kong is still expected to keep its moderate growth and be higher than the pre-COVID levels in the following years. As the global merchandise trade gradually normalizes, the ocean freight forwarding service in Hong Kong is expected to grow at a CAGR of 1.2% from HK$127.4 billion in 2023 to HK$133.9 billion in 2027. Furthermore, the continuous development of infrastructures, such as deepening the navigable depth of the Kwai Tsing Container Basin that allows ultra-large container ships to access the container terminals at all tides, may further enhances the Hong Kong’s position as the logistic hub in Asia.

Market Size of Ocean Freight Forwarding Services in Hong Kong, 2017-2027E

Note: The data is on the Group’s financial year basis. For example, 2022 refers to the period from 1 October 2021 to 30 September 2022.

Source: Frost & Sullivan

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Market Drivers, Trends, and Challenges of Freight Forwarding Service Market in Hong Kong

Market Drivers

Establishment of the Greater Bay Area and improved trade activities: In the early months of 2019, the State Council of the PRC issued the “Outline Development Plan for the Guangdong—Hong Kong-Macao Greater Bay Area” (the “Outline Development Plan”). It proposed building the region into a global manufacturing center, and positioning Hong Kong as a regional logistics, trade, and business hub. Since the establishment of the Outline Development Plan, the overall economic aggregate of the Greater Bay Area has gone from approximately RMB 2.4 trillion in 2017 to RMB 12.6 trillion in 2021. Meanwhile, the GDP of Hong Kong also grew at a CAGR of 7.2% during the same period and reached HK$2,869.68 billion in 2021. The strengthened connection between Hong Kong and other cities in the Pearl River Delta has accelerated the further integration of transportation networks, including ground, air, and warehousing services, within the geographical region. Moreover, in order to seize the opportunities, service providers are more inclined to closely collaborate, and they have already established a strategic cooperation platform for air transportation. The Greater Bay Area’s growth is anticipated to further boost Hong Kong’s role as a transportation hub, which in turn fuels the growth of the local freight forwarding service market.

Tier-2 forwarders offering more flexible service: Hong Kong had over 1,300 air freight forwarding service providers and 2,300 ocean freight forwarding service providers, which can be further classified into tier-1 and tier-2 forwarders. Tier-1 freight forwarders are in most cases multinational mega logistics firms with a global logistics network and extensive business presence, while tier-2 freight forwarders are generally local and regional players that provide more flexible services with better responsiveness. Cooperating with tier-2 forwarders enable local consigners to experience more meticulous and personalized services with better communication efficiency and knowledge of their own production process. In 2021, there were over 500 tier-2 players, accounting for 55% of the market, but only 20 to 30 tier-1 players in Hong Kong.

Growth in the trading of electrical and electronic products: Electrical and electronic products have been the most critical trading commodity type in Hong Kong, accounting for over 55% of the total values of external merchandise trade in recent years. Due to their relatively short manufacturing cycle and the increasingly stringent requirement for prompt delivery, manufacturers are more inclined to choose air-based logistics. Consequently, air freight forwarding market in Hong Kong has been significantly benefited by the steady growth in the imports and exports of electrical and electronic products.

Future Trends

Improving logistic infrastructures: In response to the growing freight movement, the Hong Kong government has planned and built a number of mega-infrastructures to enhance the overall efficiency of logistics. On the one hand, the expansion of Hong Kong International Airport and the development of a third runway system would be more beneficial to the regional air freight industry – the freight handling capacity of HKIA is projected to grow by approximately 4 million tonnes of cargo and reach 9 million tonnes of cargo annually in 2024. On the other hand, the Tuen Mun – Chek Lap Kok Link opened in recent years effectively connects the Northwest New Territories to the Hong Kong – Zhuhai – Macao Bridge. It is expected to significantly drive up the logistics efficiency and lower transportation costs of the goods transported between Hong Kong and cities in the Pearl River Delta. As an instance, the travel time between Zhuhai and the Kwai Chung Container Port can theoretically decrease from 3.5 hours to 75 minutes, while the travel time between Tuen Mun and HKIA can be reduced by up to 20 minutes. Such enhanced infrastructures could further strengthen Hong Kong’s position as a regional logistics hub by improving the city’s connectivity and internal transport network, facilitating the growth of Hong Kong freight forwarding services market.

Rising freight movement due to rapid expansion of e-commerce: The rapid expansion of e-commerce industry may continue to revolutionize customer experiences and reshape the landscape of the global supply chain, stimulating the global trading activities. According to Frost & Sullivan, global e-commerce revenues has nearly doubled over the past five years and reached $5.2 trillion in 2021, while Hong Kong’s total import and export merchandise values have correspondingly grown by 24.1% over the same period and reached HK$10.3 trillion in 2021. With the global e-commerce market projected to hit $7 trillion by 2024, the values of external merchandise trade in Hong Kong is expected to continue its growth momentum. The freight forwarding market in Hong Kong may continue to align with the upward trend.

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Integrated Network Platform satisfying consigner needs: In the freight forwarding sector, consigners’ demand for system interfacing, freight tracking, and positioning is increasing. Consigners are increasingly concerned about the location of their freight and whether or not it is being delivered securely, especially when it comes to high-end products. In response to these, third-party logistics companies employ digital technology as a tool to improve their own logistics services, to realize the rational allocation of logistics resources, and to create a new logistics solution that combines online and offline connectivity to provide consigners with a new experience. For example, the logistics visibility platform might provide consigners with a comprehensive visualization tool, allowing them to view their freight’s complete route in real time. In the future, wider application of relevant technologies like 5G, CCTV, and location services are likely to further assist freight forwarders in meeting clients’ requirements.

Challenges

Increased regional competition: The PRC government, in order to enhance the development of logistic industry in the PRC to keep up with the rapid economy development of the PRC, has reduced tax on logistic enterprises and promoted advanced logistic management system to accelerate industry reform. On the other hand, the airports in Shenzhen, Guangzhou and Shanghai has expanded, which would result into intensifying competition. As a result, such development of logistics industry in the PRC would directly increase their competitiveness and performance and hence producing potential impact to the Hong Kong freight forwarding service market.

Long-term strategic competition between US and PRC: The PRC-US trade war initiated in 2018 is regarded as a long-term strategic political and economic maneuver between two nations’ great power competition. However, Hong Kong is a free trade port and a separate customs territory confirmed and protected by Hong Kong’s basic law and WTO agreements. Imported goods that are legitimately the products of Hong Kong are not subject to the additional Section 301 duties. And according to Frost & Sullivan’s market study, from 2020 onwards, import and export categories and cargo volume between US and Hong Kong have not seen substantial changes due to the tension between US and PRC.

Increasing operational costs: Logistic industry is a labor-intensive industry which would require a lot of human resources on cargo handling, delivery, as well as warehousing services. In addition, the bi-annual adjustment of minimum wages in Hong Kong would increase the labor cost of the industry directly. Warehousing requires a large amount of space for proper operation which would create a huge financial burden to the service providers. With the increasing land rental price, along with the increasing labor cost, small-scale market participants may be adversely affected.

Overview of Warehousing and Value-Added Services Market in Hong Kong

Market Size Analysis

Warehousing, storage and value-added services generally include inventory management and services, such as labelling, re-packaging and coding services, which also contributed to an indispensable part of the entire integrated logistics services market. The revenue generated from warehousing, storage and value-added services has increased from approximately HK$9.1 billion in 2017 to approximately HK$14.4 billion in 2022, representing a five-year CAGR of 9.6%. The growth was mostly attributable to surging property prices, especially rents of private flatted factories, leading to the growth of business receipts of warehousing services providers.

The sustained demand for warehousing services resulted from movement of goods in and out of Hong Kong is expected to support the warehousing market during the forecast period, the revenue derived from warehousing, storage and value-added services is expected to reach approximately HK$17.1 billion by the end of 2027, representing a CAGR of 3.6% for the next five years.

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Market Size of warehousing, storage and value-added services in Hong Kong, 2015-2025E

Note: The data is on the Group’s financial year basis. For example, 2022 refers to the period from 1 October 2021 to 30 September 2022.

Source: Census and Statistics Department of Hong Kong, Frost & Sullivan

Market Drivers

Evolving warehousing technologies: Increasing smartphone prevalence stimulates online and cross-border sales across regions, hence raising the demand for fully automated and mega warehouses. Transformation in warehousing was led by improved applications and processes in the areas of sorting, inventory planning, and forecasting. In recent years, Warehouse Management Systems (WMS), artificial intelligence, automation, robotics and drones played a significant role. For instance, the technological values of robotics for warehouse management has been greatly discovered, especially in the areas of inventory transportation, storage, and classification. With increasing order volumes, a huge number of goods to explore, more tailored order packaging, and faster shipping requirements, warehousing robotics enable service providers to successfully adapt to volume growth and complete more activities at a lower cost and with less labor.

Application of data analytics: Big data analytics, intelligent logistics solutions, and the Internet of Things are regarded as the most important factors for boosting logistics industry efficiency. Data analytics provides logistics service providers with limitless potential, from gaining consumer insights to comprehending product flows, including container lead times, optimal routes, and driver insights. With the implementation of data analytics, businesses could get a competitive advantage by implementing flexible order delivery management and optimizing their resources with real-time data intelligence to better comprehend the customer landscape and competitive intelligence. Long-term demand projections assist service providers in segmenting their customer bases, ensuring the availability of assets, and preparing for important supply chain pain spots using a predictive analytics model. Moreover, as the demand for high-value, customized logistics services continue to rise, providers of warehousing and value-added services are adopting predictive analytics to react to the shifting market.

Competitive Landscape Overview of Freight Forwarding Market in Hong Kong

Competitive Landscape Overview

The freight forwarding market in Hong Kong is considered as a highly fragmented market with a large number of small and medium-sized players. Based on the scale of operation, there are two kinds of market participants, namely the tier-one freight forwarders and tier-two freight forwarders. Tier-one freight forwarders are generally the global leading mega logistics groups with worldwide logistics network and business coverage. By leveraging high level of vertical and horizontal integration, tier-one freight forwarders generally serve as air and marine carriers as well, with in-house international freight transportation capability. Tier-two freight forwarders are generally local and regional players with networks covering certain focused logistic locations and categories of goods. Compared with tier-one players, tier-two freight forwarders who have less diversified service portfolio start to provide integrated logistics solutions. In 2022, there are approximately 1,300 air freight forwarding services providers and 2,200 ocean freight forwarding services providers in Hong Kong. The leading market players are usually the tier-one freight forwarders and the aggregate market share of top five players of air and ocean freight forwarding market in 2022 was 15.9%. The market dominance of international enterprises is primarily attributable to their integrated logistic service offerings, possession of huge resources and extensive industry experience. For the year ended 30 September 2022, the Group recorded the revenue of approximately HK$0.6 billion and had a market share of 0.3% in the provision of air and ocean freight forwarding service in Hong Kong.

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Note: Freight forwarding services refer to the provision of air and ocean freight forwarding services.

The revenue refers to the period for the year ended 30 September 2022.

Company A is a global logistics company based in Schindellegi, Switzerland. It operates in more than 100 countries with over 1,400 offices and has around 80,000 employees worldwide. It is listed on several stock exchanges, including SIX Swiss Exchange, Frankfurt Stock Exchange and the New York Stock Exchange (NYSE).

Company B is a global transport and logistics service provider that operates in more than 80 countries and has over 70,000 employees worldwide. It is listed on Copenhagen Stock Exchange.

Company C is a multinational logistics company that offers services such as air and ocean freight, land transportation, contract logistics, and supply chain management. It is listed on the Frankfurt Stock Exchange

Company D is the subsidiary of a German multinational package delivery and supply chain management company listed on London Stock Exchange. It operates in more than 220 countries and territories worldwide with over 380,000 employees.

Company E is a global logistics company that provides supply chain solutions, including air and ocean freight forwarding, customs brokerage, and warehousing and distribution services. It is headquartered in Seattle, Washington, United States and listed on Nasdaq Stock Exchange.

For the year ended 30 September 2022, total revenue of air and ocean freight forwarding services attributable to tier-two players in Hong Kong amounts to HK$88,722.1 million, and the market is highly fragmented with top five market participants accounting for 6.3% of market share. For the year ended 30 September 2022, the Group recorded the revenue of HK$569.5 million and accounted for a market share of 0.6% in the tier-two air and ocean freight forwarding services market in Hong Kong. The Group was the fifth largest tier-two freight forwarding services providers in Hong Kong.

Note: The revenue refers to the period for the year ended 30 September 2022.

Company F provides integrated logistics services. It offers international freight forwarding, airfreight, origin logistics, international hub, container haulage and distribution, cold chain logistics, liner shipping agency, and freight consulting services.

Company G is a long-established freight forwarder headquartered in Hong Kong, with sales force in Hong Kong and six regional offices in the PRC.

Company H provides various logistic and transportation service, including ocean freight, air freight, cross-border haulage between Hong Kong and the PRC, warehousing, cargo inspection, inland container depot operation, container freight station operation, third party logistics and insurance brokerage, etc.

Company I is an integrated logistic service provider engaging in ocean and air freight forwarding, warehousing, as well as e-commerce logistic solution service.

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Entry Barriers

Established Relationship and Network: Proven track record and related project experience are considered to be the major elements establishing business relationship with other market players, such as airlines and maritime companies. The existing market players in logistic services market in Hong Kong have already formed strong partnerships with various players along the value chain, such as warehouse service providers, oversea freight forwarders, etc. Without such connections, market entrants may find it difficult to collaborate with those players for a more competitive prices and ideal timeslots for transport, and as such, resulting into a less attractive service offerings to the customers when comparing with established players in the market.

Initial Investment: Logistic service, including freight forwarding service, requires a substantial amount of capital during the initial stage of investment for equipment. To cater the upcoming requirement of RACSF and to be more competitive, logistic service providers need to invest in the related X-ray screening facilities and arrange qualified manpower for operation, as well as enhancing the existing warehousing facilities and equipment. On the other hand, warehousing service also requires rental of a sizable space for storage. As such, market entrants may not have the ability to withstand the high financial pressure during the early stage of operation and cannot sustain their business in long term.

Industry Expertise and Service Offering: In order to increase market competitiveness, leading market players are gradually increasing their scope of services by providing one-stop services from parcel pick-up to storage and door-to-door delivery. In addition, the leading market participants possess stronger financial resources, experienced professional and labor which enable them to provide quality services, such as delivery within tight timeline. As such, the international freight forwarding enterprises would opt to collaborate with these companies instead of new market entrant who do not have such proven record.

Competitive Advantages of the Group

Well-established business partnership: With over 20 years of establishment, the Group has developed an extensive business relationship with various stakeholders along the value chain, such as airlines, maritime companies, as well as other freight forwarders. With such well-developed connections, the Group could be able to secure cargo spaces from different airlines, maritime companies and other freight forwarders in order to provide much wider range of destination to the customers. By estimation, the Group currently is providing routings to over 150 countries for the clients. In addition, the ability to obtain cargo spaces also provide flexibility to the Group to deliver the parcels timely and efficiently.

Provision of tailored services and established reputation: The Group has dedicated to provide quality and reliable services by keeping close and effective communication with the customer in order to receive constructive feedbacks and update them with the latest market information. Furthermore, the Group has provided a comprehensive freight forwarding service to the customers by discussing with them about their delivery schedule, storage requirement, in order to cater each customer’s unique needs. Along with our comprehensive network of carriers, freight forwarders and shippers, the Group could provide the best quality of service to the customers upon their specialized requirements. As such, we have built a good reputation in the industry which enable the Group to maintain long term relationship with the clients.

High experienced management team: The management team of the Group has more than 20 years of experience in the logistic industry which allow them to demonstrate their industry know-how and extensive expertise during our operation. On the other hand, the Group has more than 40 employees who have previously work in the logistic industry and they possess in-depth industry knowledge about the nature of international freight forwarding and the tariff requirements of different cargo in different countries. Such high level of awareness has shown the professionalism of our Group and enable us to cater any needs from our customers.

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OUR BUSINESS

“The Company”, “we”, or “us” in this Business section refers to New Century Logistics (BVI) Limited and its direct and indirect subsidiaries, unless the context otherwise indicates.

Business Overview

New Century Logistics (BVI) Limited (the “Company” or “NC Logistics”, “we”, “us”) was incorporated in BVI on April 24, 2019 and is a holding company with no material operations. Our operations are conducted in Hong Kong by (i) our wholly-owned by New Century Logistics Company Limited, a Hong Kong company (“NCL (HK)”), and (ii) our indirect wholly-owned subsidiaries, GLF Cargo Services Limited, a Hong Kong company (“GLF”), as well as Win-Tec Transportation Company Limited (“Win-Tec”), a Hong Kong company, each wholly-owned by NC (HK).

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity listed herein as of the date of this prospectus:

We are a well-established freight forwarding service provider founded and based in Hong Kong. Our history can be traced back to 2002 when NCL (HK) was incorporated and when it commenced its operation as a freight forwarder in 2004. We provide air and ocean export and import freight forwarding services ranging from the sale of cargo space, cargo pick up, off-airport air cargo security screening, palletization, preparation of shipping documentation, arrangement of customs clearance to cargo handling at ports. Since our inception, we have offered routes to over 140 countries to our customers. The Company is managed and run by a group of professionals with over 20 years of combined expertise in the Air and Sea freight industries in Hong Kong. We have a robust network that works closely with well-established agents to manage both incoming and outgoing traffic for all other nations as well. These representatives are handpicked to maintain a uniformly high standard of service for our clients all across the world.

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For the year ended September 30, 2022 and 2021 our total revenue amounted to approximately U.S.$75.2 million and U.S.$71.7. We derive our revenue mainly from freight forwarding services. In April 2019, we commenced providing our ancillary logistics services such as warehousing and distribution, X-ray, gate charge and palletization. Our warehousing and distribution services including storage, inventory management, stock take, access to warehousing management system, pick and pack, labeling, repackaging, palletization, local/overseas distribution services. In addition, as part of the Reorganization, the Company had acquired GLF (which is principally engaged in the business of freight forwarding services, currently inactive) and Win-Tec (which is principally engaged in the business of warehousing and distribution services) on September 26, 2019. As a result, each of GLF and Win-Tec became an indirect wholly-owned subsidiary of the Company. Since the acquisition of Win-Tec, we started to derive revenue from warehousing services and gate charges. Since then, the Company offers various warehousing related services such as palletization service, loading and unloading services, standalone air cargo security screening service.

Our Services

We provide a full range of global logistics services by providing to our customers a robust international network that strategically supports the movement of our customers’ goods. The services provided by the Company are seamlessly managed by its network of trained employees and integrated information systems. These representatives are handpicked to maintain a uniformly high standard of service for our clients all across the world. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

Our primary services include:

Air Fright Import & Export

The business of air freight forwarding services is our dominant business segment. It includes both import and export of goods and principally involves the arrangement of shipment upon receipt of booking instructions from our customers, including sale of cargo space, cargo pick up, off-airport air cargo security screening, palletization, preparation of shipping documentation, arrangement of customs clearance and cargo handling at ports.

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The Company provides both time savings and cost-effective air freight options to its customers. An expansive global network enables the Company to offer door to door service allowing customers to benefit from our expert staff for guidance with the physical movement of cargo and documentation compliance. The Company purchases cargo space from airlines on a volume basis and resells that space to our customers at a lower price than they would be able to negotiate themselves for their individual shipments. The Company, through its integrated management system, determines the best routing for shipments and then arrangements are made to receive the cargo into a designated warehouse. Upon receipt, cargo is inspected and weighed, documentation is collected, and export clearance is processed. Once cargo is cleared it is prepared for departure. The Company offers real-time tracking visibility for customers to view when an order is booked, departs and arrives. The Company contracts with a worldwide network of airlines and other service providers to provide the best airfreight service in assisting importers to ship using the most efficient and cost-effective method. Some of the selections we offer include:

●	International, domestic, deferred, express and charter services, which permit customers to choose from a menu of different priority options that secure at different price levels, greater assurance of timely delivery
●	Port to Port and Door to Door shipments, which provide customers the option of managing, independently, the post arrival services such as delivery or clearance if the Company is not providing such services
●	Air and ocean combination shipment which offer cost effective transportation using multimodal, combination movements, by one mode to an international hub, such as Dubai, UAE or Singapore and converting to a different mode at the hub
●	Air and transload dedicated truck shipment, where arriving cargo is transferred from airline container or pallet into a truckload ready for delivery
●	Dangerous goods handling requiring qualified handling
●	Refrigerated cargo

The Company works with its international network to ensure air freight shipping capacity is secured and planned in advance to meet our customers’ requirements. The capacity is then made available to our customers at competitive pricing and with the added security of availability, particularly during peak air freight shipping periods. We supplement scheduled capacity with full charter capacity to ensure customer capacity requirements are met throughout the year. While capacity management is critical to securing and maintaining air freight customers, the Company will try to quickly move to the position of offering additional primary services to our air freight customers.

We procure cargo space from airlines (or their GSA(s)/CSA(s)), NVOCCs or other freight forwarders under different arrangements, including direct booking, block space arrangement and aircraft charter arrangement. Block space arrangements refer to the continuous reservation of cargo space with airlines (or their GSA(s)/CSA(s)) for regular routing flights, while aircraft charter arrangements refer to procurement of cargo space with airlines (or their GSA(s)/CSA(s)) for specific unscheduled flights.

For the procurement of cargo space from airlines (or their GSA(s)) directly, we are required to be their CSA. The CSA arrangement requires the freight forwarders to provide bank guarantees or cash deposits as collaterals to secure the performance of the obligations of freight forwarders as CSAs in favor of airlines. However, for direct booking of cargo space, we are not required and have not provided any bank guarantee or cash deposit.

Ocean Freight Import and Export

Operating as an ocean transportation intermediary (“OTI”) to provide service as an ocean freight forwarder, NC Logistics provides to its customers ocean freight consolidation, direct ocean forwarding, and order management. The Company’s roles and responsibilities in ocean freight services include the following:

●	Selecting the most optimal ocean carriers based on both cost and service. The Company has NVOCC contracts with multiple ocean carriers and is thus able to offer its customers a choice in service;
●	Entering into contract/rate agreement with clients to transport their ocean shipments. Under such contracts the customer is assured of the Company’s pricing and weekly capacity to carry the customer’s cargo;
●	Consolidating shipments at origin/deconsolidating of freight at destination. This enables the customer to receive the economics of a consolidated container rate rather than a higher rate for less than full container load (“LCL”). It also makes delivery at destination more efficient;
●	Arranging pick-up of shipment at origin and deliver at destination, with a factory to door service;
●	Preparing and processing the documentation/clearance (customs/security) for shipments during ocean transit, in advance of arrival of shipment at destination;

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●	Ocean freight services are provided in both major and minor trade lanes with representation in all trading nations in Americas, Asia, and Europe;
●	Offering a wide array of services typically performed by multiple services provides including but not limited to, offering options to customers on ocean carrier service choices prior to final selection and securing such space based on customer requirement; this enables our customers to delegate more of its logistics management to us whereas a more limited range of service would require the customer to deal with multiple service providers;
●	Communicating on any regulation/compliance issues on exporting and importing shipments;
●	Playing intermediary role at any point of ocean transportation based on customer’s routing preferences; and
●	Providing space acquisition on carrier service for committed delivery during high demand period, and providing lower price option in weak demand season for utmost cost saving.

Warehousing and Distribution

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We operates a warehousing facility in Hong Kong and plans to expand such services through its own managed facilities. The Company also provides warehousing and distribution services through third party facilities. Our current facility is leased to Win-Tec and is 120,000 sq. ft. with storage capacity for around 72,500 sq.ft. and 13 dedicated employees.

Warehousing and Distribution services enable us to greatly expand our involvement in our customers’ supply chain, post arrival of shipments. By providing inventory management, order fulfillment, and other services, our customers benefit from cost savings related to space, equipment and labor due to efficiencies of scale. Our list of Warehousing and Distribution Services include the following:

●	RACSF – Authorized X-Ray Machine
●	14 Exclusive Loading Bays
●	Gross Area of 120,000 sq. ft. (G/F + 1/F)
●	Self-leveling epoxy Surface
●	Racking System
●	Temperature & Humidity Control Area
●	Anti-dust working area
●	WMS + Real Time Web Enquiry + Bar-code Scanning System
●	Exclusive Cargo Elevator
●	Integrated Security and Fired System
●	100+ CCTV with 24hrs recording
●	Best Geographical location- HZMB 18 minutes / Mainland Border Control Point 10 minutes

In April 2019, we began offering ancillary logistics services such as warehousing and distribution, X-ray, gate charge and palletization. Our warehousing and distribution services include storage, inventory management, stock take, access to warehousing management system, pick and pack, labeling, repackaging, palletization, local/overseas distribution services. Win-Tec acts as a warehouse operator and charges gate charges and car parking fees to trucks offloading goods for the Company. Since the acquisition of Win-Tec in September 2019, we have also derived revenue from warehousing services and gate charges. Since then, the Company offers various warehousing related services to our customers which includes palletization service, loading and unloading services, standalone air cargo security screening service.

In light of the RACSF scheme, on October 16, 2019, we entered into a long-term master agreement, on a non-exclusive basis, with Well King Transportation Limited (the “Well King”), a company incorporated in Hong Kong with limited liability, pursuant to which Well King shall provide, among others, x-ray screening and related services to us. Since January 2020, Well King has been providing x-ray screening and related services to us in accordance with the first phase of the Civil Aviation Department (CAD) transitional arrangement.

With the x-ray screening and related services being provided by Well King, we have further expanded the scope of our air freight forwarding services by providing off-airport air cargo security screening service to our customers. Other than the customers using our freight forwarding services, the Company has also been providing the standalone air cargo security screening service to those customers who would arrange the shipments on their own.

The current facility is the first and only facility of its type operated by us. Warehousing and Distribution is an important opportunity for our business expansion.

Project Cargo

If requested by the customers, we are well-equipped to handle the specialized transportation of large or heavy equipment and materials that cannot be transported using standard methods. Such cargo may include cranes, prefabricated sections of buildings, and other specialized equipment. These items are critical to the successful completion of large-scale projects and must be transported safely and efficiently. Therefore, the transportation of project cargo requires careful planning and coordination to ensure that the cargo reaches its destination on time and in good condition.

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Specialized equipment is essential for the transportation of project cargo. Heavy lift vessels, oversized cargo carriers, and specialized trucks or trailers are commonly used for the movement of these goods. The use of such equipment is necessary to ensure that the cargo is properly secured during transportation and to minimize the risk of damage or loss. The route of transportation is also an important consideration in the transportation of project cargo.

We offer customized solutions for the transportation of project cargo, tailored to meet the specific needs of our clients. We work closely with our clients to understand their requirements and ensure that their cargo is delivered on time and in good condition.

Our Business Model

The following chart illustrates how we source cargo space from airlines (or their GSA(s)/CSA(s)), NVOCCs and other freight forwarders and offer the freight forwarding services to our customers (which include direct shippers and other freight forwarders):

Procurement of cargo space
Freight forwarding services
Airlines (or their GSA(s))
CSAs
Freight forwarders
Shipping lines
NVOCCs
Our Company
Freight forwarders
Direct shippers

We procure cargo space from airlines (or their GSA(s)/CSA(s)), NVOCCs or other freight forwarders under different arrangements, including direct booking, block space arrangement and aircraft charter arrangement. For the procurement of cargo space from airlines (or their GSA(s)) directly, we are required to be their CSA. As of September 30, 2022 we had CSA arrangements with 6 airlines or GSAs.

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How it works

The following workflow illustrates the general operation process of our air freight and ocean freight export shipments:

(i)	Quotation

Our customers give us booking instructions containing details such as type, dimension, weight and quantity of consignment, shipping method, destination and expected date of arrival. We provide quotations in return based on the freight charges, flight schedules and other relevant information provided by our suppliers.

(ii)	Making a booking with our supplier

Upon acceptance of quotation by our customers, they are required to lodge with us a shipper’s instruction form with shipping documents such as packing list and commercial invoice between shipper and consignee. We then make a booking with our supplier for the cargo space required. We arrange cargo pickup from the customers if so requested.

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(iii)	Off-airport air cargo security screening

Once the shipment arrives at the designated warehouse of Well King used by our Group, the cargo consignment will undergo cargo acceptance procedures (including documentation and appearance check). Upon completion of acceptance check, the cargo consignment will be screened through the x-ray screening facility.

We obtain a security screening receipt (which serves as a document proof that the cargo has been screened) from Well King (being the RACSF operator) if the consignment has been cleared by security screening. The screened cargo consignment will then be further processed and secured against unauthorized access before being loaded onto trucks.

In some exceptional cases where oversized cargo consignment cannot pass through x-ray screening facility tunnel, we would conduct hand search or physical check at piece level. The unscreened cargo consignment will then be handled in bulk (which refers to the shipment of non-palletized and loose cargoes being loaded on an aircraft or a vessel in loose form), which will be transported to the airport for security screening by cargo terminal operator.

(iv)	Consolidation/ Co-loading/ Bulk

Normally, the screened cargoes are further processed before loading onto truck. Our operation teams will gather and process all bookings made by our customers. In general, we (i) consolidate cargoes from different customers at the designated warehouse of Well King used by our Group in order to optimize utilization of cargo space, (ii) co-load cargo with other freight forwarders, or (iii) handle the cargo in bulk. Consolidation is the process by which a number of consignments of goods of different weights, volumes and sizes are grouped or packed together in a unit load device for carriage in order to optimize utilization of cargo space on transportation vehicles (aircrafts or vessels). Co-loading refers to the sharing of space in a unit load device by one or more freight forwarders.

Pursuant to the block space arrangements and aircraft charter agreements, we are committed to paying the agreed cargo space irrespective of whether we could fully utilized the allotted space. In case our cargo space could not be filled up by our own direct shippers before a scheduled flight or vessel departs, we shall offer cargo space in excess to other freight forwarders in order to optimize the utilization of cargo space. On the other hand, in case other freight forwarders have empty space in their container, we may co-load with other freight forwarders and purchase their cargo space at a more competitive price, which allows us to reduce our cost of services. According to the F&S Report, the benefits of co-loading include the splitting of the freight charges of the trip among other freight forwarders and thus saving costs. It is therefore common for the freight forwarders to co-load the shipments with other market players.

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Palletization forms part of consolidation, whereby cargoes are bundled in a unit load device before they are loaded onto an aircraft. We engage Well King for palletizing cargoes at its designated warehouse. Our warehousing team is responsible for monitoring the palletization at the warehouse. The photographs below indicate how cargoes are palletized by being bundled together on a pallet:

After being properly packaged with tamper-evident seals (or other means of protection against unlawful interference), the palletized air cargo consignments will be loaded onto trucks for transporting to the airport.

(v)	Preparation of export shipping documents

After a booking is acknowledged by our suppliers, our operation teams will prepare master airway bill (for shipment by air) or master bill of lading (for shipment by ocean) and cargo manifest before the shipment is loaded on board. Our operation teams will issue an invoice and, when necessary, a house airway bill or a house bill of lading to our customer on the date when shipment is loaded on board the departing aircraft or vessel, with a credit period up to 30 days from the invoice date.

(vi)	Pre-alert

Our operation teams will send a full set of documents (including a copy of commercial invoice between shipper and consignee, packing list, master airway bill or master bill of lading and/or house airway bill or house bill of lading and cargo manifest) to the overseas freight forwarder agents or our customers for preparation of import customs clearance and cargo release to the consignee at respective destination of the shipments.

(vii)	Delivery

Export shipments involve customs declaration in Hong Kong and customs clearance at the destination of the shipments. In consistent with the market practice, it is usually the primary responsibility of our customers to prepare proper documentation for the relevant customs declaration before the cargo is delivered to or exported out of Hong Kong. However, upon request by our customers, we may assist our customers in the preparation of relevant customs declaration on their behalf. For the foreign customs clearance, it is usually for the consignee itself to perform, but we may also engage overseas freight forwarder agents to perform the customs clearance upon request of our customers. In any case, our customers bear the primary responsibility to provide the purchase orders, commercial invoices, airway bills or bills of lading as supporting documents for the contents of the cargoes.

For port-to-port shipment, upon arrival at the port of destination, our customer will arrange cargo pick up on their own. For door-to-door shipment, we will arrange transportation services for our customer through our overseas freight forwarder agents.

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Block space arrangement

We would normally enter into the block space arrangement based on our estimation on the customers’ demand on the cargo space to secure cargo space at an earlier stage. Under block space arrangements, we lay down pre-orders for an agreed level of cargo space at pre-determined price for a particular period of time. Pursuant to the block space agreements, we are committed to paying the agreed cargo space irrespective of whether we could fully utilize the allotted space. The terms of each block space agreement entered by our Group with the suppliers may vary, but the salient terms of a typical block space agreement are shown below:

Duration:	Normally ranging from months to not more than one year

Tonnage and rates:	An agreed level of cargo space (in terms of tonnage and/or space allocation) for each month to certain outbound routes or for certain flight schedules at pre-determined prices

Liability:

If the allotted space is not fully utilized, we are still responsible to pay for:

(i) freight charges (including other surcharges such as fuel surcharge and security surcharge) based on the agreed level of cargo space; or

(ii) cancellation fee (in addition to other surcharges such as fuel surcharge), based on the agreed level of cargo space

Aircraft charter arrangement

In contrast to regular routing flights which may require multiple connections and layovers, charter flights are characterized by its one-off nature and flexibility in terms of scheduling, routing and ports selection. A charterer(s) may rent a full charter by itself or partial charter through a consortium and decide on the departure/arrival time and destinations. Under aircraft charter arrangements, we purchase cargo space for a charter for a specified flight schedule and route at a charter price. The procurement of cargo space under aircraft charter arrangement generally contains the following salient terms:

Charter specification:	Routing, flight schedule, type or configuration of the aircraft, loading capacity/committed tonnage, charter price per chartered flight

Payment terms and deposit:	The charter price shall be settled in full prior to the chartered flight departure date

Cancellation fee:	Normally, 50% or 100% of the charter price (depending on the number of days between the cancellation date and the chartered flight departure date)

As of September 30, 2022, we had entered into 12 aircraft charter arrangements with 4 of our suppliers. As of September 30, 2022, the routes of flights under our block space and aircraft charter arrangement mainly included the outbound flights from Hong Kong to North America, Europe, Middle East and Taiwan. We believe the above-mentioned arrangements for the procurement of cargo space would enable us to have a secured supply of cargo space to cater our customers’ needs.

Our Customers

Our customers mainly comprise direct shippers and freight forwarders who act on behalf of their shipper customers. For the year ended September 30, 2022 and 2021, our total revenues is attributable to (i) our largest customer accounted for approximately US$9.0 million and US$9.6 million in revenues, representing approximately 11.91% and 13.38% of our total revenue of corresponding year, respectively; and (ii) our five largest customers in aggregate accounted for approximately US$28.5 million and US$32.7 million in revenues, representing 37.91% and 45.69% of our total revenue of corresponding year, respectively. For the six months ended March 31, 2023, our total revenues is attributable to (i) our largest customer accounted for approximately US$2.8 million in revenues, representing approximately 14.63% of our total revenue of the period; and (ii) our five largest customers in aggregate accounted for approximately US$7.8 million in revenues, representing 40.75% of our total revenue of the period. Our customers, including certain customers which were among our five largest customers during the year ended September 30, 2022, settled by telegraphic transfer, bank transfer, cheque or cash deposit. We believe that concentration risk among our five largest customers is not significant given their respective contribution to our total revenue.

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Our Suppliers

Our suppliers mainly include (i) airlines (or their GSA(s)/CSA(s)), NVOCCs and other freight forwarders for the supply of cargo space; and (ii) other suppliers for logistics related services such as palletization services, warehousing services, local and overseas transportation services, overseas custom clearance services, insurance services and x-ray screening services. As of the date of this prospectus, we have maintained business relationships with our five largest suppliers for around 10 years on average. For the year ended September 30, 2022 and 2021, our cost of services attributable to (i) our largest supplier accounted for approximately 24.04% and 18.14% of our total cost of services, respectively; and (ii) our five largest suppliers in aggregate accounted for approximately 51.88% and 54.47% of our total cost of services, respectively.

Pricing Policy

Our pricing for freight forwarding services, ancillary logistics services and warehousing services is determined on a cost-plus approach. We take into account various factors in determining our freight forwarding services fee such as market supply of and demand in the cargo space, freight charges, shipment figure and the possibility of consolidation of cargo space or co-loading. We determine our ancillary logistics services fee with reference to the quotation from our suppliers, plus a target profit margin which is determined based on the type, nature and volume of goods to be handled by us. We typically charge gate fee and parking fee on a fixed rate per truck and determine the warehousing service fees on a cost-plus approach based on the weight of cargoes and packages handled and the estimated operating cost to be incurred plus a target profit margin. In addition, we have charged a fixed rate per tonnage for our off-airport air cargo security screening service (being provided since January 2020), which is determined with reference to the prevailing market rate, irrespective of whether the customers use our air freight forwarding services or standalone air cargo security screening service.

Competition

The industry is dominated by a few state-owned companies. Our primary competitors are state owned Sinotrans Shipping Ltd, DSV - Global Transport and Logistics, and DHL Global Forwarding. These competitors each have developed a service network nationwide and internationally and have proprietary warehouses and transportation departments.

Intellectual Property

We regard our copyrights, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on copyright, trademark and patent law in Hong Kong, as well as confidentiality procedures and contractual provisions with our employees, contractors and others to protect our proprietary rights.

(i)	Trademarks

Trademark Number	Registration Date	Expiration Date	Trademark	Place of Registration
304125023	April 28, 2017	April 27, 2027		Hong Kong
304224807	July 31, 2017	July 30, 2027		Hong Kong

(ii)	Domain Names

No.	Domain	Registered owner	Validity period
1	nclogistics.com.hk	NCL (HK)	October 15, 2008 - October 15, 2023

Corporation Information

Our principal executive offices are located at Office A-E, 33/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong, and our telephone number is +852 21486328. We maintain a website at nclogistics.com.hk.

At incorporation NC Logistics was authorized to issue 50,000 Ordinary Shares. This was increased by adoption of an amended memorandum of association on April 11, 2023 to 2,000,000,000 Ordinary Shares, which following a further amendment of the memorandum of association dated June 19, 2023 was reduced to 100,000,000 consisting of either Ordinary Shares or preferred shares of no par value per share. By a conditional resolution of the directors dated March 24, 2023, which became effective on April 11, 2023, the Company conducted a 2,000 for 1 forward-split of its, as of the date therein, issued and outstanding shares resulting in 20,000,000 Ordinary shares to be issued and outstanding as of the date of the prospectus. As the Ordinary Shares are of no par value, the post-split shares are of the same denomination and the split has not altered the capitalization of NC Logistics at September 30, 2022 as set out below.

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Employees

As of the date of this prospectus, we have 46 full-time employees. The following table sets forth the number of our employees by function as of the date of this prospectus:

	Number of
	Employees	Percentage (%)
Senior Management	2	4%
Sales Managers	3	7%
Freight Managers	6	13%
Warehouse Managers	2	4%
Logistic Mangers	3	7%
Warehouse Staff	8	17%
Logistics Staff	9	19%
General and Administrative Staff	10	22%
Financial and Accounting Staff	3	7%
Total	46	100%

In general, we maintain a good working relationship with our employees and we have not experienced any material labor disputes. We value our employees and insurance agents the most and are constantly encouraging innovation, efficiency, and teamwork at the Company.

Facilities

Our headquarter is located at Office A-E, 33/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong. As of September 30, 2022, we signed a total of one written lease. During the years ended September 30, 2022 and 2021, our total expenses for all of the operating leases amounted to approximately US$212,871 and US$151,370, respectively.

Competitive Strengths

We believe that the following competitive strengths are the key factors that have contributed to our success to date:

Substantial Industry Experience

We have an established track record of over 20 years in the freight forwarding industry in Hong Kong.

As a leading logistics provider for large-scale events and exhibitions, we are dedicated to delivering exceptional service and a stress-free logistics experience for our customers. With our team of experts, we have the knowledge and expertise to handle even the most complex logistics challenges associated with events and exhibitions.

We have a proven track record of success, having supported international trade shows such as the Hong Kong Food Festival and Hong Kong Mega Showcase, among others. Our services include managing the transportation and delivery of exhibits, displays, and materials.

We understand the importance of timeliness and efficiency when it comes to event logistics. That’s why we work closely with our customers to develop customized solutions that meet their unique needs and timelines.

To establish a solid reputation in the freight forwarding industry, we focus on the quality of our transportation services to ensure door to door service allowing customers to benefit from our expert staff for guidance with the physical movement of cargo and documentation compliance.

Long-Standing Relationship with Our Sizeable and Reputable Customers in the PRC

Our focus on providing quality services has enabled us to establish a strong customer base across different industries.

We have been able to maintain stable business relationships with our major customers. For instance, we have maintained business relationships with one of our five largest customers for the year ended September 30, 2022, for over nine years. Our Directors believe such stable relationships with our customers are indications of customers’ loyalty and recognition of our service quality and we consider such recognition the key factor leading to our success.

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Experienced and Motivated Management Team

We believe that the extensive industry expertise and experience of our management team is essential to our success. Our senior management team has an average of approximately 18 years of experience with the Company and over 20 years of experience in the freight forwarding industry in the PRC. We believe that the experience and knowledge of our management team would enable us to keep abreast of our competitiveness and market landscape from time to time, recognize the needs of our customers more readily and manage our operations, specifically, labor and vehicle deployment, more efficiently.

Well-Functioned Network

We have become capable of covering a larger geographic region. We believe that our wide range of services offered has provided us with a significant competitive advantage over other local service providers in the Hong Kong that only offer limited types of road trucking services with fixed routes, itinerary, and schedules.

To maximize revenue and to best serve our customers, we outsource transportation jobs when our own fleets are occupied. We have engaged a pool of six external transportation companies as our subcontractors. We continuously conduct a comprehensive assessment of our subcontractors in order to better control the quality of their services.

Fleet and Maintenance System Designed to Optimize Life Cycle Investment

Our fleet represents our largest capital investment, a visible representation of our brand for customers and drivers and a large portion of our controllable costs. We select, maintain and dispose of our fleet based on rigorous analysis of our investments and operating cost.

We  use machinery and equipment to provide freight forwarding services, ancillary logistics services and warehousing services. The following table sets out the details of the major types of our owned machinery and equipment, categorized by type, for the fiscal years ended September 30, 2021 and 2022:

Type of machinery and equipment	Estimated useful life (months)	Total number of machinery and equipment owned by our Group		Average remaining useful lives as at (months)
		2021	2022	2021	2022
Truck	40 months	2	2	0	0
Forklift	40 months	2	2	12	0
(New) Forklift	40 months	N/A	2	N/A	30

In general, the useful life of our motor vehicles and forklifts is estimated to be 40 months. According to our accounting policies, depreciation of our property, plant, and equipment is calculated at rates sufficient to write off their costs less their residual values over their estimated useful lives on a straight-line basis. The calculation of the average remaining useful life is based on the average accounting useful life of each piece of machinery deducted by its years of service. For this purpose, machinery with years used exceeding its estimated useful life shall have nil remaining useful life. As the two trucks mentioned in the table above were acquired by the Company between January and May 2017, respectively, the years of service exceeded their estimated useful lives (i.e., 40 months). Accordingly, the average remaining useful lives for the two trucks were nil as of September 30, 2022. As the two forklifts mentioned in the table above were acquired by the Company in June 2019, their years of service exceeded their estimated useful life (i.e., 40 months). Accordingly, the average remaining useful lives for the two forklifts were nil as of September 30, 2022. The two new forklifts mentioned in the table above were acquired by the Company in November 2021.

During the fiscal years ended September 30, 2021 and 2022, when our machinery and equipment were out of order, they were sent to third-party repair companies to be repaired. Our directors believe that the good condition of machinery and equipment is important to the efficient and smooth performance of our services and to our workplace safety. For the years ended September 30, 2021 and 2022, the expenses incurred in the repair and maintenance of machinery and equipment amount to approximately US$10,000 and US$9,000, respectively.

We generated cost and revenue synergies with increased operational efficiencies and cost control through the adoption of best practices and capabilities.

We are committed to safe and secure operations. We conduct a mandatory driver qualification process, including preparing drivers on safety procedures. We have teams focused on personnel safety, regulatory compliance and adoption of a comprehensive insurance.

Legal Proceedings

We filed a lawsuit against a PRC customer who defaulted in its payments owing to the Company of approximately U.S. $345,680 (HK$2.7 million). Based on the final rulings from the relevant courts, the PRC customer was ordered, among others, to repay the outstanding trade receivables in the amount of approximately U.S. $345,680 (HK$2.7 million) owed to the Company. The PRC customer since then has declared bankruptcy and the Company has decided to not pursue the enforcement against the PRC customer.

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

Regulations Related to our Business Operations Hong Kong

Our operations are subject to numerous laws and regulations of Hong Kong in a number of areas including, but not limited to, areas of labor and employment, immigration, advertising, e-commerce, tax, import and export requirements, data privacy requirements, anti-competition, and environmental, health, and safety. We have implemented policies and procedures designed to help comply with applicable laws and regulations. We strive to stay up-to-date on any new laws or regulations that may affect the Company or our customers in order to provide custom IT solutions that comply with such laws and regulations.

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Aviation Security Ordinance (Chapter 494 of the Laws of Hong Kong)

The Aviation Security Ordinance (the “ASO”) provides for the prevention and suppression of acts of violence against civil air transport and for connected purposes. The ASO constitutes the comprehensive legislation for implementation of the conventions and agreements on aviation security promulgated by the International Civil Aviation Organization (the “ICAO”).

To safeguard aircrafts against acts of unlawful interference, the ICAO has laid down standards and recommended practice in Annex 17 to the Convention on International Civil Aviation (the “CICA”) on the security measures required to be implemented by contracting states. To ensure that security of air cargo is in line with Annex 17 to the CICA, the Hong Kong Aviation Security Programme, which is enforceable under the ASO, has incorporated the Regulated Agent Regime (the “RAR”) since March 2000. A cargo handling agent, a freight forwarder or any other entity who conducts business with an airline can apply for registration as a regulated agent (“RA”) who is required to comply with the requirements in respect of an RA in the Hong Kong Aviation Security Programme in order to prevent the unauthorized carriage of explosives and incendiary devices in the consignments of cargo intended for carriage by air.

Under the RAR, an RA is obliged, among other obligations, to ensure that the appropriate security controls acceptable by the Civil Aviation Department (the “CAD”) are properly implemented upon the acceptance of cargo for carriage by air unless the consignment is from a known consignor recognized by an RA and to ensure that a consignment of cargo is safeguarded against unauthorized interference after its reception and to make best endeavors to protect it from unauthorized interference until the consignment is accepted by another RA or an airline.

An RA shall also ensure that a consignment of cargo accepted from a known consignor (“KC”), an RA should undergo the following cargo acceptance procedures:

a)	Conduct documentation check to ensure
	(i)	consignment of cargo is accompanied by a full description of the contents in the shipping documents (e.g. airway bills or shipper’s letter of instructions);
	(ii)	shipping documents contain at least the nature/ content of the consignment; quantity of the consignment (including weight, number of packages, dimensions/ volume); KC Code of the tendering KC validated by CAD if the consignment is directly received from a KC without routing through an RA; RA code of the tendering RA if the consignment is received routing through another RA and security status of the cargo consignment if the consignment is received from a KC/ RA;
	(iii)	status of the KC or the tendering RA is checked against the CAD’s register; and
	(iv)	if in doubt, the identity of the person delivering the cargo consignment is verified (e.g. check of company identification document) to ascertain that the person is the authorized representative of the KC, the tendering RA, RACSF, the warehouse contractor or the transportation contractor.

b)	Conduct appearance check to ensure:-
	(i)	the quantity, weight, dimension and outer physical appearance of the cargo assignment is reasonably checked against the information contained in the shipping documents and in the pre-declaration;
	(ii)	the packaging of the consignment is examined for any signs of tampering and suspicion;
	(iii)	when secure transportation (ST) means accepted by CAD are used to deliver and safeguard the known cargo (including screened cargo) consignment from unlawful interference, the information including seal serial numbers against the pre-declaration is verified before acceptance. The ST means shall be examined for any signs of tampering and suspicion.
c)		if an RA receives consignment with unknown status from the tendering RA / KC (i.e. no annotation of security status on shipping documents), the RA shall deliver the consignment to either RACSF or cargo terminal operator for security screening.

RAs shall also maintain an orderly documentation and record system. Documents such as airway bills, cargo manifests and relevant instructions from consignors should be kept for at least 31 days after the consignment is flown.

Further, each RA must have at least two staff members who have either attended and completed a training programme acceptable to the CAD or have passed the RA Revalidation Test organized by the CAD. The relevant passing qualification and training certificates are valid for a period of three years, hence, the relevant RAs should arrange for revalidation of the same by their expiry.

The RACSF scheme is an initiative in line with the latest policy direction on air cargo security issued by the ICAO in September 2016, which requires all consignors to have been approved by the CAD as validated known consignors from June 30, 2021. Otherwise, all cargo handled by the consignor would be subject to 100% security screening prior to being loaded onto a commercial aircraft, save for the following categories of cargo which are exempted from security screening, which include (a) transit cargo; (b) transfer cargo; (c) human remains / ashes; (d) livestock; (e) biomedical samples, vaccines and other perishable medical items; (f) life-sustaining items such as blood, blood products, bone marrow and human organs; (g) official diplomatic bags / pouches; and (h) radioactive materials packaged accordingly. The exempted cargo shall be clearly declared on shipping documents and be accompanied with, if any, necessary documents as required by relevant government department for tendering the cargo (e.g. sanitary certificate). In order to fully implement such policy direction, the CAD had developed a transitional arrangement for RAs, from January 2020 to June 2021, under which, the percentage of cargo tendered by consignors not approved by the CAD RAs were required to screen prior to the air cargo being loaded on-board gradually increased from 25% to 100%.

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In anticipation of an upsurge in screening demand, the RACSF scheme which enables and regulates air cargo screening at off-airport locations was formulated. Any entity which intends to conduct air cargo security screening operations in their premises may apply for acceptance by the CAD to become a RACSF operator. Each RACSF operator must have at least two nominated persons for cargo security who have attended and completed the RACSF operator training programme acceptable to the CAD. The relevant training certificates are valid for a period of three years, hence, the relevant RACSF operator should arrange for revalidation of the same by their expiry.

Registration of RACSF is site-specific. Premises, such as warehouse, for processing and storage of consignments of air cargo shall be secured and access-controlled to prevent and detect unauthorized access such that introduction of explosives and incendiary devices into air cargo consignment can be prevented. The size of cargo processing area is not a factor to be considered for RACSF application as long as the above principle can be complied with. Application should normally be made by the actual operator of the screening site. If the RACSF is to be operated by a shared warehouse operator serving multiple RAs, the application should be made by the warehouse operator instead of by the client RAs. If the RACSF is a self-provided warehouse of an RA, the application should be made by the RA. If an operator intends to operate screening facility at more than one site, the operator is required to file separate applications to the CAD for acceptance of each of these sites. RACSF applicants are required to submit applications for relevant license(s) under the Radiation Ordinance (Chapter 303 of the Laws of Hong Kong) to and obtain approval on their applications from Radiation Board of Hong Kong for each x- ray screening equipment before the CAD’s pre-registration inspection.

There are two routes for application for registration as RACSF, (i) the applicants who have not acquired x-ray screening equipment, and (ii) the applicants who have acquired x-ray screening equipment and/or are performing screening operations. If the x-ray equipment has not been acquired, the applicant should specify the model of the x-ray equipment to be installed at the RACSF, and provide the background information regarding the equipment when submitting the application for initial assessment, including (i) technical specifications; (ii) documents demonstrating that the equipment is certified by other authorities; and (iii) any other information that may be useful for the assessment, e.g. list of airports/facilities that the subject x-ray equipment are currently in use.

In the event the x-ray equipment has not been acquired, the proposed warehouse facility is still in the planning stage and the site cannot be made available immediately for physical inspection by the CAD, the RACSF applicant may still submit an RACSF application to the CAD for consideration or initial acceptance in-principle. In this case, the applicant should (i) provide a written explanation to the CAD detailing the reasons why the subject site is not available at the moment; and (ii) as far as practicable, generally outline the tentative security measures and arrangements for the application. The final acceptance of RACSF will be subject to (i) the provision of all the required documents; and (ii) the results of the pre-registration inspection(s) to ensure that all appropriate security measures and arrangements are in place.

There is no expiry date on RACSF registration as long as the RACSF operator is able to continuously comply with the relevant requirements. RACSF is subject to CAD’s monitoring of the compliance with the RACSF Security Programme, Handling Procedures for RACSF, notices and any other directions given from time to time by the CAD. The RACSF operator shall conduct regular self-assessment with reference to the RACSF Security Programme and the Handling Procedures for RACSF, at least once every two years, in order to identify deficiencies or security procedures that are not being properly implemented or that may require enhancement. The results of each self-assessment shall be maintained for two years and be available for the announced and unannounced inspections by the CAD. The RACSF operator shall also (i) ensure screening equipment is used properly, maintained in a safe and serviceable condition; (ii) ensure regular operational calibration checks are carried out, and keep these records for at least two years for the CAD’s inspection; (iii) ensure equipment is immediately removed from operational use if there is any evidence to suggest that it is not operating properly, until the RACSF operator is satisfied that it has been repaired and is fully serviceable; and (iv) ensure that screening requirements conforms to the stated requirements and that any licensing requirements are satisfied, prior to bringing it into operations; and (v) inform the CAD in writing as soon as reasonably possible if there is any change of the information contained in the application form. Non-compliance may result in suspension or de-registration of the RACSF status.

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Radiation Ordinance (Chapter 303 of the Laws of Hong Kong) and Radiation (Control of Irradiating Apparatus) Regulations (Chapter 303B of the Laws of Hong Kong)

The Radiation Ordinance controls the import, export, possession and use of radioactive substances and irradiating apparatus and the prospecting and mining for radioactive minerals and for purposes connected therewith.

Section 7 of the Radiation Ordinance provides that no person shall, except under and in accordance with a license duly issued under the ordinance, have in his possession or use, any radioactive substance or irradiating apparatus. Any person who contravenes the said provisions shall be guilty of an offence and shall be liable to a fine of HK$50,000 and to imprisonment for two years, and in the case of continuing offence, be liable to an additional fine of HK$2,500 for every day during the whole or any part of which such offence is knowingly and willfully continued.

Under the Radiation (Control of Irradiating Apparatus) Regulations, every licensee shall cause the license to be exhibited at a conspicuous place at the approved premises where the irradiating apparatus is situated. Any licensee who fails to comply with the said provisions shall be guilty of an offence and be liable on conviction to a fine of HK$6,000.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance (the “FIUO”) provides for the safety and health protection to workers in the industrial sector; and relates to, among others, factories and industrial undertakings. Under FIUO, an “industrial undertaking” includes but not limited to, the loading, unloading, or handling of goods or cargo at any dock, quay, wharf, warehouse or airport, and a “proprietor” in relation to any industrial undertaking includes the person for the time being having the management or control of the business carried on in, inter alia, such industrial undertaking.

Pursuant to section 6A(3) of the FIUO, it shall be the duty of every proprietor of an industrial undertaking to ensure, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. A proprietor of an industrial undertaking who contravenes such duty commits an offence and is liable (a) on summary conviction to a fine of HK$3,000,000; or (b) on conviction on indictment to a fine of HK$10,000,000. In the case of a willful contravention without reasonable excuse, pursuant to section 6A(4), such proprietor commits an offence and is liable (a) on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months; or (b) on conviction on indictment to a fine of $10,000,000 and to imprisonment for 2 years.

Under the FIUO, there are over 30 sets of subsidiary regulations covering various aspects of hazardous work activities in factories, building and engineering construction sites, catering establishments, cargo and container handling undertakings and other industrial workplaces. The subsidiary regulations prescribe detailed safety and health standards on work situations, plant and machinery, processes and substances.

Factories and Industrial Undertakings (Lifting Appliances and Lifting Gear) Regulations (Chapter 59J of the Laws of Hong Kong)

The Factories and Industrial Undertakings (Lifting Appliances and Lifting Gear) Regulations (the “FIU(LALG)R”) lay down, among others, the legal requirements for the testing, examination and inspection of lifting appliances and lifting gear used for raising or lowering or as a means of suspension in any industrial undertaking (the “Lifting Equipment”). Every employer providing Lifting Equipment for use at work, and every person having control of such use, should observe and ensure compliance with these regulations. In particular, the Lifting Equipment must be made of strong and sound material, properly maintained, and thoroughly examined by a competent examiner at least once every 12 months and certified by the competence examiner in an approved form as being in a safe working order; the Lifting Equipment should not be loaded beyond the maximum safe working load; and that no load is left suspended from a Lifting Equipment unless a competent person is in charge of the lifting appliance during the period of suspension.

Pursuant to regulation 19 of the FIU(LALG)R, any owner of the Lifting Equipment who contrives any of these regulations commits an offence, and shall be liable on conviction to a fine ranging from HK$25,000 to HK$400,000, or a fine of HK$400,000 and imprisonment for 12 months.

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Factories and Industrial Undertakings (Cargo and Container Handling) Regulations (Chapter 59K of the Laws of Hong Kong)

The Factories and Industrial Undertakings (Cargo and Container Handling) Regulations (the “FIU(CCH)R”) provide for the requirements on safety of workers employed in industrial undertakings of loading, unloading or handling of cargo and goods at docks, quays or wharves as well as those employed in industrial undertakings of loading, unloading, handling, stacking, unstacking, storing or maintaining (including repairing) of freight containers. In particular:

●	Regulation 7 requires that the owner of a fork-lift truck shall not use or cause or permit the use of the truck for cargo or container handling unless (i) it is properly maintained; and (ii) the person operating it is trained and competent to operate it.

●	Regulation 9 requires that, where cargo or goods are placed on a dock, quay or wharf (a) a clear passage leading to the means of access to any vessel which is lying at a the dock, quay or wharf shall be maintained on the dock, quay or wharf; and (b) if any space is left along the edge of the dock, quay or wharf, it shall be at least 900 millimeters wide and clear of all obstructions, other than fixed structures, plant and appliances in use.

●	Regulation 10B requires the proprietor to ensure that no person works on top of a container unless adequate precautions have been taken to prevent persons falling therefrom.

The proprietors of industrial undertakings (as defined in the FIUO) engaged in the aforementioned activities are responsible for ensuring that the regulations are observed. Pursuant to regulation 17 of the FIU(CCH)R, any person who contravenes regulation 7, 9 or 10B commits an offence, and shall be liable on conviction to a fine of HK$100,000, HK$100,000 or HK$400,000, respectively.

Factories and Industrial Undertakings (Fire Precautions in Notifiable Workplaces) Regulations (Chapter 59V of the Laws of Hong Kong)

The Factories and Industrial Undertakings (Fire Precautions in Notifiable Workplaces) Regulations (the “FIU(FPNW)R”) provide for the prevention of the outbreak of fire, the spread of fire and smoke in case of fire, the provision of fire fighting equipment and the maintenance of fire escapes in notifiable workplaces.

Pursuant to regulation 6 of the FIU(FPNW)R, the Commissioner for Labour may, by notice in writing, require the proprietor of any notifiable workplace to provide and maintain at that workplace, in addition to any fire service installation or equipment already in that workplace, means for fighting fire appropriate to the size, type and nature of the undertaking being carried on, which shall be so placed as to be readily available for use; and the proprietor shall comply with such notice.

Pursuant to regulation 8 of the FIU(FPNW)R, the proprietor of a notifiable workplace shall not carry out or cause or permit to be carried out or suffer the continuance of any alteration or addition to a notifiable workplace as it is shown on the plans of the building approved by the Building Authority under Part 2 of the Buildings Ordinance.

Pursuant to regulation 14 of the FIU(FPNW)R, any person who contravenes such regulations commits an offence, and shall be liable on conviction to a fine ranging from HK$25,000 to HK$400,000, or a fine of HK$400,000 and imprisonment for 6 months.

Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (Chapter 59AG of the Laws of Hong Kong)

The Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (the “FIU(LM)R”) is to ensure that the loadshifting machine used in industrial undertakings is operated by a person who has attended a relevant training course and holds a valid certificate.

Pursuant to regulation 3 of the FIU(LM)R, the responsible person of a loadshifting machine shall ensure that the machine is only operated by a person who has attained the age of 18 years, and holds a valid certificate applicable to the type of loadshifting machine to which that machine belongs. Under the FIU(LM)R, loadshifting machines used in industrial undertakings refer to fork-lift trucks.

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Pursuant to regulation 8 of the FIU(LM)R, a responsible person who without reasonable excuse contravenes section 3 commits an offence and is liable to a fine of HK$50,000.

Dangerous Goods Ordinance (Chapter 295 of the Laws of Hong Kong), Dangerous Goods (Application and Exemption) Regulation 2012 (Chapter 295E of the Laws of Hong Kong) and Dangerous Goods (Control) Regulation (Chapter 295G of the Laws of Hong Kong).

The Dangerous Goods Ordinance (“DGO”) controls the usage, storage, manufacturing and conveyance of the dangerous goods, and sets out the relevant licensing requirements in relation to these activities. The Dangerous Goods (Application and Exemption) Regulation 2012 list out the substances which fall within the meaning of dangerous goods under the DGO. The Dangerous Goods (Control) Regulation provide the exempted categories and quantity of the dangerous goods for which a license is not required for the conveyance, storage and use of the dangerous goods, and stipulate certain requirements in relation to the storage of dangerous goods.

Pursuant to the DGO, storage of dangerous goods in excess of the prescribed exempted quantity shall require a dangerous goods license. The DGO applies to, among others, all explosives, compressed gases, petroleum and other substances giving off inflammable vapors, substance giving off poisonous gas or vapor, corrosive substances, substances which become dangerous by interaction with water or air, and substances liable to spontaneous combustion or of a readily combustible nature. Pursuant to section 6 of the DGO, no person shall store any dangerous goods in excess of exempted quantity in any premises or places without a license issued by the director of the Fire Services Department.

Pursuant to section 10 of the DGO, no person shall deliver to any warehouse owner or carrier from any part of Hong Kong by land or water unless the (a) true name or description of such goods is distinctly written, printed or marked in English and Chinese on the outside of the case or other package containing such goods; (b) the prescribed label, if any, is attached to the outside of the case or other package containing such goods; and (c) in the case of delivery, notice in writing has been given to any warehouse owner or carrier of the true name or description of such goods and the dangerous nature thereof.

Pursuant to section 14 of the DGO, any person who contravenes section 6 of the DGO shall be guilty of an offence and shall be liable to a fine of HK$100,000 and to imprisonment for 6 months on first offence, and a fine of HK$200,000 and to imprisonment for 12 months on subsequent offence. Further, any person who contravenes sections 8 and 10 of the DGO shall be guilty of an offence and shall be liable to a fine of HK$100,000 and to imprisonment for 6 months.

Pursuant to section 15 of the DGO, any employee or agent of any person holding a license issued under the DGO who commits an offence under this ordinance is liable for such offence and to the penalty provided therefor, unless he proves that the offence was committed without his knowledge or consent and that he had exercised all due diligence to prevent the commission of the offence. Pursuant to section 16 of the DGO, where an offence under the DGO is committed by a company, every director and every officer concerned in the management of the company shall be guilty of the like offence unless he proves that the act constituting the offence took place without his knowledge or consent.

Dangerous Goods (Consignment by Air) (Safety) Ordinances (Chapter 384 of the Laws of Hong Kong) and Dangerous Goods (Consignment by Air) (Safety) Regulations (Chapter 384A of the Laws of Hong Kong)

The Dangerous Goods (Consignment by Air) (Safety) Ordinance is to control, in the interests of safety, the preparation, packing, marking, labeling and offering of dangerous goods for carriage by air, and for matters connected therewith. The Dangerous Goods (Consignment By Air) (Safety) Regulations (the “DGR”) provides that consignors i.e. shippers and freight forwarders must ensure all dangerous goods are properly classified, packed, marked, labelled and documented before they are offered for air transportation.

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Pursuant to regulation 6 of the DGR, the consignor should complete (i) an air waybill which shall: (a) refer to the particular dangerous goods transport document completed in respect of the dangerous goods, and (b) specify where appropriate the category or quantity of the dangerous goods; and (ii) a dangerous goods transport document which shall (a) classify and describe the dangerous goods, and (b) contain a certification signed by or on behalf of the shipper. A copy of the air waybill and dangerous goods transport document in respect of any dangerous goods shall be retained by the consignor of the goods, or by each consignor if there are more than one, for a period of not less than 6 months commencing on the date on which the goods are first consigned. If the consignor fails to retain the required documents without reasonable excuse contravenes, the consignor commits an offence and is liable to a fine of HK$25,000 and imprisonment for 6 months.

International Conventions – Carriage of goods by air

In relation to carriage of goods by air, the relevant international conventions are the Warsaw Convention for the Unification of Certain Rules Relating to International Carriage by Air 1929 (the “Warsaw Convention”) and the Montreal Convention for the Unification of Certain Rules for International Carriage by Air 1999 (the “Montreal Convention”).

The Warsaw Convention

The Warsaw Convention was an international convention which regulates liability for international carriage of persons, luggage or goods performed by aircraft for reward. It was originally signed in 1929 in Warsaw and was amended in 1955 by the Hague Protocol. Hong Kong still applies the Amended Warsaw Convention to international air carriages to countries that have adopted the Amended Warsaw Convention but not the Montreal Convention.

The Montreal Convention and the Carriage by Air Ordinance (Chapter 500 of the Laws of Hong Kong)

The Montreal Convention was designed to establish worldwide uniformity in liability rules governing air carriage of person, baggage and cargo for compensation between two countries which are parties to it. Hong Kong ratified the Montreal Convention on December 15, 2006. The Montreal Convention was put into force in Hong Kong under the Carriage by Air Ordinance.

The provisions of the Montreal Convention, as set out in schedule 1A of the Carriage by Air Ordinance, so far as they relate to the rights and liabilities of carriers, carriers’ servants and agents, passengers, consignors, consignees and other persons, and subject to the Carriage by Air Ordinance, have the force of law in relation to any carriage by air to which the Montreal Convention applies, irrespective of the nationality of the aircraft performing that carriage.

Article 18 of the Montreal Convention determines the extent of the carriers’ liability during carriage of cargoes. Article 18(1) states that the carrier is liable for damage sustained in the event of the destruction or loss of, or damage to, cargo upon condition only that the event which caused the damage so sustained took place during the carriage by air. Article 18(2) provides the following four defenses to the carrier:

(a)	inherent defect, quality or vice of that cargo;

(b)	defective packing of that cargo performed by a person other than the carrier or its servants or agents;

(c)	an act of war or an armed conflict; and/or

(d)	an act of public authority carried out in connection with the entry, exit or transit of the cargo.

Our Group is not liable for damage sustained in the event of the destruction or loss of, or of damage to, any registered baggage or any cargo, if the occurrence which caused the damage so sustained took place during the carriage by air. Our Group may, however, be held contractually liable to our customers for the loss or damage of their cargoes if such loss or damage is caused by our servants, employees or the independent contractors employed by our Group while the cargoes are within their custody or possession or by defective packing of the cargoes performed by our servants, employees or the independent contractors.

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International environmental conventions

Certain international environmental conventions and agreements also apply to Hong Kong, these include:

The United Nations Framework Convention on Climate Change (UNFCCC), 1992 and the Kyoto Protocol were extended to Hong Kong from May 2003 to achieve stabilization of atmospheric concentrations of greenhouse gases at levels that would prevent dangerous anthropogenic (human-induced) interference with the climate system.

Vienna Convention for the Protection of the Ozone Layer, 1985, as supplemented by Protocol in 1987 (amended in 1990 and 1992) also apply to Hong Kong, for the protection of the ozone layer by taking precautionary measures to regulate and control global emissions of ozone depleting substances so as to protect human health and the environment from harmful effects.

Ozone Layer Protection Ordinance (Chapter 403 of the Laws of Hong Kong)

Ozone Layer Protection Ordinance (“OLPO”) gives effect to the international obligations of Hong Kong in respect of, among other matters, the Vienna Convention for the Protection of the Ozone Layer of 1985, which includes controls over the use and import of products which are considered “ozone depleting” under OLPO. Under section 3(1) of OLPO, subject to section 3(2) thereof, a person who manufactures a scheduled substance commits an offence and is liable to (a) a fine of HK$1,000,000 and imprisonment for 2 years; and (b) a fine of HK$100,000 for each day on which the offence continues. Under section 4 of OLPO, a person who imports or exports a scheduled substance as stipulated under OLPO without a license commits an offence and is liable to a fine of HK$1,000,000 and to imprisonment for 2 years.

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong)

The Import and Export Ordinance (the “IEO”) provides for the regulation and control of the import of articles into Hong Kong, the export of articles from Hong Kong, the handling and carriage of articles within Hong Kong which have been imported into Hong Kong or which may be exported from Hong Kong, and any matter incidental to or connected with the foregoing.

Under section 18 of the IEO, any person who (a) imports any unmanifested cargo; or (b) exports any unmanifested cargo, shall be guilty of an offence and shall be liable (i) on summary conviction to a fine of HK$500,000 and imprisonment for 2 years; and (ii) on conviction on indictment to a fine of HK$2,000,000 and imprisonment for 7 years. It shall be a defense to a charge under section 18 of the IEO if the defendant proves that he did not know and could not with reasonable diligence have known that the cargo was unmanifested.

Under section 18A(1) of the IEO, any person who knowingly (a) has possession of any cargo; (b) assists with the carrying, removing, depositing, harboring, keeping or concealing of any cargo; or (c) otherwise deals with any cargo, with intent to export the cargo without a manifest or with intent to assist another person to export the cargo without a manifest, is guilty of an offence and liable (i) on summary conviction to a fine of HK$500,000 and imprisonment for 2 years; and (ii) on conviction on indictment to a fine of HK$2,000,000 and imprisonment for 7 years.

Under section 35A(1) of the IEO, any person who knowingly (a) has possession of any article, the carriage of which is restricted under the IEO; (b) has possession of any article, the export of which is prohibited under any law in force in Hong Kong or is prohibited other than in accordance with a license issued under the IEO; (c) assists with the carrying, removing, depositing, harboring, keeping or concealing of any article, the carriage of which is restricted under the IEO; (d) assists with the carrying, removing, depositing, harboring, keeping or concealing of any article, the export of which is prohibited under any law in force in Hong Kong or is prohibited other than in accordance with a license issued under the IEO; (e) otherwise deals with any article, the carriage of which is restricted under the IEO; or (f) otherwise deals with any article, the export of which is prohibited under any law in force in Hong Kong or is prohibited other than in accordance with a license issued under the IEO, with intent to evade the restriction or prohibition or to assist another person to evade the restriction or prohibition, is guilty of an offence and liable (i) in the case where contravention of the restriction or prohibition is punishable otherwise than as an indictable offence, on conviction to a fine of HK$500,000 and imprisonment for 2 years; or (ii) in the case where contravention of the restriction or prohibition is punishable as an indictable offence (A) on summary conviction to a fine of HK$500,000 and imprisonment for 2 years; and (B) on conviction on indictment to a fine of HK$2,000,000 and imprisonment for 7 years.

Under section 6A(2) of the IEO, a person who import or export an article specified in schedule 1 to the Import and Export (Strategic Commodities) Regulations (Chapter 60G of the Laws of Hong Kong) except under and in accordance with an import or export license issued by the Director-General of Trade and Industry commits an offence and is liable (a) on summary conviction to a fine of HK$500,000 and imprisonment for 2 years; and (b) on conviction on indictment to an unlimited fine and imprisonment for 7 years.

Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong)

Regulations 4 and 5 of the Import and Export (Registration) Regulations (the “IE(R)R”) sets out that every person who imports or exports or re-exports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise (the “C&E Commissioner”) an accurate and complete import or export declaration relating to such article using services provided by a specified body, in accordance with the requirements that the C&E Commissioner may specify. Every declaration shall be lodged within 14 days after the importation or exportation of the article to which it relates.

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Any person who fails or neglects to lodge such declaration within 14 days after the importation or exportation of the article to which it relates, without any reasonable excuse, shall be liable on summary conviction to a fine of HK$2,000; and commencing on the day following the date of conviction to a fine of HK$100 in respect of every day during which his failure or neglect to lodge such declaration in that manner continues. Regulations 4 and 5 of the IE(R)R also provide that any person knowingly or recklessly lodges any declaration with the C&E Commissioner that is inaccurate in any material particular shall be guilty of an offence and shall be liable on summary conviction to a fine of HK$10,000.

Regulation 7 of the IE(R)R sets out the charges payable on the late lodgment of import or export declarations, in addition to the penalty set out in regulations 4 and 5 of the IE(R)R, in respect of different total values of articles specified in the import or export declaration and different time period of late lodgment of the import or export declaration.

Motor Vehicles Insurance (Third Party Risks) Ordinance (Chapter 272 of the Laws of Hong Kong)

The Motor Vehicles Insurance (Third Party Risks) Ordinance (the “MVI(TPR)O”) provides for the protection of third parties against risks arising out of the use of motor vehicles.

Pursuant to section 4 of the MVI(TPR)O, it shall not be lawful for any person to use, or to cause or permit any other person to use, a motor vehicle on a road unless there is in force in relation to the user of the vehicle by that person or that other person, as the case may be, such a policy of insurance or such a security in respect of third party risks as complies with the requirements of the MVI(TPR)O. If a person acts in contravention of such requirement, he shall be liable to a fine of HK$10,000 and to imprisonment for 12 months, and a person convicted of an offence shall (unless the court for special reasons thinks fit to order otherwise) be disqualified from holding or obtaining a licence to drive a motor vehicle for such period as the court may determine being not less than 12 months nor more than three years from the date of conviction.

Air Pollution Control (Non-Road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The Air Pollution Control (Non-Road Mobile Machinery) (Emission) Regulation (the “APC(NRMM)R”) aims to bring non-road mobile machinery (“NRMM”), which includes regulated machines and non-road vehicles, under emission control in line with environmentally advanced countries.

Starting from December 1, 2015, pursuant to sections 5 and 6 of the APC(NRMM)R, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations, including restricted areas of the airport, container terminals and backup facilities, construction sites and designated waste disposal facilities. A person who contravenes such requirement commits an offence and is liable on conviction to a fine of $200,000 and imprisonment for 6 months. A person who uses a NRMM without a proper label is liable to a fine of up to HK$50,000 and imprisonment for three months.

However, pursuant to section 11 of the APC(NRMM)R, existing NRMMs which are already in Hong Kong on or before November 30, 2015 may, on application, be exempted from complying with the emission requirements.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance (the “OSHO”) provides for the safety and health protection to employees in workplace, both industrial and non-industrial.

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Pursuant to section 6 of the OSHO, every employer must, so far as reasonably practicable, ensure the safety and health at work of all the employees by, so far as reasonably practicable:

(a)	providing and maintaining plant and systems of work that are safe and without risks to health;

(b)	making arrangements for ensuring, safety and absence of risks to health in connection with the use, handling, storage or transport of plant and substances;

(c)	providing information, instruction, training and supervision as may be necessary to ensure the safety and health at work of the employees;

(d)	as regards any workplace under the employer’s control, (i) maintaining the workplace in a condition that is safe and without risks to health; or (ii) providing or maintaining means of access to and egress from the workplace that are safe and without any such risks; and

(e)	providing or maintaining a working environment for the employees that is safe and without risks to health.

Pursuant to section 6 of the OSHO, an employer who fails to comply with above provisions commits an offence and is liable (a) on summary conviction to a fine of HK$3,000,000; or (b) on conviction on indictment to a fine of HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable (a) on summary conviction to a fine of HK$3,000,000 and imprisonment for 6 months; or (b) on conviction on indictment to a fine of HK$10,000,000 and imprisonment for 2 years.

The Commissioner for Labour is empowered to issue improvement notices and suspension notices against activity of workplace which may create an imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a fine of HK$400,000 and HK$1,000,000 respectively and imprisonment of up to 12 months, as well as a further fine of HK$100,000 for each day during which the offender knowingly and intentionally continues failing to comply with the suspension notice.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employee’s Compensation Ordinance (the “ECO”) provides for the payment of compensation to employees who are injured in the course of their employment. The ECO establishes a no-fault and non- contributory employee compensation system for work injuries, and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases under the ECO.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. An employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to an employee injured in an accident arising out of and in the course of employment, if the disease is one due to the nature of any occupation in which he was employed at any time within the prescribed period immediately preceding the incapacity caused.

Pursuant to section 40 of the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance to cover their liabilities both under the ECO and at common law for injuries at work in respect of all their employees, irrespective of the length of employment contract or working hours, full-time or part-time employment. An employer who contravenes such requirement commits an offence and is liable (a) on conviction upon indictment to a fine of HK$100,000 and imprisonment for two years; and (b) on summary conviction to a fine of HK$100,000 and imprisonment for one year.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance (the “MWO”) provides for a minimum wage at an hourly rate for certain employees. The MWO establishes a statutory minimum wage (“SMW”) regime aimed at striking an appropriate balance between forestalling excessively low wages and minimizing the loss of low-paid jobs while sustaining Hong Kong’s economic growth and competitiveness.

The SMW rate has been raised to HK$40 per hour with effect from May 1, 2023.

Save for certain exceptions specified under section 7 of the MWO, the SMW applies to all employees, whether they are monthly-rated, weekly-rated, daily-rated, hourly-rated, piece-rated, permanent, casual, full-time, part-time or other employees, and regardless of whether they are employed under a continuous contract as defined in Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”). Any provision in the contract of employment seeking to extinguish or reduce the employee’s SMW entitlement shall be void under the law.

Failure to pay the SMW amounts to a breach of wage provisions under the EO. According to the EO, an employer who willfully and without reasonable excuse fails to pay wages to an employee when it becomes due is liable to prosecution and, upon conviction, to a fine of HK$350,000 and imprisonment for three years. Where a wage offence committed by a body corporate is proved to have been committed with the consent or connivance of, or to be attributable to any neglect on the part of, any director, manager, secretary or other similar officer of the body corporate, such person shall be guilty of the like offence and, upon conviction, is liable to the same penalty.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Scheme Ordinance (the “MPFSO”) provides for, inter alia, the establishment of a system of privately managed, employment-related mandatory provident fund (“MPF”) schemes to accrue MPF benefits for members of the workforce when they retire.

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Pursuant to section 7A of the MPFSO, the employer and its relevant employee, being an employee of 18 years of age or over and below retirement age which is 65 years of age, are each required to make contributions to the registered scheme at 5% of the relevant employees’ relevant income, meaning any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance expressed in monetary terms, paid or payable by an employer to the relevant employee in consideration of his employment under his contract of employment. An employer must ensure that contributions required to be made in accordance with this section in respect of an employee of the employer are paid to the approved trustee of the registered scheme of which the employee is a member within the period and in the manner prescribed by the regulations.

Pursuant to section 9 of the MPFSO, a relevant employee whose relevant income is less than the minimum level of relevant income, being HK$7,100 per month or HK$280 per day, is not required to contribute to a registered scheme but he may, if he so wishes, by notice in writing to his employer elect to do so. Pursuant to section 10 of the MPFSO, A relevant employee whose relevant income is more than the maximum level of relevant income, being HK$30,000 per month or HK$1,000 per day, is not required to contribute to a registered scheme in respect of the excess relevant income but he may, if he so wishes, by notice in writing to his employer elect to do so.

Pursuant to section 43B(1B) of the MPFSO, an employer who, without reasonable excuse, fails to comply with section 7A(1), (2) or (7) of the MPFSO commits an offence and is liable on conviction (a) to a fine at HK$100,000 and imprisonment for six months on the first occasion on which the person is convicted of the offence; and (b) to a fine of HK$200,000 and imprisonment for 12 months on each subsequent occasion on which the person is convicted of the offence.

Pursuant to section 43B(1C) of the MPFSO, an employer who, without reasonable excuse, fails to comply with section 7A(8) of the MPFSO commits an offence and is (a) in the case where he has deducted any amount from the employee’s relevant income for the contribution period concerned as the employee’s contribution and the total amount of contribution paid in respect of the employee to the approved trustee for that contribution period is less than the amount so deducted, liable on conviction to a fine of HK$450,000 and imprisonment for four years and, in the case of a continuing offence, to a daily penalty of HK$700 for each day on which the offence is continued; and (b) in any other case, liable on conviction to a fine of HK$350,000 and imprisonment for three years and, in the case of a continuing offence, to a daily penalty of HK$500 for each day on which the offence is continued.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (the “BRO”) provides for the registration of businesses in Hong Kong. Business includes any form of trade, commerce, craftsmanship, profession, calling or other activity carried on for the purpose of gain and also means a club. Every company incorporated in Hong Kong or non-Hong Kong company registered under the Companies Ordinance is deemed to be a person carrying on business and is required to be registered under the BRO. Besides, every non-Hong Kong corporation that has a representative or liaison office in Hong Kong, or has let out its property situated in Hong Kong is required to be registered under the BRO.

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Pursuant to section 5 of the BRO, every person (a company or an individual) carrying on a business in Hong Kong, other than those specifically exempted, shall make a business registration application to the Commissioner of Inland Revenue within one month of the commencement of the business. Pursuant to section 12 of the BRO, a valid business registration certificate shall be displayed at the place of business to which such certificate relates. A business registration certificate is renewable every year or every three years (if the business operator elects for business registration certificate that is valid for three years).

Pursuant to section 15 of the BRO, any person who fails to make a business registration application or fails to display a valid business registration certificate shall be guilty of an offence and shall be liable to a fine at HK$5,000 and imprisonment for one year. Where a person is convicted of an offence for the failure to make a business registration application, the magistrate may, in addition to any penalty that may be imposed, order that the person shall within a time specified in the order do the act which he has failed to do, and a person who does not comply with such an order commits an offence and is liable to a fine at HK$5,000 and imprisonment for one year.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

The Inland Revenue Ordinance (the “IRO”) imposes taxes on property, earnings and all profits (excluding profits from the sale of capital assets) arising in or derived from Hong Kong from any trade, profession or business carried out in Hong Kong by persons, including corporations, partnerships, trustees and bodies of person. Under the two-tiered profits tax rates regime applicable to corporations and unincorporated businesses, the profits tax rate for the first HK$2,000,000 of assessable profits is 8.25% for corporations and 7.5% for unincorporated businesses and 16.5% for corporations and standard rate of 15% for unincorporated businesses on any part of assessable profits over HK$2,000,000.

Pursuant to section 52(2) of the IRO, every person who is an employer shall, when required to do so by notice in writing given by an assessor, furnish a return of all persons employed by him in receipt of remuneration in excess of a minimum figure to be fixed by the assessor and any other person employed by him named by the assessor. Pursuant to sections 52(4) and 52(5) of the IRO, where any person who is an employer commences to employ or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax under Part 3 of the IRO, or any married person, he shall give prompt notice thereof in writing to the Commissioner of Inland Revenue after the date of commencement or cessation of such employment. Any person who fails to comply with such requirements without reasonable commits an offence and is liable on conviction to a fine at HK$10,000.

Merchant Shipping (Safety) (Dangerous Goods and Marine Pollutants) Regulation (Chapter 413H of the Laws of Hong Kong)

The Merchant Shipping (Safety) (Dangerous Goods and Marine Pollutants) Regulation (“MSR”) sets out requirements which apply to vessels that ship and transship dangerous goods while they are in the waters of Hong Kong. The International Maritime Dangerous Goods Code (“IMDG Code”), which is an international guideline to, among others, the terminology, packaging, labelling, placarding, marking, stowage, segregation and handling of transportation and shipment of dangerous goods, is implemented by the MSR in Hong Kong.

Pursuant to section 8(1)(a) of the MSR, no dangerous goods in packaged form shall be offered for carriage or taken on board any ship unless a dangerous goods declaration has been furnished to the ship owner or master, which shall indicate all information required by the IMDG Code. Under sections 8(7) and 8(8) of the MSR, a forwarder who fails to furnish a dangerous goods declaration or furnishes a false declaration, or a ship owner or master who accepts for carriage, takes or receives on board, any packaged dangerous goods without a dangerous goods certificate commits an offence (a) on conviction upon indictment to a fine HK$10,000 and imprisonment for one year; and (b) on summary conviction to a fine HK$10,000.

Pursuant to sections 11 to 13 of the MSR, dangerous goods shall be packed, marked, labelled and stowed in accordance with the IMDG Code. The ship owner or his agent or a master commits an offence (a) on conviction upon indictment to a fine HK$10,000 and imprisonment for one year; and (b) on summary conviction to a fine HK$10,000, if he takes on board any ship for carriage in that ship dangerous goods which are not packed (and he knows or ought to know that the goods are inadequately packaged), marked, labelled and stowed accordingly.

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Merchant Shipping Ordinance (Chapter 281 of the Laws of Hong Kong)

The Merchant Shipping Ordinance (the “MSO”) provides for registration and licensing requirements applicable to ships in the waters of Hong Kong used for commercial purposes.

According to section 3 of the MSO, every ship trading outwards from Hong Kong or being used for any commercial purposes in the waters of Hong Kong must be provided with a certificate of registry, certificate of provisional registry, a certificate of ownership or other documents granted in a place outside Hong Kong similar or equivalent in effect thereto. Under sections 108 and 109 of the MSO, the Director of Marine may under certain conditions detain a ship pending satisfaction of legal provisions. If the ship proceeds or attempts to proceed to sea before having been released by the competent authority, the master of the ship, the owner or agent, any person who sends the ship to sea, and any agent or person who is a party or privy to the offense, shall be guilty of an offense and shall be liable on conviction to a fine of HK$50,000 and imprisonment for two years.

Merchant Shipping (Registration) Ordinance (Chapter 415 of the Laws of Hong Kong)

The Merchant Shipping (Registration) Ordinance (the “MSRO”) provides for the registration of ships in Hong Kong and for related matters. A “qualified person” under the MSRO includes Hong Kong residents, registered non-Hong Kong companies as well as any body corporate incorporated in Hong Kong. Pursuant to section 11 of the MSRO, a ship is registrable if a majority interest in the ship is owned by one or more qualified persons or the ship is operated under a demise charter by a body corporate being a qualified person.

Section 24 of the MSRO provides that upon the registration of a ship, the Registrar of Ships shall grant a certificate of registry containing the particulars relating to the ship entered in the register. Pursuant to sections 54 and 55 of the MSRO, the owner of a registered ship shall notify the Registrar of Ships within 30 days after a change in address of the owner, dissolution or deregistration etc. of the body corporate owner, the failure to comply with which commits an offence and is liable to a fine of HK$5,000.

Merchant Shipping (Safety) Ordinance (Chapter 369 of the Laws of Hong Kong)

The Merchant Shipping (Safety) Ordinance (the “MSSO”) and its subsidiary legislation provides for the safety of Hong Kong ships and persons, equipment and operations on board these ships, and gives effect to provisions of relevant international agreement(s) applicable to Hong Kong. Under the MSSO, any ship carrying more than 12 passengers qualifies as a “passenger ship” and is required to be surveyed annually.

On compliance of requirements of ship construction, life-saving appliance, fire-fighting appliances, radio and navigational equipment regulations, ships will be issued with a safety certificate. Failure to keep up-to-date such certificate after alteration to the ship or additional surveys, keep readily available for inspection on board the ship such certificate, and proceed to sea without appropriate certificates constitute an offence and the owner or master of the ship shall be liable to a fine of HK$10,000 and imprisonment of six months, a fine of HK$5,000, and a fine of HK$10,000, respectively.

Merchant Shipping (Collision Damage Liability and Salvage) Ordinance (Chapter 508 of the Laws of Hong Kong)

The Merchant Shipping (Collision Damage Liability and Salvage) Ordinance (the “MSCDLSO”) provides for matters relating to collision damage and salvage operations and implements the International Convention on Salvage 1989 in Hong Kong.

Section 3 of the MSCDLSO provides that where damage or loss is caused to a vessel, its cargoes or freight or any property on board, by the fault of two or more vessels, the liability to make good the damage or loss shall be in proportion to the degree in which each vessel was in fault. Section 4 of the MSCDLSO provides that where a loss of life or personal injuries are suffered by a person on board a vessel owing to the fault of that vessel and of any other vessel or vessels, the liability of the owners of the vessels shall be joint and several.

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Regulations Related to the PRC

Permissions from the PRC Authorities to Issue Our Ordinary Shares to Foreign Investors

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of the registration statement, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve collection of user data, implicate cybersecurity, or involve any other type of restricted industry in the Mainland China.

As of the date of the registration statement, neither we nor any of our subsidiaries are currently required to obtain regulatory approvals or permissions from the CSRC, the CAC, or any other relevant Mainland China regulatory authorities of Mainland China for their business operations, our offering (including the sales of securities to foreign investors) and our listing in the U.S. under any existing PRC law, regulations or rules, nor have we received any inquiry, notice, warning, sanctions or regulatory objection to our business operations, our offering and listing in the U.S. from the CSRC, the CAC, or other PRC regulatory authorities.

On November 14, 2021, CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Yuan Tai Law Offices, we are not an “operator of critical information infrastructure” or “large-scale data processor” as mentioned above. However, PRC regulations relating to personal information protection and data protection, it has been clarified in the relevant provision that the processing of PRC individual’s personal information outside Mainland China will also be under the jurisdiction of the PRC Personal Information Protection Law and if data processing outside Mainland China harms the national security, public interests or the rights and interests of citizens or organizations of the PRC, legal responsibilities will also be investigated. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

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On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines. The Trial Measures will come into effect on March 31, 2023 which refines the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million and RMB 10.0 million. Given that we are not a PRC domestic company, we are not required to register with CSRC as required by the Trial Measure.

On February 24, 2023, the CSRC, the Ministry of Finance of the PRC, the National Administration of State Secrets Protection and the National Archives Administration of China jointly published the Provisions on Strengthening the Confidentiality and Archives Management Work Relating to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Confidentiality and Archives Administration, and, which became effective on March 31, 2023. The Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant PRC laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the entities shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination.

As further advised by our PRC counsel, as of the date of the registration statement, no effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our overseas listing and offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on us. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before conducting securities offerings in the U.S. If any of our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from PRC authorities to conduct securities offerings in the U.S., our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our ordinary shares may significantly decrease in value or become worthless.

Regulations Related to the British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the BVI on July 9, 2021. The DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Integrity Principle and the Access Principle) which require among other things that:

●	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the BVI, unless there is proof of adequate data protection safeguards or consent from the data subject;

●	where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

●	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

●	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

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●	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

●	personal data must not be kept for longer than is necessary for the purpose;

●	personal data must be accurate, complete, not misleading and kept up to date; and

●	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include:

●	processing sensitive personal data in contravention of the BVI DPA;

●	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

●	willfully disclosing personal information in contravention of the BVI DPA; and

●	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the BVI DPA may institute civil proceedings in the BVI courts.

MANAGEMENT

The following table sets forth information regarding our directors, executive officers and director nominees as of the date of this prospectus.

Name	Age	Position(s)
Ching Shun Ngan	50	Chairman and Chief Executive Officer
Yi To (Peter)Ng	42	Director
Cheuk Ho Chan	56	Chief Financial Officer
Kwong Sang Liu *	60	Independent Director nominee
Jay S.L.Ma*	50	Independent Director nominee
Kwok Wan Lee*	60	Independent Director nominee

* Will become a director upon completion of the offering.

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Ching Shun Ngan, Chief Executive Officer and Director, has over 20 years of experience in the freight forwarding industry. Mr. Ngan has comprehensive knowledge and experience in business development and operation management. Before joining NC Logistics, Mr. Ngan worked in AE Cargo Services Ltd. (mainly engaged in international freight forwarding business) from October 1998 to July 2015, where he worked as an air freight manager, mainly responsible for reviewing and managing company operations and implementing and reviewing appropriate work procedures in the air freight department. Mr. Ngan joined NCL (HK) in August 2015 and was appointed as the director of NCL (HK) on May 2, 2017. Mr. Ngan is also the founder of GLF and was appointed as the sole director of GLF since its incorporation on August 15, 2016. Mr. Ngan has completed his secondary education from Christian Faith College in Hong Kong.

Yi To (Peter) Ng, Director, is mainly responsible for the overall management of the Company’s operations, overseeing the air and maritime, sales and logistics divisions, and effectively planning, authorizing, coordinating, staffing, organizing and making decisions to achieve the desired profitable performance of the Company, as well as overseeing the day-to-day operations of the Company’s business. Mr. Ng joined NCL (HK) in December 2004 as Assistant Operations Manager and was promoted to General Manager in August 2015. Mr. Ng is also one of the founders of Win-Tec and has been appointed as a director of Win-Tec since its establishment on June 28, 2005, being responsible for overseeing operations and asset management. Mr. Ng graduated from HKUST College of Lifelong Learning with a diploma in logistics management.

Cheuk Ho Chan, Chief Financial Officer, over the last two decades, Mr. Chan has held the positions of finance director, financial controller, and company secretary in multiple companies that are listed on the Main Board of The Stock Exchange of Hong Kong Limited. Since November 2002, he has been serving as an independent non-executive director of Eagle Nice (International) Holdings Limited (a company listed on the Stock Exchange of Hong Kong Limited with stock code 2368). Since July 2021, he has been serving as an independent non-executive director of EPS Creative Health Technology Group Limited (a company listed on the Stock Exchange of Hong Kong Limited with stock code 3860). Since June 2023, he has been serving as an independent non-executive director Winshine Science Company Limited (a company listed on the Stock Exchange of Hong Kong Limited with stock code 209). From June 2017 to May 2022, Mr. Chan served as an executive director at Wai Chun Bio-technology Limited (a company listed on the Stock Exchange of Hong Kong Limited with stock code 660). For more than two decades, he served as the chief financial officer and financial controller in various corporations. The majority of these companies were listed on the Hong Kong Stock Exchange, including Pine Technology Holdings Limited (stock code:1079), North Asia Resources Holdings Limited (stock code: 61), China Best Group Holding Limited (stock code: 370), China Golden Development Holdings Limited (stock code: 162), and Surge Recreation Holdings Limited (stock code: 703). Mr. Chan earned his bachelor’s degree in business administration from the Chinese University of Hong Kong in 1989, followed by a master’s degree in business administration from the University of Manchester in 2003. He has been a fellow member of the Hong Kong Institute of Certified Public Accountants since 2003.

Kwong Sang Liu, Independent Director Nominee, has been working as a certified public accountant in Hong Kong for more than 30 years. Mr. Liu is the independent non-executive director of China National Culture Group Co., Ltd. (a company listed on the Stock Exchange of Hong Kong Limited with stock code 745), ABC Multiactive Ltd (a company listed on the GEM of the Stock Exchange with stock code 8300) and Graphex Group Limited (a company listed on the Stock Exchange of Hong Kong Limited with stock code of 6128). Since April 2019, Mr. Liu has been working as an independent non-executive director of ATIF Holdings Limited, a company whose ordinary shares are listed on the NASDAQ. From January 2017 to October 2020 Mr. Liu worked as an independent non-executive director of Pine Care Group Limited, a company listed on the Hong Kong Stock Exchange with stock code 1989. From July 2000 to May 2021 Mr. Liu worked as an independent non-executive director of Polytec Asset Holdings Limited, a company listed on the Hong Kong Stock Exchange with stock code 208 and was privatized in May 2021. Mr. Liu graduated from the Hong Kong Polytechnic University with a bachelor’s degree in accounting and obtained a master’s degree in business administration from the University of Lincoln in the United Kingdom. He is a member of the Institute of Chartered Accountants in England and Wales, the Association of Chartered Certified Accountants, the Institute of Financial Accountants, the United Kingdom and the Institute of Public Accountants, Australia. Mr. Liu is also a Certified Tax Adviser and a member of the Hong Kong Institute of Certified Public Accountants, the Taxation Institute of Hong Kong, and the Society of Registered Financial Planners.

Jay S.L.Ma, Independent Director Nominee, is a practicing barrister and has over 20 years of experience in the legal industry. During her legal career Ms. Ma has served in various panels and involved in the legal academic field. From September 2008 to September 2009, Ms. Ma served as a Deputy Special Magistrate in the magistrate court of Hong Kong, where she adjudicated cases on various departmental summonses. Ms. Ma has been serving as the chairman of the Appeal Tribunal Panel (buildings) since December 2018. From June 2021 to June 2023 Ms. Ma served as a panel member to Disciplinary Board Panel (Lands Department). Since June 2023 Ms. Ma has been serving as the deputy chairman of the Administrative Appeals Board. Ms. Ma is also serving as Hong Kong consultant to Beijing Bastion Law Firm, since March 2022. Ms. Ma has a Bachelor of Laws (LLB) degree from Manchester Metropolitan University, and a Master of Laws (LLM) degree from University of Hong Kong.

Kwok Wan Lee, Independent Director Nominee, has over 30 years of experience in merger and acquisitions, manufacturing, banking, and investment management. Mr. Lee has been serving as the independent director at King Stone Energy Group Limited, since November 2019. Mr. Lee worked as the vice president and HK consultant for Elion Resources group from August 2017 to March 2019. From January 2014 to July 2017 Mr. Lee worked as the director of China-Ukraine Fund and Association. In addition, he held a series of positions with multi-national companies and OCBC Baking Group of Singapore in Singapore, Malaysia, Abu Dhabi of United Arab Emirates, Germany, Hong Kong, Kazakhstan and China. Mr. Lee graduated with a Master in Finance degree from Macquarie University.

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Family Relationships

Except as disclosed herein, none of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering. Our board of directors has determined that our three independent director nominees, Kwong Sang Liu, Kwok Wan Lee, and Jay S.L.Ma satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Duties of Directors

Under BVI law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. See “Description of Share Capital — Differences in Corporate Law”, beginning on page 107 of this prospectus, for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The board of directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the company, including but not limited to:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of relevant charges of the company.

Terms of Directors and Executive Officers

Each of our directors holds for the term, if any, fixed by the resolution of members or resolution of directors appointing him, or until his earlier death, resignation or removal. All of our executive officers are appointed by and serve at the discretion of our board of directors.

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Employment Agreements

Upon the closing of this offering, we will enter into employment agreements with each of our executive officers.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Our Board of Directors, which will consist of five members upon the effectiveness of the registration statement of which this prospectus is a part, is making all determinations regarding executive officer compensation from the time the Company first entered into employment agreements with executive officers up until the time where the three independent directors will be installed.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, our audit committee will consist of Messer Kwong Sang Liu, Kwok Wan Lee, Jay S.L.Ma, with Mr. Kwong Sang Liu serving as the chairman of our audit committee. We have determined that each member will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Our board also has determined that Section Kwong Sang Liu qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of the Company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, our compensation committee will consist of Messer Kwok Wan Lee, Kwong Sang Liu and Jay S.L.Ma upon the effectiveness of their appointments. Ms. Jay S.L.Ma will be the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

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●	approving reviewing and recommending to the board with respect to the compensation of our directors; and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, our nominating and corporate governance committee will consist of Messer Kwok Wan Lee, Kwong Sang Liu and Jay S.L.Ma upon the effectiveness of their appointments. Mr. Kwok Wan Lee will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

The business and affairs of the company are managed under the direction of our Board. We have conducted Board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of the Board.

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COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information with respect to compensation for the years ended September 30, 2023 and 2022 earned by or paid to our executive officers, and our other most highly compensated executive officers whose total compensation exceeded US$120,000 (the “named executive officers “). Salary included the monthly salary, bonus and mandatory provident fund contributed by the Company.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US $)*
Ching Shun Ngan	2023	170,267	-	-	-	-	-	-	170,267
(CEO and Chairman)	2022	191,349	-	-	-	-	-	-	191,349

Cheuk Ho Chan	2023	-		-	-	-	-	-	-
(CFO)	2022	-		-	-	-	-	-	-

Lam Shing Kwan Henry	2023	228,669		-	-	-	-	-	228,669
(former executive officer)	2022	249,427		-	-	-	-	-	249,427

Compensation of Directors

For the years ended 2023 and 2022, we did not compensate our independent director for their services as they had not become the independent directors in the years of 2023 and 2022.

The following table sets forth certain information with respect to compensation for the years ended September 30, 2023 and 2022 earned by or paid to our directors. Salary included the monthly salary, bonus and mandatory provident fund contributed by the Company.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US $)*
Ching Shun Ngan	2023	170,267	-	-	-	-	-	-	170,267
(CEO and Chairman)	2022	191,349							191,349
Yi To (Peter) Ng	2023	153,569		-	-	-	-		153,569
(Director)	2022	153,946		-	-	-	-		153,946

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors, director nominees and executive officers who beneficially own our Ordinary Shares; and

●	each person known to us to own beneficially more than 5.0% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 20,000,000 Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares outstanding immediately after the completion of this offering.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on 22,500,000 Ordinary Shares outstanding following the sale of 2,500,000 Ordinary Shares in the offering. Information with respect to beneficial ownership has been furnished by each director, director nominee, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 7 shareholders of record, none of which are located in the United States.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)
	Number	Percent	Number	Percent
Directors and Executive Officers(1):

Ching Shun Ngan	8,400,000	42.00%	-	37.33%
All directors and executive officers as a group	8,400,000	42.00%		37.33%

5% Principal Shareholders:
Wai Kin Chan	1,000,000	5.00%		4.44%
Chi Keung Yip	2,000,000	10.00%		8.89%
Asia International Securities Exchange Co., Ltd. (“AISE”)	3,300,000	16.50%		14.67%
Yuk Hung Sin	3,450,000	17.25%		15.33%

(1)	Unless otherwise indicated, the business address of each of the individuals is Office A-E, 33/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

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RELATED PARTY TRANSACTIONS

In addition to the executive officer compensation arrangements discussed in “Executive Compensation,” below we describe the transactions during the years ended September 30, 2021 and 2022, and three months ended Marchi 31, 2023, to which we have been a participant, in which the amount involved in the transaction is material to the Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Balance With Related Parties

The balance with related parties consisted of the following at September 30, 2021 and 2022, and March 31, 2023:

	As of September 30, 2021	As of September 30, 2022	As of March 31, 2023
	US$	US$	US$
Loan advance to related party
Sin Yuk Hung	-	-	218,035
Loan received from related party
Asia International Securities Exchange Co., Limited	-	-	(318,347)
Due (to)/ from related parties
Lam Shing Kwan Henry (former executive officer)	4,410,454	2,920,495	(317)
Ngan Ching Shun (executive officer)	2,507,905	1,660,674	(180)
Ng Yi To Peter (director)	864,796	572,646	(63)
	7,783,155	5,153,815	(560)

The due from related parties set forth above represents the accumulated cash advances to the three named current and then executive officers for about 15 years since each joined the Group. The amounts due from related parties as of September 30, 20221 and 2022 were unsecured, interest-free and repayable on demand. As of March 31, 2023, there were no balance of due from related parties after offsetting against dividend payable to such three current and then executive officers and director.

On December 1, 2022, the Company entered into facility letter with Sin Yuk Hung, a shareholder, to offer facility of up to HK$2 million ($256,410), which would be made available to the shareholder for overdraft process. Drawdown can occur in different tranches, subject to approval by the Company, and can be repaid at any time with one month’s notice. This loan bears an annual interest rate of 2.8% on the outstanding amount from drawdown tranche until repayment.

On December 22, 2022, the Company entered into a loan and sale and purchase agreement (the “Agreement”) with Ngan Ching Shun and Asia International Securities Exchange Co., Ltd (“AISE”). Pursuant to the Agreement, AISE agreed to lend the Company up to the amount of $2 million in order to finance for payment of the expenses of the offering. The loan is interest free and payable in full within 5 business days from the closing of the offering.

The following table summarizes dividends payable as of March 31, 2023:

As of March 31, 2023
US$
Dividend payable to
Lam Shing Kwan Henry	323,814
Ngan Ching Shun	176,808
Tse Man Ho	66,157
Ng Yi To Peter	66,157
632,936

During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Certain shareholders agreed to waive their right to receive the declared dividends in the aggregate amount of US$1,057,692, and US$5,360,654 of declared dividend was offset against due from its then shareholders immediately.  The remaining balance of $632,936 was recorded as a dividend payable as of March 31, 2023.

The dividend payable will be settled to its then shareholders by cash before Listing.

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DESCRIPTION OF SHARES

We were incorporated as a BVI business company under the laws of the BVI on April 24, 2019. At incorporation, we were authorized to issue a maximum of 50,000 shares consisting of 50,000 Ordinary Shares with no par value per share. By the adoption of an amended memorandum of association dated April 11, 2023, the Company’s authorized share capital was increased to 2,000,000,000 Ordinary Shares. As of the date of this prospectus, following a further amendment of the memorandum of association dated June 19, 2023, we are authorized to issue a maximum of 100,000,000 shares consisting of either Ordinary Shares or preferred shares with no par value per share.

As of the date of this prospectus, there were 20,000,000 Ordinary Shares issued and outstanding.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Transfer of Ordinary Shares

Subject to the restrictions contained in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act 2003.

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

If at any time we are authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

General Meetings of Shareholders

Under our memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one third of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the Registrar of Corporate Affairs, which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. Members of the public may also, upon payment of a nominal fee, obtain from the Registrar of Corporate Affairs the names of the current directors of a company.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” on page 131 of this prospectus. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

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Changes in shares

We may from time to time by resolution of shareholders or resolution of our board of directors, subject to our memorandum and articles of association:

●	amend our memorandum and articles of association to increase or decrease the maximum number of shares we are authorized to issue;

●	split our authorized and issued shares into a larger number of shares; and

●	combine our authorized and issued shares into a smaller number of shares;

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of preferred shares up to the maximum number of authorized but unissued shares, in up to five classes and with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by the Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

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As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof, as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent or fewer of the issued shares of the company required by the holders of 90 percent. or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the BVI Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

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Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act 2003 for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. This remedy is generally only available in exceptional circumstances as a last resort where there are no other remedies available.

Indemnification of directors and executive officers and limitation of liability

Our memorandum and articles of association provides that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

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These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our memorandum and articles of association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of the Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the Company contain provisions that permit our board of directors by resolution to amend certain provisions of the memorandum and articles of association, including to create and issue classes of shares with preferred, deferred or other special rights or restrictions as the board of directors determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of preferred shares would be set by the board of directors by way of amendments to relevant provisions of the memorandum and articles of association and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under BVI law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of the Company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

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Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the BVI Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our memorandum and articles of association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under BVI law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

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Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute and our memorandum and articles of association does not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders, (or by resolution of directors if the shareholders have approved the liquidation plan) provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of (i) shares with rights and privileges ranking pari passu to an existing class of shares, or (ii) preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

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Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act, 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we intend to apply for listing on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have 22,500,000 Ordinary Shares issued and outstanding, assuming that the underwriter does not exercise its over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of one hundred eighty (180) days   from the effective date of this registration statement, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representatives of the Underwriters.

Furthermore, each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. See “Underwriting” beginning on page 120 of this prospectus for more information.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 promulgated under the Securities Act.

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In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

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●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	Pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	U.S. expatriates;

●	Certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% (by vote or value) or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	events, hip-hop, and marketing industries investment trusts;

●	governments or agencies or instrumentalities thereof;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

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All of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is No income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

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Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Passive Foreign Investment Company (“PFIC”)

Hong Kong Profits Taxation

Our indirectly held subsidiaries, GLF and Win-Tec, are Hong Kong entities subject to the two-tier profit tax rates system according to Hong Kong tax rules and regulations.

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (the “Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Under the Ordinance, it is an entity’s election to nominate an entity that will be subject to the two-tier profits tax rate on its Profits Tax Return. The election is irrevocable.

Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” on page 42 of this prospectus for further details on our dividend policy.

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BVI Taxation

The disclosure relating to tax consequences under BVI law is the opinion of Ogier, our counsel as to BVI law.

The Government of the BVI does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders who are not tax resident in the BVI.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the BVI will not be subject to any income, withholding or capital gains taxes in the BVI, with respect to the Ordinary Shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the BVI with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the BVI or between Hong Kong and the BVI.

BVI Economic Substance Legislation

The BVI, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the BVI introducing certain economic substance requirements for in-scope BVI entities which are engaged in certain “relevant activities”.

Although it is presently anticipated that the ES Act will have little material impact on the Company or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

UNDERWRITING

We expect to enter into an underwriting agreement with Prime Number Capital LLC, as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Name	Number of Shares
Prime Number Capital LLC
Total	2,500,000

The underwriters must buy all of the Ordinary Shares being sold in this offering if they buy any of them.

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Our Ordinary Shares are offered subject to a number of conditions, including:

●	receipt and acceptance of our Ordinary Shares by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

We have been advised by the underwriter that the underwriter intends to make a market in our Ordinary Shares but that it is not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We have granted to the underwriters a 45-day option to purchase up to 15% additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Underwriting Discount and Expenses

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriter to securities dealers may be sold at a discount equal to seven and one half percent (7.5%) per share from the initial public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the underwriters, assuming no exercise of over-allotment.

	Per Share	Total
Public offering price	$4.5	$11,250,000
Underwriting discounts and commissions (7.5%)	$0.3	$843,750
Proceeds, before expenses, to us	$4.2	$10,406,250

(1)	Initial public offering price per share is assumed as $4.5 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

Pursuant to an engagement letter between us and the Representative dated October 2, 2023 (the “Engagement Letter”), we have agreed to reimburse the Representative up to a maximum of $200,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by the underwriter and its counsel in connection with visits to, and examinations of, the Company; (ii) background check on our principal shareholders, directors and officers; (iii) the reasonable cost for road show meetings; (iv) all due diligence expenses; and (v) legal counsel fees. We have paid an advance of $25,000 to the Representative for its anticipated out-of-pocket expenses; any advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the offering, we shall reimburse the underwriter one percent (1%) of the gross proceeds of the offering as non-accountable expenses.

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Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of Ordinary Shares equal to 5% of the total number of Ordinary Shares sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option.

The Representative’s Warrants will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable after 6 months from the date of commencement of sales of the public offering and will be exercisable until such warrants expire in four and a half (4.5) years from the commencement of the sales of the public offering. The Representative’s Warrants and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The Representative will have the option to exercise, transfer, or assign the Representative’s Warrants at any time, provided that the underlying securities shall not be transferred during the lock-up period; i.e., the 180-day lock-up period will remain on such underlying Ordinary Shares. The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants at our expense, one additional demand registration at the Representative’s Warrants’ holders’ expense with a duration of no more than five years from the commencement of sales of the public offering, and unlimited “piggyback” registration rights each with a duration of no more than five years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution.

Right of First Refusal

If, for the period beginning on the closing of this offering and ending twelve (12) months after the closing of the offering (the “ROFR Period”), the Company or any of its subsidiaries or successors engages in: (a) any equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; or (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. (each transaction, a “Subject Transaction”), the Representative (or any affiliate designated by the Representative) shall have the right of first refusal (“ROFR”) to act as lead or joint book-runner, lead or joint manager, or lead or joint placement agent with respect to such Subject Transaction provided however, that the ROFR shall be contingent upon the written agreement by the Representative to participate in any Subject Transaction upon the terms and conditions which shall contain reasonable and customary fees for transactions of similar size and nature.

If, at any time during the ROFR Period, the Company receives a bona fide written offer from a third party for a Subsequent Transaction that the Company desires to accept, the Company shall within five (5) days following receipt of the offer from the third party notify the Representative in writing (the “Offer Proposal”) of such proposed Subject Transaction. At any time within five (5) days after receipt of the Offer Proposal, the Representative may, by giving written notice to the Company, elect to exercise its ROFR. The failure of the Representative to give such notice within such five (5)-day period will be deemed an election not to exercise its ROFR. The Representative’s failure to exercise its ROFR with respect to any particular Subject Transaction does not constitute the waiver of its preferential right relative to any future Subject Transaction during the ROFR Period.

Lock-Up Agreements

We have agreed, for a period of 180 days after the date of this prospectus, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

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Furthermore, each of our directors, officers any other holder(s) of five percent (5%) or more of our outstanding Ordinary Shares as of the effective date of the registration statement of which this prospectus forms a part (and all holders of securities exercisable for or convertible into shares of Ordinary Shares) shall enter into customary “lock-up” agreements in favor of the underwriter pursuant to which such persons and entities shall agree, for a period of six (6) months after the IPO is completed, that they shall neither offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the underwriter’s prior written consent.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Stock Exchange

We will apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “NCEW.” There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Ordinary Shares during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Ordinary Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the underwriter of a greater number of Ordinary Shares than they are required to purchase in this offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This permits the underwriters to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result of these activities, the price of our Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

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Determination of Offering Price

Prior to this offering there was no public market for our Ordinary Shares. The initial public offering price will be determined by negotiation between us and the underwriters. The principal factors to be considered in determining the initial public offering price include, but are not limited to:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the initial public offering price.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

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The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands. The Ordinary Shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The Ordinary Shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the ordinary shares for the purposes of the Securities and Investment Business Act, 2010, (“SIBA”)

Canada. The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Ordinary Shares may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the ordinary shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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France. Neither this prospectus nor any other offering material relating to the Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Ordinary Shares has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong. The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder. For the purpose of this paragraph only, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Japan. Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Ordinary Shares, as principal, if the offer is on terms that the Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

128

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC means Mainland China.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

129

Switzerland. The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

Taiwan, the Republic of China. The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

United Arab Emirates. The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam. This offering of Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Electronic Distribution

In addition to the public offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

USD
Securities and Exchange Commission Registration Fee	$2,029
FINRA Filing Fee	2,562
Nasdaq Global Market listing fee	5,000
Legal Fees and Expenses	590,779
Accounting Fees and Expenses	552,298
Consulting Fees and expenses	800,000
Printing and Engraving Expenses	12,092
Underwriting	111,549
Miscellaneous Expenses	104,113
Total Expenses	$2,180,422

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. The legal matters as to United States Federal and New York State law will be passed upon for us by Sichenzia Ross Ference Carmel LLP. The underwriters are being represented by Winston & Strawn LLP, with respect to legal matters of United States federal and New York State law. Legal matters as to Hong Kong laws will be passed upon for us by KS Ng Law Office. Legal matters as to PRC laws will be passed upon for us by Yuan Tai Law Offices.

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EXPERTS

The consolidated financial statements for the years ended September 30, 2022 and 2021 included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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NEW CENTURY LOGISTICS (BVI) LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022 and 2021

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2023 and 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of

New Century Logistics (BVI) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of New Century Logistics (BVI) Limited and its subsidiaries (the Company) as of September 30, 2022 and 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two year period ended September 30, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2023.

Denver, Colorado

April 28, 2023, except for Note 2, 5, 15 and 16, as to which the date is August 21, 2023

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

F-2

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2021	2022
	US$ (Restated-Note 2)	US$ (Restated-Note 2)

Assets
Current assets:
Cash and cash equivalents	1,940,600	2,494,139
Account receivable, net	13,093,804	10,663,156
Contract assets	134,751	56,200
Due from related parties	7,783,155	5,153,815
Deposits and other receivable	1,338,403	999,491
Total current assets	24,290,713	19,366,801

Property, plant and equipment	138,428	399,683
Right-of-use assets - operating leases	1,023,813	2,631,123
Right-of-use assets - finance lease	181,545	140,441
Deferred tax assets	93,933	116,507
Total non-current assets	1,437,719	3,287,754

TOTAL ASSETS	25,728,432	22,654,555

Liabilities
Current liabilities:
Bank loans – current	1,670,163	1,502,509
Accounts payable	7,731,087	4,489,818
Accruals, and other current liabilities	205,839	76,055
Operating lease liabilities – current	621,873	1,088,705
Finance lease liabilities – current	36,477	44,206
Income tax payables	1,865,949	2,288,076
Total current liabilities	12,131,388	9,489,369

Non-current liabilities
Bank loans – non-current	220,457	-
Operating lease liabilities – non-current	395,930	1,529,107
Finance lease liabilities – non-current	152,782	108,575
Total non-current liabilities	769,169	1,637,682

TOTAL LIABILITIES	12,900,557	11,127,051

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary shares, no par value, 100,000,000 shares authorized; and 20,000,000 shares issued and outstanding at September 30, 2021 and 2022	-	-
Additional paid-in capital	153,647	153,647
Retained earnings	12,674,228	11,373,857
Total shareholders’ equity	12,827,875	11,527,504
TOTAL LIABILITIES AND EQUITY	25,728,432	22,654,555

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended September 30,
	2021	2022
	US$	US$

Revenues	71,659,463	75,186,129
Cost of sales	(61,462,851)	(63,642,469)
Gross profit	10,196,612	11,543,660

Operating expenses:
General and administrative expenses	(3,553,451)	(3,300,179)
Total operating expenses	(3,553,451)	(3,300,179)

Income from operations	6,643,161	8,243,481

Other income	18,226	165,504
Interest expense	(95,648)	(81,887)
Other income (expense)	(77,422)	83,617

Income before tax expense	6,565,739	8,327,098
Income tax expense	(1,031,818)	(1,345,418)
Net income	5,533,921	6,981,680

Total comprehensive income	5,533,921	6,981,680

Net Income per share attributable to ordinary shareholders
Basic and diluted	0.28	0.35

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Restated-Note 2)

	Ordinary shares
	Number of	Amount	Additional paid-in capital	Retained earnings	Total Stockholders’ Equity
	Shares	US$	US$	US$	US$
Balance as of October 1, 2020	20,000,000	-	153,647	8,883,897	9,037,544
Dividend declared	-	-	-	(1,743,590)	(1,743,590)
Net income	-	-	-	5,533,921	5,533,921
Balance as of September 30, 2021	20,000,000	-	153,647	12,674,228	12,827,875
Dividend declared	-	-	-	(8,282,051)	(8,282,051)
Net income	-	-	-	6,981,680	6,981,680
Balance as of September 30, 2022	20,000,000	-	153,647	11,373,857	11,527,504

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended September 30,
	2021	2022
	US$ (Restated-Note 2)	US$ (Restated-Note 2)
Operating activities
Net income	5,533,921	6,981,680
Non-cash item adjustments:
Non-cash operating lease expense	1,055,929	1,122,599
Depreciation of property, plant and equipment	109,238	201,080
Depreciation of right-of-use assets – finance lease	23,978	41,104
Deferred tax expenses	(23,686)	(22,574)
Credit loss	89,197	-
Change in working capital items:
Change in account receivables	(2,809,810)	2,430,648
Change in contract assets	(139,831)	78,551
Change in prepayments and other deposits	(136,467)	46,769
Change in account payables	1,074,569	(3,241,269)
Change in lease liabilities – operating lease	(1,064,082)	(1,129,898)
Change in accrued expenses and other payables	126,373	(129,784)
Change in income taxes payable	736,340	422,127
Cash provided by operating activities	4,575,669	6,801,033

Investing activities
Purchase of property, plant and equipment	(95,064)	(462,335)
Cash used in investing activities	(95,064)	(462,335)

Financing activities
Advances to shareholder and director	(3,896,354)	(5,360,570)
Principal payment of finance lease liabilities	(16,264)	(36,477)
Repayment of bank loan	(604,047)	(388,112)
Cash used in financing activities	(4,516,665)	(5,785,159)

Net change in cash and cash equivalents	(36,060)	553,539
Cash and cash equivalents as of the beginning of the year	1,976,660	1,940,600
Cash and cash equivalents as of the end of the year	1,940,600	2,494,139

Supplementary Cash Flows Information
Cash paid for interest	(78,175)	(60,899)
Cash paid for income tax	(319,164)	(945,866)

Supplemental Schedule of Non-Cash Investing and Financing Activities
Dividend declared offset against due from shareholder and director	1,743,590	8,282,051
Right-of-use assets obtained in exchange for new operating lease liabilities	1,977,857	2,729,907
Right-of-use assets obtained in exchange for new finance lease liabilities	205,523	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

Notes to the Consolidated Financial Statements

1. ORGANIZATION AND PRINCIPAL ACTIVIES

New Century Logistics (BVI) Limited (the “Company”) was incorporated in the British Virgin Islands (“BVI”). The Company conducts its primary operations of provision of freight forwarding and ancillary logistics services in Hong Kong through its direct and indirect wholly owned subsidiaries that are incorporated and domiciled in Hong Kong, namely New Century Logistics Company Limited (“NCL (HK)”), GLF Cargo Services Limited (“GLF”), and Win-Tec Transportation Company Limited (“Win-Tec”).

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

Percentage of effective ownership
Name	Date of incorporation	2021	2022	Place of incorporation	Principal activities
New Century Logistics (BVI) Limited	April 24, 2019	Parent	Parent	BVI	Investment holdings

New Century Logistics Company Limited	July 31, 2002	100% (Direct)	100% (Direct)	Hong Kong	Provision of freight forwarding and ancillary logistics services

GLF Cargo Services Limited	August 15, 2016	100% (Indirect)	100% (Indirect)	Hong Kong	Inactive

Win-Tec Transportation Company Limited	June 28, 2005	100% (Indirect)	100% (Indirect)	Hong Kong	Provision of warehousing and distribution, X-ray, gate charge and palletization services

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reorganization

The Company was incorporated in the BVI on April 24, 2019 and is a holding company with no material operations. NCL (HK), GLF and Win-Tec were incorporated in Hong Kong as a limited liability company on July 31, 2002, August 15, 2016 and June 28, 2005, respectively.

On May 10, 2019, as part of the Reorganization, the Company acquired NCL (HK), which is our principal operating subsidiary and on September 26, 2019, the Company, via NCL (HK), has acquired GLF and Win-Tec. As a result, each of GLF and Win-Tec became an indirect wholly-owned subsidiary of the Company.

Since September 26, 2019, NCL (HK), GLF and Win-Tec are wholly owned by the Company.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements and related disclosures in accordance with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results reported in future periods may be based upon amounts that could differ from these estimates due to the inherent uncertainty involved in making estimates and risks and uncertainties, including uncertainty in the current economic environment due to COVID-19.

Measurement of credit losses on financial instruments

Effective October 1, 2020, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable. The Company assessed that the impact of adoption of ASU 2016-13 was $nil. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“US$” or “$”). The functional currency of the Company is the local currency of the country in which the subsidiaries operate, which is Hong Kong Dollar (“HKD”). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of income and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to USD was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both 2022 and 2021.

	For the year ended September 30,
	2021	2022
Year-end HKD: US$ exchange rate	7.8000	7.8000
Year average HKD: US$ exchange rate	7.8000	7.8000

Cash and Cash Equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD500,000 per depositor per Scheme member, including both principal and interest.

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers. The Company grant credit to customers, without collateral, under normal payment terms (typically within 0 – 1 year after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company use loss-rate methods to estimate allowance for credit loss.

For those past due balances over 1 year and other higher risk receivables identified by management are reviewed individually for collectability. In establishing an allowance for credit losses, the Company use reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. Loss-rate approach is based on the historical loss rates and expectations of future conditions. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

F-8

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

●	Level 1—defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2—defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instrument include cash and cash equivalents, accounts receivable, contract assets, due from related parties, deposit and other receivable, accounts payables, accruals, bank loans and lease liabilities. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the host contracts approximate market rates. The carrying amount of the long-term bank loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of September 30, 2022 and 2021.

Property, Plant and Equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Major modifications or refurbishments which extend the useful life of the assets are capitalized and depreciated over the adjusted remaining useful life of the assets.

The Property, plant and equipment is calculated using the straight-line method over their estimated useful lives, as follows:

Owned assets	Useful lives

Leasehold improvements	Over shorter of the lease term and the remaining useful life
Plant and machinery	40 months
Computer and equipment	40 months
Furniture and fixtures	40 months
Motor vehicles	40 months

The useful lives of the assets are reviewed, and adjusted if appropriate, at the end of each reporting period.

Upon retirements or disposition of property, plant and equipment, the cost and related accumulated depreciation are removed any resulting gain or loss is recognized in consolidated statements of income and comprehensive income. The cost of maintenance and repairs is charged to expenses as incurred.

F-9

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized for the years ended September 30, 2021 and 2022.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of October 1, 2020 under the modified retrospective approach and elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: the Company elected to apply the package of practical expedients for existing arrangements entered into prior to October 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842.

For any new or modified lease, the Company determines whether a contract is or contains a lease at the inception of the contract. The Company records right-of-use (“ROU”) assets and lease obligations for its finance and operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. For the classes of buildings, the Company has elected to not separate lease from non-lease components. For leases in which the lease and non-lease components have been combined, the non-lease components include expenses such as common area maintenance, utilities, and repairs and maintenance.

Contract Assets and Contract Liabilities

Contract assets represent estimated amounts for which the Company has the right to consideration for the services provided while a shipment is still in-transit but for which it has not yet completed the performance obligation and has not yet invoiced the customer.

Upon completion of the performance obligations, which can vary in duration based upon the method of transport and billing the customer, these amounts become classified within accounts receivable. Contract assets were US$56,200 and US$134,751 as of September 30, 2022 and September 30, 2021, respectively.

Contract liabilities consist of payment received from customers in excess of revenue recognized. Contract liabilities will be recognized as revenue when promised services are provided. Contract liabilities were US$ Nil and US$ Nil at September 30, 2022 and 2021, respectively.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Revenue Recognition

The Company’s revenues are primarily from transportation services, which includes providing for the arrangement of freight, both domestically and internationally, through modes of transportations such as air freight, ocean freight. The Company generates its transportation services revenue by purchasing transportation from direct carriers and reselling those services to its customers.

F-10

In general, each shipment transaction or service order constitutes a separate contract with the customer. A performance obligation is created once a customer agreement with an agreed upon transaction price exists. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event. The transaction price is generally due within 1 year from the date of invoice. The Company’s transportation transactions provide for the arrangement of the movement of freight to a customer’s destination. The transportation services, including certain ancillary services, such as warehousing and distribution, that is provided to the customer over time. These performance obligations are satisfied and recognized in revenue upon the transfer of control of the services over the requisite transit period as the customer’s goods move from origin to destination. The Company determines the period to recognize revenue in transit based upon the departure date and the delivery date, which may be estimated if delivery has not occurred as of the reporting date. Determination of the transit period and the percentage of completion of the shipment as of the reporting date requires management to make judgments that affect the timing of revenue recognition. The Company has determined that revenue recognition over the transit period provides a reasonable estimate of the transfer of services to its customers as it depicts the pattern of the Company’s performance under the contracts with its customers.

The Company also provides other services such as warehousing and distribution, X-ray, gate charge and palletization services for its customers under contracts generally ranging from a few months to one year and include renewal provisions.

Warehousing and distribution logistics services contracts provide for warehousing of the customer’s product and arrangement of transportation of the customer’s product. The Company’s performance obligations are satisfied over time as the customers simultaneously receive and consume the services provided by the Company as it performs. The transaction price is based on the consideration specified in the contract with the customer and contains fixed consideration. The revenue is recognized in the amount for which the Company has the right to invoice the customer, as this amount corresponds directly with the value provided to the customer for the Company’s performance completed to date.

The Company provides X-ray, gate charge and palletization services which sell on a standalone basis as a single performance obligation. The Company recognizes revenue from this performance obligation at a point in time, which is the completion of the services.

The Company applies the practical expedient in Topic 606 that permits the Company to not disclose the aggregate amount of transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts have an expected length of one year or less. The Company also applies the practical expedient in Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of sales. The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. The Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process and assuming the risk of loss for delivery and collection. Such transportation services revenue is presented on a gross basis in the statement of comprehensive income.

A summary of the Company’s gross revenues disaggregated by major service lines and timing of revenue recognition for the years ended September30, 2022 and 2021, respectively, are as follow:

	Year ended September 30,
	2021	2022
	US$	US$
Air freight forwarding services	68,203,693	72,562,276
Ocean freight forwarding services	852,412	788,427
Other services	2,603,358	1,835,426

Total	71,659,463	75,186,129

Timing of revenue recognition:
Services transferred over time	70,797,727	74,467,097
Services transferred at a point in time	861,736	719,032

Total	71,659,463	75,186,129

F-11

Cost of sales

Cost of sales consists primarily of cargo space charged by airlines, shipping liners or other freight forwarders and ancillary logistics services fee including costs of security, local handling and x-ray screening and warehouse services.

General and Administrative Expenses

General and administrative expenses include management and office salaries and employee benefits, depreciation for office facility and office equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at September 30, 2022 and 2021, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Comprehensive Income

Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. No accumulated comprehensive income was recognized during the years ended September 30, 2022 and 2021.

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease and finance lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

F-12

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

Certain Risks

In the event that there is border control in respect of shipments or shutdown of the airports/ports imposed by local government or governments of foreign countries, our operation will be materially disrupted. The above adverse impacts, especially if they materialize and persist for a substantial period, may significantly and adversely affect our business operation and financial performance. The directors of the Company will keep continuous attention on monitoring the latest announcement of the governments of different countries.

Foreign currency risk

The Company has minimal exposure to foreign currency risk as most of its transactions, assets and liabilities are principally denominated the functional currency of the entity to which they are related. The Company currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Company will monitor its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise.

Interest Rate Risk

The Company is exposed to interest rate risk primarily relates to the variable-rate bank loans and is mainly concentrated on the fluctuation of Hong Kong Prime Rate arising from the Company’s bank loans. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

Credit Risk

The carrying amounts of the cash and bank balances, trade receivables and other receivables included in the consolidated balance sheet represent the Company’s maximum exposure to credit risk in relation to the Company’s financial assets.

The Company has no significant concentrations of credit risk.

It has polices in place to ensure that sales are made to customers with an appropriate credit history.

The credit risk on cash and bank balances is limited because the counterparties are banks with high credit-rating assigned by international credit-rating agencies.

The Company considers whether there has been a significant increase in credit risk of financial assets on an ongoing basis throughout each reporting period by comparing the risk of a default occurring as at the reporting date with the risk of default as at the date of initial recognition. It considers available reasonable and supportive forwarding looking information.

Government grant

Government grant received by the Company consist of unrestricted grant which are received on an unsolicited and unconditional basis to support the growth of the Company and do not relate to the Company’s operating activities. Unrestricted grant is classified as non-operating income and recorded in other income on the consolidated statements of income and comprehensive income upon receipt.

For the years ended September 30, 2022 and 2021, government grants in the amounts of US$165,493 and US$ Nil were recognized as other income in the consolidated statements of income and comprehensive income, respectively.

Recently Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

F-13

Restatement

Subsequent to the issuance of the Group’s consolidated financial statements for the years ended September 30, 2021 and 2022, the Group revisited its consolidated financial statements and identified the certain material misstatements and as a result has restated the Group’s previously issued consolidated financial statements for the years ended September 30, 2021 and 2022.

Accordingly, due to this restatement, the Company now recognized the dividend in the reporting period when the amount of dividend was declared and finalized in November and the dividend payable was settled either by offset against balances with shareholders or by cash at the same reporting period when the amount of dividend was declared and finalized.

The impact of this correction to the applicable reporting periods for the financial statement line items impacted is as follows (only line items impacted by the restatement were presented):

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2021

	As Previously Reported	Restatement Impact	As Restated
	US$	US$	US$

Due from related parties	329,309	7,453,846	7,783,155
Deposits and other receivable	510,198	828,205	1,338,403
Total current assets	16,008,662	8,282,051	24,290,713
TOTAL ASSETS	17,446,381	8,282,051	25,728,432
Retained earnings	4,392,177	8,282,051	12,674,228
Total shareholders’ equity	4,545,824	8,282,051	12,827,875
TOTAL LIABILITIES AND EQUITY	17,446,381	8,282,051	25,728,432

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2022

	As Previously Reported	Restatement Impact	As Restated
	US$	US$	US$

Due from related parties	-	5,153,815	5,153,815
Deposits and other receivable	426,844	572,647	999,491
Total current assets	13,640,339	5,726,462	19,366,801
TOTAL ASSETS	16,928,093	5,726,462	22,654,555
Dividend payables	267,128	-267,128	-
Total current liabilities	9,756,497	-267,128	9,489,369
TOTAL LIABILITIES	11,394,179	-267,128	11,127,051
Retained earnings	5,380,267	5,993,590	11,373,857
Total shareholders’ equity	5,533,914	5,993,590	11,527,504
TOTAL LIABILITIES AND EQUITY	16,928,093	5,726,462	22,654,555

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED SEPTEMBER 30, 2021

	As Previously Reported	Restatement Impact	As Restated
	US$	US$	US$

Change in prepayments and other deposits	302,102	(438,569)	(136,467)
Change in amount due from related parties	3,947,128	(3,947,128)	-
Cash provided by operating activities	8,961,366	(4,385,697)	4,575,669
Dividends Paid	(8,282,051)	8,282,051	-
Advances to shareholder and director	-	(3,896,354)	(3,896,354)
Cash used in financing activities	(8,902,362)	4,385,697	(4,516,665)
Dividend declared offset against due from shareholder and director	-	1,743,590	1,743,590

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED SEPTEMBER 30, 2022

	As Previously Reported	Restatement Impact	As Restated
	US$	US$	US$

Change in prepayments and other deposits	83,354	(36,585)	46,769
Change in amount due from related parties	329,309	(329,309)	-
Cash provided by operating activities	7,166,927	(365,894)	6,801,033
Dividends Paid	(5,726,464)	5,726,464	-
Advances to shareholder and director	-	(5,360,570)	(5,360,570)
Cash used in financing activities	(6,151,053)	365,894	(5,785,159)
Dividend declared but not paid by cash	267,128	(267,128)	-
Dividend declared offset against due from shareholder and director	-	8,282,051	8,282,051

F-14

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(As previously reported)

	Ordinary shares
	Number of	Amount	Additional paid-in capital	Retained earnings	Total Stockholders’ Equity
	Shares	US$	US$	US$	US$
Balance as of October 1, 2020	20,000,000	-	153,647	7,140,307	7,293,954
Dividend declared	-	-	-	(8,282,051)	(8,282,051)
Net income	-	-	-	5,533,921	5,533,921
Balance as of September 30, 2021	20,000,000	-	153,647	4,392,177	4,545,824
Dividend declared	-	-	-	(5,993,590)	(5,993,590)
Net income	-	-	-	6,981,680	6,981,680
Balance as of September 30, 2022	20,000,000	-	153,647	5,380,267	5,533,914

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Restatement impact)

	Ordinary shares
	Number of	Amount	Additional paid-in capital	Retained earnings	Total Stockholders’ Equity
	Shares	US$	US$	US$	US$
Balance as of October 1, 2020	-	-	-	1,743,590	1,743,590
Dividend declared	-	-	-	6,538,461	6,538,461
Net income	-	-	-	-	-
Balance as of September 30, 2021	-	-	-	8,282,051	8,282,051
Dividend declared	-	-	-	(2,288,461)	(2,288,461)
Net income	-	-	-	-	-
Balance as of September 30, 2022	-	-	-	5,993,590	5,993,590

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(As Restated)

	Ordinary shares
	Number of	Amount	Additional paid-in capital	Retained earnings	Total Stockholders’ Equity
	Shares	US$	US$	US$	US$
Balance as of October 1, 2020	20,000,000	-	153,647	8,883,897	9,037,544
Dividend declared	-	-	-	(1,743,590)	(1,743,590)
Net income	-	-	-	5,533,921	5,533,921
Balance as of September 30, 2021	20,000,000	-	153,647	12,674,228	12,827,875
Dividend declared	-	-	-	(8,282,051)	(8,282,051)
Net income	-	-	-	6,981,680	6,981,680
Balance as of September 30, 2022	20,000,000	-	153,647	11,373,857	11,527,504

F-15

3. CONCENTRATION OF REVENUES AND COST OF GOODS SOLD

Information about major customers by revenue

	For the years ended September 30,
	2021		2022
	US$		US$
Customer A	9,590,361	13.37%	9,584,604	12.75%
Customer B	8,143,095	11.35%	8,957,024	11.91%

Information about major customers by accounts receivable, net

	As of September 30,
	2021		2022
	US$		US$
Customer A	3,116,539	22.95%	4,469,388	40.38%
Customer C	2,010,951	14.81%	1,270,281	11.48%

Information about major suppliers by cost of services

	For the years ended September 30,
	2021		2022
	US$		US$
Supplier A	11,150,607	18.12%	15,300,160	24.04%
Supplier B	9,337,364	15.18%	2,555,332	4.02%

Information about major suppliers by account payable

	As of September 30,
	2021		2022
	US$		US$
Supplier A	2,081,926	26.93%	2,008,754	44.74%
Supplier B	1,228,448	15.89%	-	-
Supplier C	-	-	539,858	12.02%
Supplier D	-	-	728,469	16.22%
Supplier E	1,277,463	16.52%	-	-

F-16

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of September 30,
	2021	2022
	US$	US$
Accounts receivable	13,462,822	11,032,174
Less: allowance for credit loss	(369,018)	(369,018)

Accounts receivable, net	13,093,804	10,663,156

The movements in the allowance for credit loss for the years ended September 30, 2021 and 2022 were as follows:

	As of September 30,
	2021	2022
	US$	US$
Balance at beginning of the year	284,901	369,018
Additions	84,117	-

Balance at end of the year	369,018	369,018

5. DEPOSITS AND OTHER RECEIVABLES

Deposits and other receivables mainly consist of office rental deposits, utility deposits, cargo deposits and amount due from a third party:

	As of September 30,
	2021	2022
	US$	US$
Deposits	473,529	426,845
Other receivables	864,874	572,646
	1,338,403	999,491

Most of amount due from a third party has been settled as of March 31, 2023.

6. LEASES

(a) Finance leases

The Company has entered into finance lease obligations with principal amount of approximately USD205,523 during year ended September 30, 2021 for its office equipment.

(b) Operating leases

The Company leases office, warehouse and car park spaces for varying periods in Hong Kong. As the majority of the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The Company’s lease agreements do not contain any material guarantees or restrictive covenants. The Company does not have any sublease activities. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the Consolidated Balance Sheets. For purposes of calculating lease liabilities for such leases, the Company have combined lease and non-lease components.

F-17

The components of lease expenses are as follows:

	For the year ended September 30,
	2021	2022
	US$	US$
Operating lease expense	1,105,236	1,218,366
Finance lease expense:
Amortization of right-of-use assets	23,978	41,104
Interest of lease liabilities	5,890	8,685
Total finance lease expense	29,868	49,789

The components of finance lease are as follows:

	For the year ended September 30,
	2021	2022
	US$	US$
Finance lease
Right-of-use assets, costs	205,523	205,523
Accumulated amortization	(23,978)	(65,082)
Right-of-use assets, net	181,545	140,441

The components of operating lease are as follows:

	For the year ended September 30,
	2021	2022
	US$	US$
Operating lease
Right-of-use assets, costs	2,247,189	4,707,764
Accumulated amortization	(1,223,376)	(2,076,641)
Right-of-use assets, net	1,023,813	2,631,123

Other information about the Company’s leases is as follows:

	As of September 30,
	2021	2022
	US$	US$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used in operating leases	1,113,339	1,225,668
Operating cash flows used in finance leases	5,890	8,685
Financing cash flows used in finance leases	16,264	36,477
Right-of-use assets obtained in exchange for new operating lease liabilities	1,977,857	2,729,907
Right-of-use assets obtained in exchange for new finance lease liabilities	205,523	-
Weighted-average remaining lease term - operating	3.33 years	2.33 years
Weighted-average remaining lease term-finance	4.42 years	3.42 years
Weighted average discount rate - operating	5.13%	5.13%
Weighted average discount rate-finance	5.13%	5.13%

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of September 30, 2022:

	Operating leases	Finance leases	Total
	USD	USD	USD

Year ending September 30,
2023	1,197,935	50,929	1,248,864
2024	1,177,910	47,863	1,225,773
2025	408,112	47,863	455,975
2026	-	19,943	19,943
Total undiscounted lease payments	2,783,957	166,598	2,950,555
Less: imputed interest	(166,145)	(13,817)	(179,962)
Lease liabilities recognized in the Consolidated Balance Sheet	2,617,812	152,781	2,770,593
Less: lease liabilities – current portion	(1,088,705)	(44,206)	(1,132,911)
Lease liabilities – non-current portion	1,529,107	108,575	1,637,682

F-18

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of September 30, 2021:

	Operating leases	Finance leases	Total
	USD	USD	USD

Year ending September 30,
2022	654,310	45,162	699,472
2023	218,466	50,929	269,395
2024	198,440	47,863	246,303
2025	-	47,863	47,863
2026 and thereafter	-	19,943	19,943
Total undiscounted lease payments	1,071,216	211,760	1,282,976
Less: imputed interest	(53,413)	(22,501)	(75,914)
Lease liabilities recognized in the Consolidated Balance Sheet	1,017,803	189,259	1,207,062
Less: lease liabilities – current portion	(621,873)	(36,477)	(658,350)
Lease liabilities – non-current portion	395,930	152,782	548,712

7. PROPERTY, PLANT AND EQUIPMENT

	As of September 30,
	2021	2022
	US$	US$
Leasehold improvement	375,718	801,158
Plant and machinery	-	5115
Office equipment	164,098	179,144
Furniture & fixtures	77,349	94,083
Motor vehicle	273,242	273,242

Property, plant and equipment	890,407	1,352,742
Less: accumulated depreciation and amortization	(751,979)	(953,059)

Property, plant and equipment, net	138,428	399,683

Depreciation expenses recognized for the year ended September 30, 2021 and 2022 were US$109,238 and US$201,080 respectively.

F-19

8. BANK LOANS

The bank loans consisted of the following at September 30, 2022:

Bank Name	Type	Principal Amount	Outstanding Amount	Outstanding Amount	Issuance Date	Expiration Date	Interest
		HKD	HKD	USD
Bank of Comm	Instalment loan	8,000,000	575,147	73,737	2018-01-26	2023-01-25 (note)	BLR-2.0%
Bank of Comm	Revolving loan	7,000,000	7,000,000	897,436	2019-03-28	-	BLR-1.5%
Bank of Comm	Revolving loan	3,000,000	3,000,000	384,615	2020-04-09	-	BLR-1.5%
Bank of Comm	Instalment loan	4,000,000	1,144,419	146,721	2020-07-22	2023-07-21	HKMC Prime Rate -2.5%
			11,719,566	1,502,509

Note: This bank loan was fully settled in accordance to the repayment schedule and no renewal subsequently.

The bank loans consisted of the following at September 30, 2021:

Bank Name	Type	Principal Amount	Amount	Amount	Issuance Date	Expiration Date	Interest
		HKD	HKD	USD

Bank of Comm	Instalment loan	8,000,000	2,263,306	290,167	2018-01-26	2023-01-25	BLR-2.0%
Bank of Comm	Revolving loan	7,000,000	7,000,000	897,436	2019-03-28	-	BLR-1.5%
Bank of Comm	Revolving loan	3,000,000	3,000,000	384,615	2020-04-09	-	BLR-1.5%
Bank of Comm	Instalment loan	4,000,000	2,483,535	318,402	2020-07-22	2023-07-21	HKMC Prime Rate -2.5%
			14,746,841	1,890,620

Note: Bank of Comm = Bank of Communications (Hong Kong) Limited

During each of the years ended September 30, 2022 and 2021, the bank loans bear interest rate ranging from 2.750% to 3.880% per annum respectively.

As at September 30, 2022 and 2021 the bank loans were secured by (i) personal guarantees given by the controlling shareholder and director – Mr. Lam, (ii) joint guarantees given by the controlling shareholder and director – Mr. Lam and the shareholder and director – Mr. Ngan, (iii) joint guarantees given by the controlling shareholder and director – Mr. Lam and Assistant to the Director – Ms. Fung, (iv) all monies Second Legal Mortgage on a property owned by Mr. Lam and (v) guarantees given by The Hong Kong Mortgage Corporation Limited or its wholly-owned subsidiary, HKMC Insurance Limited.

The following are the matures of the above borrowings as of September 30, 2022:

Years ending September 30,	Amount USD
2023	1,504,859
2024	-
2025	-
2026	-
2027 and thereafter	-
Total undiscounted borrowings	1,504,859
Less: imputed interest	(2,350)
Borrowings recognized in the Consolidated Balance Sheet	1,502,509
Less: the current portion	(1,502,509)
Non-current portion	-

The following are the matures of the above borrowings as of September 30, 2021:

Years ending September 30,	Amount USD
2022	1,682,976
2023	222,808
2024	-
2025	-
2026 and thereafter	-
Total undiscounted borrowings	1,905,784
Less: imputed interest	(15,164)
Borrowings recognized in the Consolidated Balance Sheet	1,890,620
Less: the current portion	(1,670,163)
Non-current portion	220,457

During the years ended September 30, 2022 and 2021, interest expense related to these credit facilities was USD60,899 and USD84,185 respectively.

F-20

9. CONTRACT ASSETS

	As of September 30,
	2021	2022
	US$	US$
Contract ASSETS:
Revenue recognized in excess of amounts paid or payable (contracts receivable) to the company on uncompleted contracts (contract asset)	139,831	61,280
Less: allowance for credit loss	(5,080)	(5,080)
Contract assets, net	134,751	56,200

10. INCOME TAXES

Pursuant to the current rules and regulations, the BVI currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the BVI.

The Company is subject to Hong Kong profits tax at a rate of 16.5% on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HKD2 million and 16.5% for any assessable profits in excess of HKD2 million.

Composition of income tax expenses

The following table sets forth current and deferred portion of income tax expenses:

	Year ended September 30,
	2021	2022
	US$	US$
Current income tax expenses	1,055,504	1,367,992
Deferred income tax (recovery) expense	(23,686)	(22,574)
Income tax expense	1,031,818	1,345,418

Reconciliation between the income tax expenses computed by applying the Hong Kong enterprise tax rate to income before income taxes and actual provision were as follows:

	Year ended September 30,
	2021	2022
	US$	US$
Income before income tax	6,565,739	8,327,098
Tax expenses at the BVI statutory income tax rate	-	-

Tax effect of rate differences in various jurisdictions	1,083,689	1,373,971
Tax effect of non-taxable income	(13,018)	(24,483)
Tax effect of depreciation allowance	(14,370)	(22,149)
Tax effect of non-deductible expenditure	21,639	63,089
Deferred income tax expense	(23,686)	(22,574)
Additional tax reduction related to two tiered profits tax regime	(22,436)	(22,436)

Income tax expense	1,031,818	1,345,418

The significant components of the Company’s deferred tax assets are as follows:

	As of September 30,
	2021	2022
	US$	US$
Deferred tax assets:
Provision of credit loss	61,726	61,726
Property, plant and equipment	32,207	54,781
Total deferred tax assets	93,933	116,507

As of September 30, 2021 and 2022, the Company had no unrecognized tax benefit.

F-21

11. SHAREHOLDERS’ EQUITY

Ordinary shares

We were incorporated as a BVI business company under the laws of the BVI on April 24, 2019. At incorporation, we were authorized to issue a maximum of 50,000 shares consisting of 50,000 Ordinary Shares with no par value per share. By the adoption of an amended memorandum of association dated April 11, 2023, the Company’s authorized share capital was increased to 2,000,000,000 Ordinary Shares, following a further amendment of the memorandum of association dated June 19, 2023 the total authorized share capital of the Company was reduced to 100,000,000. As of the date of this prospectus, we are authorized to issue a maximum of 100,000,000 shares consisting of either Ordinary Shares or preferred shares with no par value per share. As of the date of this prospectus, there were 20,000,000 Ordinary Shares issued and outstanding.

Additional paid-in capital

As of September 30, 2022 and 2021, the additional paid-in capital of the Company was US$153,647.

12. REVENUE AND SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Mr. Ching Shun Ngan, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on the management’s assessment, the Company determined that it has only one operating segment which is the provision of forwarding services and therefore one reportable segment as defined by ASC 280. For the years ended September 30, 2022 and 2021, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets. The single segment represents the Company’s core business of providing (i) air freight forwarding services; (ii) ocean freight forwarding services; and (iii) other services to its customers in Hong Kong. Our other services include warehousing and distribution, X-ray, gate charge and palletization.

The following table presents revenue by major revenue type for the years ended September 30, 2022 and 2021, respectively:

	Year ended September 30,
	2021	2022
	US$	US$
Air freight forwarding services	68,203,693	72,562,276
Ocean freight forwarding services	852,412	788,427
Other services	2,603,358	1,835,426

Total	71,659,463	75,186,129

The following table presents revenue by timing of revenue recognition for the years ended September 30, 2022 and 2021, respectively:

	Year ended September 30,
	2021	2022
	US$	US$
Timing of Revenue Recognition
Services transferred over time	70,797,727	74,467,097
Services transferred at a point in time	861,736	719,032

Total	71,659,463	75,186,129

13. OTHER INCOME

	Years ended September 30,
	2021	2022
	US$	US$
Government grants	-	165,493
Interest income	20	11
Miscellaneous income	18,206	-

	18,226	165,504

F-22

14. GENERAL AND ADMINISTRATIVE EXPENSES

The following table sets forth the breakdown of our general and administrative expenses for the years ended September 30, 2021 and 2022:

	For the year ended September 30,
	2021	2022
	US$	US$

Professional expense	433,282	22,250
Listing expense	327,173	-
Depreciation expense	109,238	201,078
Payroll expense	1,959,924	2,349,799
Staff welfare	20,631	16,686
Insurance expense	62,636	30,758
Rent expense	151,370	212,871
Electricity & water	16,550	18,302
Motor expense	63,991	93,571
Office expense	105,618	127,057
Others	151,307	140,231
Travel expense and entertainment	48,312	73,132
Impairment loss - ECL	89,197	-
Bank charges	14,222	14,444

	3,553,451	3,300,179

15. DIVIDENDS

During the year ended September 30, 2021, the Company approved and declared a dividend of HK$16,000,000 (equivalent to US$2,051,282). Certain shareholders were agreed to waive the right to receive the declared dividends amounted of US$307,692, and all remaining declared dividend has been offset against due from to its then shareholders immediately.

During the year ended September 30, 2022, the Company approved and declared a dividend of HK$76,000,000 (equivalent to US$9,743,590). Certain shareholders were agreed to waive the right to receive the declared dividends amounted of US$1,461,539, and all remaining declared dividend has been offset against due from to its then shareholders immediately.

16. RELATED PARTY TRANSACTIONS

	As of September 30,
	2021	2022
	US$	US$
Due from related parties
Lam Shing Kwan Henry (former executive officer)	4,410,454	2,920,495
Ngan Ching Shun (executive officer)	2,507,905	1,660,674
Ng Yi To Peter (director)	864,796	572,646

	7,783,155	5,153,815

The amounts due from related parties were unsecured, interest-free and repayable on demand.

17. CONTINGENCIES

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2022 and 2021 and through the issuance date of these consolidated financial statements.

F-23

18. SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2022, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements.

Declared dividend

By a written resolution of the directors dated November 30, 2022, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Certain shareholders were agreed to waive the right to receive the declared dividends amounted of US$1,057,692, and amounting of US$5,360,654 has been offset against due from to its then shareholders immediately and remaining dividend payable will be settled to its then shareholders by cash before Listing.

Shares split

By a conditional resolution of the directors dated March 24, 2023, which became effective on April 11, 2023, the Company conducted a 2,000 for 1 forward-split of its, as of the date therein, issued and outstanding shares resulting in 20,000,000 Ordinary shares to be issued and outstanding as of the date of the prospectus. As the Ordinary Shares are of no par value, the post-split shares are of the same denomination and the split has not altered the capitalization of the Company. The share capital of the Company has been presented on a retroactive basis to reflect the shares split.

COVID-19 Update

Since early 2020, the COVID-19 pandemic had caused significant disruption to worldwide economic activities, including economic activities in Hong Kong where our operating subsidiaries are located, and in Mainland China, the United States, and Europe, where our customer base is principally located. Furthermore, due to the COVID-19 pandemic, most airlines had suspended partly or all services due to the travel restrictions imposed by Hong Kong government and other countries, especially services for passenger flights, which subsequently caused the disruption in air transportation, short supply of cargo space and the surge in the price of air cargo space.

However, the travel restrictions imposed by the Hong Kong government and other countries generally focused on restrictions on passenger travels and not on air cargo transportation, which only lead to a drop in the availability of passenger aircrafts for the transport of air cargoes as a result of which the shipment of our customers affected due to the change in flight schedule.

During July – September 2022, our certain services originating from Mainland China were temporarily interrupted due to the outbreak of the COVID-19 in Guangdong Province and the implementation of border control and various lockdown measures which led to trucking shortages. As a result, the transportation of goods between ports and from factories to ports was temporarily interrupted and our shipment volume was adversely affected during the period from July 2022 to September 2022.

Renew of lease agreement

On May 2, 2023, the Company entered into a 2-years lease agreement for lease extension commencing on July 1, 2023. The lease extension is for the car parking spaces where the Company is currently located in Kwun Tong, Hong Kong. The term of the new lease expires on June 30, 2025 and requires monthly lease payments of approximately $1,308.

F-24

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
	(Restated)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	2,494,139	669,014
Account receivable, net	10,663,156	10,933,095
Contract assets	56,200	-
Loan receivable - related party	-	218,035
Due from related parties	5,153,815	-
Deferred listing cost	-	718,480
Deposits and other receivable	999,491	359,586
Total current assets	19,366,801	12,898,210

Property, plant and equipment	399,683	304,277
Right-of-use assets - operating leases	2,631,123	2,083,702
Right-of-use assets - finance lease	140,441	119,870
Deferred tax assets	116,507	126,063
Total non-current assets	3,287,754	2,633,912

TOTAL ASSETS	22,654,555	15,532,122

Liabilities
Current liabilities:
Bank overdraft	-	575,527
Bank loans – current	1,502,509	1,341,205
Accounts payable	4,489,818	3,486,355
Accruals, and other current liabilities	76,055	352,751
Operating lease liabilities – current	1,088,705	1,104,284
Finance lease liabilities – current	44,206	46,185
Loan payable – related party	-	318,347
Due to related parties	-	560
Dividend payables	-	632,936
Income tax payables	2,288,076	686,910
Total current liabilities	9,489,369	8,545,060

Non-current liabilities
Operating lease liabilities – non-current	1,529,107	964,315
Finance lease liabilities – non-current	108,575	87,199
Total non-current liabilities	1,637,682	1,051,514

TOTAL LIABILITIES	11,127,051	9,596,574

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary shares, no par value, 100,000,000 shares authorized; and 20,000,000 shares issued and outstanding at September 30, 2022 and March 31, 2023	-	-
Additional paid-in capital	153,647	153,647
Retained earnings	11,373,857	5,781,901
Total shareholders’ equity	11,527,504	5,935,548
TOTAL LIABILITIES AND EQUITY	22,654,555	15,532,122

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended March 31,
	2022	2023
	US$	US$
	(Unaudited)	(Unaudited)
Revenues	42,508,977	19,475,751
Cost of sales	(33,496,248)	(17,553,503)
Gross profit	9,012,729	1,922,248

Operating expenses:
General and administrative expenses	(1,726,234)	(1,466,857)
Total operating expenses	(1,726,234)	(1,466,857)

Income from operations	7,286,495	455,391

Other income	42,178	28,839
Interest expense	(38,386)	(42,341)
Other income (expense)	3,792	(13,502)

Income before tax expense	7,290,287	441,889
Income tax expense	(1,156,187)	(40,255)
Net income	6,134,100	401,634

Total comprehensive income	6,134,100	401,634

Net Income per share attributable to ordinary shareholders
Basic and diluted	0.31	0.02

Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-26

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional paid-in	Retained	Total Stockholders’
	Number of	Amount	capital	earnings	Equity
	Shares	US$	US$	US$	US$
Balance as of September 30, 2021	20,000,000	-	153,647	12,674,228	12,827,875
Dividend declared	-	-	-	(8,282,051)	(8,282,051)
Net income	-	-	-	6,134,100	6,134,100
Balance as of March 31, 2022 (Unaudited)	20,000,000	-	153,647	10,526,277	10,679,924
Balance as of September 30, 2022	20,000,000	-	153,647	11,373,857	11,527,504
Dividend declared	-	-	-	(5,993,590)	(5,993,590)
Net income	-	-	-	401,634	401,634
Balance as of March 31, 2023 (Unaudited)	20,000,000	-	153,647	5,781,901	5,935,548

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-27

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended 31 March,
	2022	2023
	(Unaudited)	(Unaudited)
	US$	US$
Operating activities
Net income	6,134,100	401,634
Non-cash item adjustments:
Non-cash operating lease expense	588,876	547,421
Depreciation of property, plant and equipment	106,539	95,407
Depreciation of right-of-use assets – finance lease	20,576	20,570
Deferred tax expenses	9,887	(9,555)
Credit loss	(150,282)	(55,646)
Change in working capital items:
Change in account receivables	6,378,107	(219,373)
Change in contract assets	142,786	61,280
Change in prepayments and other deposits	(589,731)	67,257
Change in account payables	(3,841,914)	(1,003,463)
Change in lease liabilities – operating lease	(594,385)	(549,213)
Change in accrued expenses and other payables	(17,230)	(23,304)
Change in income taxes payable	616,946	(1,601,166)
Cash (used in) provided by operating activities	8,804,275	(2,268,151)

Investing activities
Payment of loan receivable	-	(218,035)
Purchase of property, plant and equipment	(455,397)	-
Cash used in investing activities	(455,397)	(218,035)

Financing activities
Principal payment of finance lease liabilities	(17,602)	(19,398)
Repayment of bank loan	(192,634)	(161,303)
Proceeds from bank overdraft	-	575,527
Payment of offering costs	-	(418,480)
Proceeds from related party	-	318,347
Advances to directors	(3,076,796)	(908,310)
Repayment from directors	-	1,274,678
Cash provided by (used in) financing activities	(3,287,032)	661,061

Net change in cash and cash equivalents	5,061,846	(1,825,125)
Cash and cash equivalents as of the beginning of the period	1,940,600	2,494,139
Cash and cash equivalents as of the end of the period	7,002,446	669,014

Supplementary Cash Flows Information
Cash paid for interest	(31,749)	(28,709)
Cash paid for income tax	(529,354)	(1,650,976)

Supplemental Schedule of Non-Cash Investing and Financing Activities
Deferred offering costs within accruals, and other current liabilities	-	300,000
Dividend declared offset against due from shareholder and director	8,282,051	5,360,654
Right-of-use assets obtained in exchange for new operating lease liabilities	2,729,907	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-28

NEW CENTURY LOGISTICS (BVI) LIMITED AND ITS SUBSIDIARIES

Notes to the unaudited condensed consolidated financial statements

1. ORGANIZATION AND PRINCIPAL ACTIVIES

New Century Logistics (BVI) Limited (the “Company”) was incorporated in the British Virgin Islands (“BVI”). The Company conducts its primary operations of provision of freight forwarding and ancillary logistics services in Hong Kong through its direct and indirect wholly owned subsidiaries that are incorporated and domiciled in Hong Kong, namely New Century Logistics Company Limited (“NCL (HK)”), GLF Cargo Services Limited (“GLF”), and Win-Tec Transportation Company Limited (“Win-Tec”).

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

Percentage of effective ownership
Name	Date of incorporation	2021	2022	Place of incorporation	Principal activities
New Century Logistics (BVI) Limited	April 24, 2019	Parent	Parent	BVI	Investment holdings

New Century Logistics Company Limited	July 31, 2002	100% (Direct)	100% (Direct)	Hong Kong	Provision of freight forwarding and ancillary logistics services

GLF Cargo Services Limited	August 15, 2016	100% (Indirect)	100% (Indirect)	Hong Kong	Inactive

Win-Tec Transportation Company Limited	June 28, 2005	100% (Indirect)	100% (Indirect)	Hong Kong	Provision of warehousing and distribution, X-ray, gate charge and palletization services

F-29

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reorganization

The Company was incorporated in the BVI on April 24, 2019 and is a holding company with no material operations. NCL (HK), GLF and Win-Tec were incorporated in Hong Kong as a limited liability company on July 31, 2002, August 15, 2016 and June 28, 2005, respectively.

On May 10, 2019, as part of the Reorganization, the Company acquired NCL (HK), which is our principal operating subsidiary and on September 26, 2019, the Company, via NCL (HK), has acquired GLF and Win-Tec. As a result, each of GLF and Win-Tec became an indirect wholly-owned subsidiary of the Company.

Since September 26, 2019, NCL (HK), GLF and Win-Tec are wholly owned by the Company.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements and related disclosures in accordance with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results reported in future periods may be based upon amounts that could differ from these estimates due to the inherent uncertainty involved in making estimates and risks and uncertainties.

F-30

Measurement of credit losses on financial instruments

Effective October 1, 2020, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” using the modified retrospective approach for accounts receivable. The Company assessed that the impact of adoption of ASU 2016-13 was $nil. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Foreign Currency Translation

The accompanying unaudited condensed consolidated financial statements are presented in United States dollars (“US$” or “$”). The functional currency of the Company is the local currency of the country in which the subsidiaries operate, which is Hong Kong Dollar (“HKD”). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of income and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to USD was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for six months ended March 31, 2023 and 2022.

	For the six months ended 31 March,
	2022	2023
Year-end HKD: US$ exchange rate	7.8000	7.8000
Year average HKD: US$ exchange rate	7.8000	7.8000

Cash and Cash Equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD500,000 per depositor per Scheme member, including both principal and interest.

F-31

Accounts Receivable, net

Accounts receivable represents an unconditional right to consideration arising from our performance under contracts with customers. The Company grant credit to customers, without collateral, under normal payment terms (typically within 0 – 1 year after invoicing). Generally, invoicing occurs within 30 days after the related works are performed. The carrying value of such receivable, net of the expected credit loss and allowance for doubtful accounts, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within the next 12 months. The Company use loss-rate methods to estimate allowance for credit loss.

For those past due balances over 1 year and other higher risk receivables identified by management are reviewed individually for collectability. In establishing an allowance for credit losses, the Company use reasonable and supportable information, which is based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. Loss-rate approach is based on the historical loss rates and expectations of future conditions. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

Deferred listing costs

Deferred listing costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the initial public Offering (“IPO”) of the Company’s ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

F-32

●	Level 1—defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2—defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instrument include cash and cash equivalents, accounts receivable, contract assets, loan receivable – related party, due (to) from related parties, deposit and other receivable, accounts payables, loan payable – related party, accrued expenses and other current liabilities, bank loans , dividend payable and lease liabilities. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the period end as the interest rates used to discount the host contracts approximate market rates. The carrying amount of the long-term bank loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2023.

Property, Plant and Equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Major modifications or refurbishments which extend the useful life of the assets are capitalized and depreciated over the adjusted remaining useful life of the assets.

The Property, plant and equipment is calculated using the straight-line method over their estimated useful lives, as follows:

Owned assets	Useful lives

Leasehold improvements	Over shorter of the lease term and the remaining useful life
Plant and machinery	40 months
Computer and equipment	40 months
Furniture and fixtures	40 months
Motor vehicles	40 months

F-33

The useful lives of the assets are reviewed, and adjusted if appropriate, at the end of each reporting period.

Upon retirements or disposition of property, plant and equipment, the cost and related accumulated depreciation are removed any resulting gain or loss is recognized in unaudited condensed statements of income and comprehensive income. The cost of maintenance and repairs is charged to expenses as incurred.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized for the six months ended March 31, 2023 and 2022.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of October 1, 2020 under the modified retrospective approach and elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: the Company elected to apply the package of practical expedients for existing arrangements entered into prior to October 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842.

For any new or modified lease, the Company determines whether a contract is or contains a lease at the inception of the contract. The Company records right-of-use (“ROU”) assets and lease obligations for its finance and operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. For the classes of buildings, the Company has elected to not separate lease from non-lease components. For leases in which the lease and non-lease components have been combined, the non-lease components include expenses such as common area maintenance, utilities, and repairs and maintenance.

F-34

Contract Assets and Contract Liabilities

Contract assets represent estimated amounts for which the Company has the right to consideration for the services provided while a shipment is still in-transit but for which it has not yet completed the performance obligation and has not yet invoiced the customer.

Upon completion of the performance obligations, which can vary in duration based upon the method of transport and billing the customer, these amounts become classified within accounts receivable. Contract assets were US$ Nil and US$56,200 as of March 31, 2023 and September 30, 2022, respectively.

Contract liabilities consist of payment received from customers in excess of revenue recognized. Contract liabilities will be recognized as revenue when promised services are provided. Contract liabilities were US$ Nil and US$ Nil at March 31, 2023 and September 30, 2022, respectively.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Revenue Recognition

The Company’s revenues are primarily from transportation services, which includes providing for the arrangement of freight, both domestically and internationally, through modes of transportations such as air freight, ocean freight. The Company generates its transportation services revenue by purchasing transportation from direct carriers and reselling those services to its customers.

In general, each shipment transaction or service order constitutes a separate contract with the customer. A performance obligation is created once a customer agreement with an agreed upon transaction price exists. The transaction price is typically fixed and not contingent upon the occurrence or non-occurrence of any other event. The transaction price is generally due within 1 year from the date of invoice. The Company’s transportation transactions provide for the arrangement of the movement of freight to a customer’s destination. The transportation services, including certain ancillary services, such as warehousing and distribution, that is provided to the customer over time. These performance obligations are satisfied and recognized in revenue upon the transfer of control of the services over the requisite transit period as the customer’s goods move from origin to destination. The Company determines the period to recognize revenue in transit based upon the departure date and the delivery date, which may be estimated if delivery has not occurred as of the reporting date. Determination of the transit period and the percentage of completion of the shipment as of the reporting date requires management to make judgments that affect the timing of revenue recognition. The Company has determined that revenue recognition over the transit period provides a reasonable estimate of the transfer of services to its customers as it depicts the pattern of the Company’s performance under the contracts with its customers.

F-35

The Company also provides other services such as warehousing and distribution, X-ray, gate charge and palletization services for its customers under contracts generally ranging from a few months to one year and include renewal provisions.

Warehousing and distribution logistics services contracts provide for warehousing of the customer’s product and arrangement of transportation of the customer’s product. The Company’s performance obligations are satisfied over time as the customers simultaneously receive and consume the services provided by the Company as it performs. The transaction price is based on the consideration specified in the contract with the customer and contains fixed consideration. The revenue is recognized in the amount for which the Company has the right to invoice the customer, as this amount corresponds directly with the value provided to the customer for the Company’s performance completed to date.

The Company provides X-ray, gate charge and palletization services which sell on a standalone basis as a single performance obligation. The Company recognizes revenue from this performance obligation at a point in time, which is the completion of the services.

The Company applies the practical expedient in Topic 606 that permits the Company to not disclose the aggregate amount of transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts have an expected length of one year or less. The Company also applies the practical expedient in Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of sales. The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. The Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process and assuming the risk of loss for delivery and collection. Such transportation services revenue is presented on a gross basis in the statement of comprehensive income.

A summary of the Company’s gross revenues disaggregated by major service lines and timing of revenue recognition for the six months ended March 31, 2023 and 2022, respectively, are as follow:

	For six months ended March 31,
	2022	2023
	US$	US$
Air freight forwarding services	40,988,073	18,433,623
Ocean freight forwarding services	521,291	140,367
Other services	999,613	901,761

Total	42,508,977	19,475,751

Timing of revenue recognition:
Services transferred over time	42,124,609	19,158,295
Services transferred at a point in time	384,368	317,456

Total	42,508,977	19,475,751

F-36

Cost of sales

Cost of sales consists primarily of cargo space charged by airlines, shipping liners or other freight forwarders and ancillary logistics services fee including costs of security, local handling and x-ray screening and warehouse services.

General and Administrative Expenses

General and administrative expenses include management and office salaries and employee benefits, depreciation for office facility and office equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for unaudited condensed financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions for the six months period ended March 31, 2023 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

F-37

Comprehensive Income

Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. No accumulated comprehensive income was recognized during the six months ended March 31, 2023 and 2022.

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease and finance lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

F-38

Certain Risks

In the event that there is border control in respect of shipments or shutdown of the airports/ports imposed by local government or governments of foreign countries, our operation will be materially disrupted. The above adverse impacts, especially if they materialize and persist for a substantial period, may significantly and adversely affect our business operation and financial performance. The directors of the Company will keep continuous attention on monitoring the latest announcement of the governments of different countries.

Foreign currency risk

The Company has minimal exposure to foreign currency risk as most of its transactions, assets and liabilities are principally denominated the functional currency of the entity to which they are related. The Company currently does not have a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Company will monitor its foreign currency exposure closely and will consider hedging significant foreign currency exposure should the need arise.

Interest Rate Risk

The Company is exposed to interest rate risk primarily relates to the variable-rate bank loans and is mainly concentrated on the fluctuation of Hong Kong Prime Rate arising from the Company’s bank loans. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

Credit Risk

The carrying amounts of the cash and bank balances, trade receivables and other receivables included in the unaudited condensed balance sheet represent the Company’s maximum exposure to credit risk in relation to the Company’s financial assets.

The Company has no significant concentrations of credit risk.

It has polices in place to ensure that sales are made to customers with an appropriate credit history.

The credit risk on cash and bank balances is limited because the counterparties are banks with high credit-rating assigned by international credit-rating agencies.

F-39

The Company considers whether there has been a significant increase in credit risk of financial assets on an ongoing basis throughout each reporting period by comparing the risk of a default occurring as at the reporting date with the risk of default as at the date of initial recognition. It considers available reasonable and supportive forwarding looking information.

Government grant

Government grant received by the Company consist of unrestricted grant which are received on an unsolicited and unconditional basis to support the growth of the Company and do not relate to the Company’s operating activities. Unrestricted grant is classified as non-operating income and recorded in other income on the unaudited condensed consolidated statements of income and comprehensive income upon receipt.

For the six months ended March 31, 2023 and 2022, government grants in the amounts of US$21,732 and US$42,173 were recognized as other income in the unaudited condensed consolidated statements of income and comprehensive income, respectively.

Recently Issued Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

3. CONCENTRATION OF REVENUES AND COST OF GOODS SOLD

Information about major customers by revenue

	For the six months ended March 31,
	2022		2023
	US$		US$
Customer A	4,426,880	10.41%	2,849,957	14.63%
Customer B	6,217,448	14.63%	1,036,079	5.32%

F-40

Information about major customers by accounts receivable, net

	As of September 30, 2022		As of March 31, 2023
	US$		US$
Customer A	4,469,388	40.38%	5,504,386	48.92%
Customer B	137,413	1.22%	128,479	1.16%
Customer C	1,270,281	11.51%	1,048,387	9.32%

Information about major suppliers by cost of services

	For the six months ended March 31,
	2022		2023
	US$		US$
Supplier A	6,873,607	20.52%	4,732,175	26.96%
Supplier B	19,790	0.06%	1,992,203	11.35%

Information about major suppliers by account payable

	As of September 30,		As of March 31,
	2022		2023
	US$		US$
Supplier A	2,008,754	44.74%	1,242,410	35.64%
Supplier E	307,298	6.84%	460,681	13.21%
Supplier C	539,858	12.02%	132,686	3.81%
Supplier D	728,469	16.22%	229,629	6.59%

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Accounts receivable	11,032,174	11,251,547
Less: allowance for credit loss	(369,018)	(318,452)

Accounts receivable, net	10,663,156	10,933,095

F-41

The movements in the allowance for credit loss for the year ended September 30, 2022 and the six months ended March 31, 2023 were as follows:

	For the year ended September 30,	For the six months ended March 31,
	2022	2023
	US$	US$
Balance at beginning of the year	369,018	369,018
Deduction	-	(50,566)

Balance at end of the year	369,018	318,452

5. DEPOSITS AND OTHER RECEIVABLES

Deposits and other receivables mainly consist of office rental deposits, utility deposits, cargo deposits and amount due from a third party:

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Deposits	426,845	355,195
Other receivables	572,646	1,154
Prepayments	-	3,237
	999,491	359,586

6. LEASES

(a) Finance leases

The Company has entered into finance lease obligations with principal amount of approximately USD205,523.

(b) Operating leases

The Company leases office, warehouse and car park spaces for varying periods in Hong Kong. As the majority of the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The Company’s lease agreements do not contain any material guarantees or restrictive covenants. The Company does not have any sublease activities. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the Condensed Balance Sheets. For purposes of calculating lease liabilities for such leases, the Company have combined lease and non-lease components.

F-42

The components of lease expenses are as follows:

	For the six months ended March 31,
	2022	2023
	US$	US$
Operating lease expense	609,183	609,183
Finance lease expense:
Amortization of right-of-use assets	20,576	20,570
Interest of lease liabilities	4,552	3,610
Total finance lease expense	25,128	24,180

The components of finance lease are as follows:

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Finance lease
Right-of-use assets, costs	205,523	205,523
Accumulated amortization	(65,082)	(85,653)
Right-of-use assets, net	140,441	119,870

The components of operating lease are as follows:

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Operating lease
Right-of-use assets, costs	4,707,764	4,707,764
Accumulated amortization	(2,076,641)	(2,624,062)
Right-of-use assets, net	2,631,123	2,083,702

Other information about the Company’s leases is as follows:

	For the six months ended March 31,
	2022	2023
	US$	US$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used in operating leases	614,693	610,975
Operating cash flows used in finance leases	4,552	3,610
Financing cash flows used in finance leases	17,602	19,398
Right-of-use assets obtained in exchange for new operating lease liabilities	2,729,907	-
Weighted-average remaining lease term - operating	2.83 years	1.85 years
Weighted-average remaining lease term-finance	3.92 years	2.92 years
Weighted average discount rate - operating	5.13%	5.13%
Weighted average discount rate-finance	5.13%	5.13%

F-43

The following is a maturity analysis of the annual undiscounted cash flows for lease liabilities as of March 31, 2023:

	Operating leases	Finance leases	Total
	USD	USD	USD

Period ending March 31,
2024	1,184,935	51,852	1,236,787
2025	988,047	47,863	1,035,910
2026 and thereafter	-	43,874	43,874
Total undiscounted lease payments	2,172,982	143,589	2,316,571
Less: imputed interest	(104,383)	(10,205)	(114,588)
Lease liabilities recognized in the Unaudited condensed Balance Sheet	2,068,599	133,384	2,201,983
Less: lease liabilities – current portion	(1,104,284)	(46,185)	(1,150,469)
Lease liabilities – non-current portion	964,315	87,199	1,051,514

7. PROPERTY, PLANT AND EQUIPMENT

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Leasehold improvement	801,158	801,158
Plant and machinery	5115	5,115
Office equipment	179,144	179,144
Furniture & fixtures	94,083	94,083
Motor vehicle	273,242	273,242

Property, plant and equipment	1,352,742	1,352,742
Less: accumulated depreciation and amortization	(953,059)	(1,048,465)

Property, plant and equipment, net	399,683	304,277

Depreciation expenses recognized for the six months ended March 31, 2023 and 2022 were US$95,407 and US$106,539 respectively.

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8. BANK OVERDRAFT

 The Company has the use of a bank overdraft facility during the six months ended March 31, 2023. The bank overdraft limit is $1,153,846 (HK$9,000,000), and interest is charged at 6.125% per annum.

As of September 30, 2022 and March 31, 2023, US$0 and US$575,527 respectively were drawn down under the facility.

9. BANK LOANS

The bank loans consisted of the following at March 31, 2023:

Bank Name	Type	Principal Amount	Outstanding Amount	Outstanding Amount	Issuance Date	Expiration Date	Interest
		HKD	HKD	USD

Bank of Comm	Instalment loan	8,000,000	-	-	2018-01-26	2023-01-25	BLR-2.0%
Bank of Comm	Revolving loan	7,000,000	7,000,000	897,436	2019-03-28	-	BLR-1.5%
Bank of Comm	Revolving loan	3,000,000	3,000,000	384,615	2020-04-09	-	BLR-1.5%
Bank of Comm	Instalment loan	4,000,000	461,420	59,154	2020-07-22	2023-07-21	HKMC Prime Rate -2.5%
			10,461,420	1,341,205

Note: This bank loan was fully settled in accordance to the repayment schedule and no renewal subsequently.

Note: Bank of Comm = Bank of Communications (Hong Kong) Limited

During each of the six months ended March 31, 2023 and 2022, the bank loans bear interest rate ranging from 2.750% to 3.75% per annum respectively.

As at March 31, 2023 and 2022 the bank loans were secured by (i) personal guarantees given by the controlling shareholder and director – Mr. Lam, (ii) joint guarantees given by the controlling shareholder and director – Mr. Lam and the shareholder and director – Mr. Ngan, (iii) joint guarantees given by the controlling shareholder and director – Mr. Lam and Assistant to the Director – Ms. Fung, (iv) all monies Second Legal Mortgage on a property owned by Mr. Lam and (v) guarantees given by The Hong Kong Mortgage Corporation Limited or its wholly-owned subsidiary, HKMC Insurance Limited.

F-45

The following are the matures of the above borrowings as of March 31, 2023:

Years ending March 31,	Amount US$
2024	1,343,351
2025	-
2026 and thereafter	-
Total undiscounted borrowings	1,343,351
Less: imputed interest	(2,146)
Borrowings recognized in the Unaudited condensed Balance Sheet	1,341,205
Less: the current portion	(1,341,205)
Non-current portion	-

During the six months ended March 31, 2023 and 2022, interest expense related to these credit facilities was US$28,709 and US$31,749 respectively.

10. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Accrued consulting fee	-	300,000
Other payables	76,055	52,751
	76,055	352,751

11. CONTRACT ASSETS

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Contract ASSETS:
Revenue recognized in excess of amounts paid or payable (contracts receivable) to the company on uncompleted contracts (contract asset)	61,280	-
Less: allowance for credit loss	(5,080)	-
Contract assets, net	56,200	-

F-46

12. INCOME TAXES

Pursuant to the current rules and regulations, the BVI currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. Therefore, the Company is not subject to any income tax in the BVI.

The Company is subject to Hong Kong profits tax at a rate of 16.5% on their taxable income generated from operations in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.25% for assessable profits on the first HKD2 million and 16.5% for any assessable profits in excess of HKD2 million.

Composition of income tax expenses

The following table sets forth current and deferred portion of income tax expenses:

	Six months ended March 31,
	2022	2023
	US$	US$
Current income tax expenses	1,146,300	49,810
Deferred income tax (recovery) expense	9,887	(9,555)
Income tax expense	1,156,187	40,255

Reconciliation between the income tax expenses computed by applying the Hong Kong enterprise tax rate to income before income taxes and actual provision were as follows:

	Six months ended March 31,
	2022	2023
	US$	US$
Income before income tax	7,290,287	441,889
Tax expenses at the BVI statutory income tax rate	-	-

Tax effect of rate differences in various jurisdictions	1,202,898	72,912
Tax effect of non-taxable income	(18,985)	(3,629)
Tax effect of depreciation allowance	(9,576)	(7,105)
Tax effect of non-deductible expenditure	(5,601)	9,955
Deferred income tax expense	9,887	(9,555)
Additional tax reduction related to two tiered profits tax regime	(22,436)	(22,323)

Income tax expense	1,156,187	40,255

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The significant components of the Company’s deferred tax assets are as follows:

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Deferred tax assets:
Provision of credit loss	61,726	52,544
Property, plant and equipment	54,781	73,519
Total deferred tax assets	116,507	126,063

As of March 31, 2023 and September 30, 2022, the Company had no unrecognized tax benefit.

13. SHAREHOLDERS’ EQUITY

Ordinary shares

We were incorporated as a BVI business company under the laws of the BVI on April 24, 2019. At incorporation, we were authorized to issue a maximum of 50,000 shares consisting of 50,000 Ordinary Shares with no par value per share. By the adoption of an amended memorandum of association dated April 11, 2023, the Company’s authorized share capital was increased to 2,000,000,000 Ordinary Shares, following a further amendment of the memorandum of association dated June 19, 2023 the total authorized share capital of the Company was reduced to 100,000,000. As of the date of this prospectus, we are authorized to issue a maximum of 100,000,000 shares consisting of either Ordinary Shares or preferred shares with no par value per share. As of the date of this prospectus, there were 20,000,000 Ordinary Shares issued and outstanding.

Additional paid-in capital

As of March 31, 2023 and 2022, the additional paid-in capital of the Company was US$153,647.

14. REVENUE AND SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Mr. Ching Shun Ngan, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

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Based on the management’s assessment, the Company determined that it has only one operating segment which is the provision of forwarding services and therefore one reportable segment as defined by ASC 280. For the six months ended March 31, 2023 and 2022, revenue and assets within Hong Kong contributed over 90% of the Company’s total revenue and assets. The single segment represents the Company’s core business of providing (i) air freight forwarding services; (ii) ocean freight forwarding services; and (iii) other services to its customers in Hong Kong. Our other services include warehousing and distribution, X-ray, gate charge and palletization.

The following table presents revenue by major revenue type for the six months ended March 31, 2023 and 2022, respectively:

	Six months ended March 31,
	2022	2023
	US$	US$
Air freight forwarding services	40,988,073	18,433,623
Ocean freight forwarding services	521,291	140,367
Other services	999,613	901,761

Total	42,508,977	19,475,751

The following table presents revenue by timing of revenue recognition for the six months ended March 31, 2023 and 2022, respectively:

	Six months ended March 31,
	2022	2023
	US$	US$
Timing of Revenue Recognition
Services transferred over time	42,124,609	19,158,295
Services transferred at a point in time	384,368	317,456

Total	42,508,977	19,475,751

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15. OTHER INCOME

	Six months ended March 31,
	2022	2023
	US$	US$
Government grants	42,173	21,732
Interest income	5	296
Miscellaneous income	-	6,811

	42,178	28,839

16. GENERAL AND ADMINISTRATIVE EXPENSES

The following table sets forth the breakdown of our general and administrative expenses for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023
	US$	US$

Professional expense	16,981	4,615
Depreciation expense	233,523	222,392
Payroll expense	1,363,943	1,103,353
Staff welfare	8,131	6,459
Insurance expense	4,548	4,572
Electricity & water	8,673	7,543
Motor expense	37,555	33,294
Sundry expenses	45,920	19,583
Travel expense and entertainment	58,612	28,086
Bank charges	5,706	3,948
Allowance for (reversal of) expected credit loss	(150,282)	(55,646)
Office expense	43,943	39,276
Computer accessories	26,389	36,836
Repairs and maintenance	18,889	7,731
Exchange difference	3,703	4,815

	1,726,234	1,466,857

F-50

17. DIVIDENDS

During the six months ended March 31, 2023, the Company approved and declared a dividend of HK$55,000,000 (equivalent to US$7,051,282). Certain shareholders were agreed to waive the right to receive the declared dividends amounted of US$1,057,692, and US$5,360,654 declared dividend has been offset against due from to its then shareholders immediately. The remaining balance of US$632,936 was recorded in dividend payable as of March 31, 2023. Dividend remained unpaid will be settled and paid to the relevant shareholders by cash before the closing of the offering.

18. RELATED PARTY TRANSACTIONS

	As of September 30,	As of March 31,
	2022	2023
	US$	US$
Loan advance to related party
Sin Yuk Hung (shareholder)	-	218,035
Loan received from related party
Asia International Securities Exchange Co., Limited (shareholder)	-	318,347
Due (to) from related parties
Lam Shing Kwan Henry (former executive officer)	2,920,495	(317)
Ngan Ching Shun (executive officer)	1,660,674	(180)
Ng Yi To Peter (director)	572,646	(63)

	5,153,815	(560)

Due from related parties are advances to related parties and offset against dividend payable. The advances are unsecured, non-interest bearing and due on demand. The Company has not recorded any imputed interest expense for the six months ended March 31, 2023 and 2022.

On December 1, 2022, the Company entered into facility letter with a shareholder, Sin Yuk Hung to offer facility of up to HK$2 million ($256,410) being made available to the shareholder for overdraft. Drawdown can be in different tranches approved by the Company and repaid at any time with one month’s notice. This loan bears an annual interest at a rate of 2.8% on the outstanding amount from drawdown tranche until repayment.

On December 22, 2022, the Company entered into a loan and sale and purchase agreement (the “Agreement”) with Ngan Ching Shun and Asia International Securities Exchange Co., Ltd (“AISE”). As part of the Agreement, AISE agreed to lend the Company up to the amount of $2 million in order to finance for payment of the expenses of the proposed IPO. This loan is interest free and payable in full within 5 business days from the first trading date of the Company.

19. CONTINGENCIES

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2023 and September 30, 2022 and through the issuance date of these consolidated financial statements.

20. SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2023, up through the date that these unaudited condensed consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these unaudited condensed consolidated financial statements.

Shares split

By a conditional resolution of the directors dated March 24, 2023, which became effective on April 11, 2023, the Company conducted a 2,000 for 1 forward-split of its, as of the date therein, issued and outstanding shares resulting in 20,000,000 Ordinary shares to be issued and outstanding as of the date of the prospectus. As the Ordinary Shares are of no par value, the post-split shares are of the same denomination and the split has not altered the capitalization of the Company. The share capital of the Company has been presented on a retroactive basis to reflect the shares split.

Renew of lease agreement

On May 2, 2023, the Company entered into a 2-years lease agreement for lease extension commencing on July 1, 2023. The lease extension is for the car parking spaces where the Company is currently located in Kwun Tong, Hong Kong. The term of the new lease expires on June 30, 2025 and requires monthly lease payments of approximately $1,308.

F-51

2,500,000 Ordinary Shares

NEW CENTURY LOGISTICS (BVI) LIMITED

Preliminary Prospectus

dated [  ], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have not issued any securities which were not registered under the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description
1.1++	Form of Underwriting Agreement
3.1++	Memorandum and Articles of Association, dated April 24, 2019.
4.1++	Specimen Certificate for Ordinary Shares
4.2++	Form of Underwriter’s Warrant
5.1++	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1++	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1++	Master Agreement, as between the Company and Well King, dated October 16, 2019
10.2++	Tenancy Agreement, dated June 22, 2021, as between True Concent Development Limited and New Century Logistics Company Limited
10.3++	Loan and Sale Purchase Agreement, dated December 22, 2022, as between NCL Logistics and AISE
10.4++	Licensing Agreement, dated March 6, 2023, as between NCL (HK) and Well King Transportation Limited
10.5++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated January 18, 2018
10.6++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated March 18, 2019
10.7++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated April 9, 2020
10.8++	Loan Agreement with Bank of Communications (Hong Kong) Limited, dated June 3, 2020
21.1++	List of Subsidiaries
23.1	Consent of ZH CPA, LLC, Independent Registered Public Accounting Firm
23.2++	Opinion of KS Ng Law Office regarding certain Hong Kong Legal Matters
23.3++	Consent of Yuan Tai Law Offices
24.1++	Power of Attorney
99.1++	Code of Business Conduct and Ethics of the Registrant
99.2++	Consent of Kwong Sang Liu to be named as a director nominee
99.3++	Consent of Jay S.L.Ma to be named as a director nominee
99.4++	Consent of Kwok Wan Lee to be named as a director nominee
99.5++	Audit Committee Charter
99.6++	Nominating and Corporate Governance Committee Charter
99.7++	Compensation Committee Charter
99.8++	Frost & Sullivan Industry Report
99.9++	Consent of Frost & Sullivan
107++	Filing Fee Table

++	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 11, 2023.

New Century Logistics (BVI) Limited

By:	/s/ Ngan Ching Shun
Ngan Ching Shun
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ngan Ching Shun	Chief Executive Officer, Chairman of the Board	December 11, 2023
Ngan Ching Shun	(Principal Executive Officer)

/s/ *	Chief Financial	December 11, 2023
Cheuk Ho Chan	(Principal Accounting and Financial Officer)

/s/ *	Director	December 11, 2023
Ng Yi To Peter

*   Signed by Ngan Ching Shun pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on October 10, 2023.

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE, on December 11, 2023.

U.S. Authorized Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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